November 15, 1999

Mr. Todd Schiffman
Associate Director
United States Securities
and Exchange Commission
Washington, D.C. 20549

     Re:   Vision Bancshares, Inc.
           Form SB-2, Filed September 28, 1999
           File No. 333-88073

Dear Mr. Schiffman:

     We have received your letter dated October 28, 1999, containing comments on the above referenced Form SB-2. Set forth below are the responses of Vision Bancshares, Inc. to those comments. The responses are numbered according to the numbering sequence in your October 28, 1999 letter, but the text of your comments has not been repeated. References to page numbers of the amended filing refer to the page numbers of the hard copy which is being filed as a courtesy copy with your office.

General

     1. Terms such as "Registration Statement" and "Prospectus" have not been capitalized in the amended filing.

     2. The term "Company" has been dropped from the amended filing and the registrant is referred to as "Vision Bancshares."
Similarly, the Bank is referred to as "Vision Bank."

     3. Terms such as the "Securities and Exchange Commission," the "Federal Deposit Insurance Corporation," and the names of other regulatory bodies have not been defined in the document. Rather, they are referred to either by their full name or by an appropriate short-hand version such as "SEC" or "Federal Reserve Board."

     4. The repetitive material noted in your comment has been deleted as has certain other items that may have been repetitive such as a textual description of executive compensation that was redundant with the table on page 41 that followed it.

Outside Front Cover Page of Prospectus

     5. The cross-reference to the risk factors has been highlighted by bold type.

     6.  The requested revision has been made.

     7. The latest possible extension date for the filing has been made as indicated on pages 1 and 10.

Outside Back Cover Pages of Prospectus

     8. The table of contents has been moved to the outside back cover page of the prospectus, and the dealer prospectus delivery statement in accordance with Item 502 of Regulation S-B has been added.

Prospectus Summary - page 3

     9. The date for commencement of operations at page 2 has been updated.

    10. The discussion regarding regulatory approvals has been revised and placed under a separate caption on page 2. A "Use of Proceeds" heading has been added on page 3 for the summary paragraphs on use of proceeds.

    11. The "risk factor" summary section has been deleted in accordance with your comment.

    12. The language "among other things" referenced in your comment has been deleted as unnecessary.

Risk Factors - page 5

    13. The last sentence referred to under the risk factor that begins "We are a new business enterprise . . . " on page 5 has been revised. We do not believe that sentence is a separate risk factor, but the revision is intended to clarify its appropriateness for that risk factor section.

     In addition, the risk factor referenced in your comment number 13 under the heading "financial estimates are based on assumptions
 . . . " has been deleted inasmuch as there are very limited financial estimates given in the prospectus. Accordingly, this does not appear to be a material risk. However, a new caption on page 9 has been added for the second paragraph under that heading referenced in your comment number 13.

    14.  The captions referenced in your comment 14 have been
revised.   In addition, other captions have also been revised in
response to your comment.

    15. This risk factor on page 5 has been revised in accordance with your comment.

    16. The heading referenced in this comment has been revised on page 6 in accordance with your comment.

    17. This risk factor has been eliminated. Please see the response to comment number 13 above.

    18.  An additional risk factor has been added on page 9.

    19.  An additional risk factor has been added on page 9.

Terms of the Offering - page 8

    20.  The escrow agent has been named on page 11.

Use of Proceeds - page 9

    21. The table on page 12 has been revised and additional revisions to the text following the table have been made.

     In addition, a risk factor on page 7 has been added relating to management discretion over the use of proceeds.

    22.  Additional disclosure has been made on pages 12-13.

Management's Discussion and Analysis of Financial Condition and
Plan of Operations - page 12

    23. A revision has been made on page 17 in response to this comment.



Other Assumptions - page 22

    24. The paragraph under this heading has been deleted as superfluous.

Business of the Bank - Proposed Loan and Deposit Services - page 23

    25.  Additional disclosure has been added to pages 31-33.

    26.  Additional disclosure has been added on pages 31.

Certain Relationships and Related Transactions - page 30

    27.  Additional disclosure has been made on page 43.

Change in Control Provisions - page 32

    28. Clarifying language on page 46 has been added in response to this comment.

Notes to Financial - page 46

    29. A revision to footnote 6 has been made in response to this comment.

Part II - Item 28.  Undertakings - page II-2

    30.  The undertaking required by Item 512(a) has been added to
Item 28.

Exhibits - page II-5

    31. Revisions to the exhibit index and exhibits have been made.

    32.  Revisions have been made to Exhibit 21.



Other

    33. The registrant is aware of the age of the financial statement requirements.

    34. Manually signed and updated accountants' consents have been included at Exhibit 23.1.

     We would be happy to answer any questions or respond to further comments you may have.

                              Sincerely,
                              /s/ Michael D. Waters
                              _____________________
                              Michael D. Waters

MDW/trh

cc:   Ms. Sonia Lee, Esquire
      Mr. J. Daniel Sizemore

As Filed with the Securities and Exchange Commission on November 16, 1999

                                               Registration No. 333-88073
_________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                             AMENDMENT NO. 1
                                   TO
                                FORM SB-2

                           REGISTRATION STATEMENT
                                  UNDER THE
                           SECURITIES ACT OF 1933

                           VISION BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)

      Alabama                            6711                 63-1230752
(State of incorporation or   (Primary Standard Industrial  (I.R.S. Employer
organization)                Classification Code Number)   Identification No.)

                            224 West 19th Avenue
                                 Building E
                         Gulf Shores, Alabama 36542
                               (334) 967-4212
  (Address and Telephone Number of Registrant's Principal Executive Offices)

                            2201 West 1st Street
                         Gulf Shores, Alabama 36542
(Address of Principal Place of Business or Intended Principal Place of Business)

                                                    with copies to:

J. Daniel Sizemore                                  Michael D. Walters
224 West 19th Avenue                                Blach & Bingham LLP
Building E                                          2 Dexter Avenue
Gulf Shores, Alabama 36542                          Montgomery, Alabama 36104
(334) 967-4212                                      (334) 834-6500

(Name, Address and Telephone Number
of Agent for Service of Process)


Approximate date of commencement   As soon as practicable following the
of proposed sale to the public:    effective date of this Registration
                                   Statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________________________________________

     If this form is a post-effective amendment filed pursuant to
Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
______________________________________________________________________

     If this form is a post-effective amendment filed pursuant to
Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
______________________________________________________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] ___________________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We are not allowed to sell these securities until the registration statement that we have filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(Preliminary Prospectus Dated November 16, 1999; Subject to Completion.)

                     Vision Bancshares, Inc.
                1,000,000 Shares of Common Stock
               Purchase Price of $10.00 per Share

     This prospectus describes an offer by Vision Bancshares, Inc. of shares of its common stock at a purchase price of $10 per share. Vision Bancshares is being organized as a bank holding company for Vision Bank in Gulf Shores, Alabama. Vision Bank is also being organized as a new bank. Thus, your purchase of the shares will represent an investment in a start-up banking venture.

     SEE "RISK FACTORS" AT PAGE 5 FOR A DISCUSSION OF THE MATERIAL RISKS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST.

Offering Price Per                 Minimum Proceeds to Vision Bancshares
Share.................$10.00       if 800,000 shares are sold...$8.0 million

Selling Discounts or               Maximum Proceeds to Vision Bancshares
Commissions......... $     0       if 1,000,000 shares are sold....$10 million

     No public market currently exists for our shares and no public market is expected to develop. The offering price may not reflect the value of our shares after the offering.

     Our address and telephone number are: 2201 West 1st Street, Gulf Shores, Alabama 36542; (334) 967-4212.

     The minimum purchase per purchaser is 100 shares and the maximum purchase allowed is 25,000 shares. Funds will be placed in an escrow account with an unaffiliated bank until the minimum of 800,000 shares has been sold. The offering will terminate no later than March 31, 2000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The shares offered by this prospectus are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

      The date of this prospectus is _______________, 1999

                     VISION BANCSHARES, INC.
                1,000,000 SHARES OF COMMON STOCK

                       TABLE OF CONTENTS

                                                             Page
Summary . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . .   5

Terms of Offering . . . . . . . . . . . . . . . . . . . . . . 10

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . 12

Pro Forma Capitalization . . . . . . . . . . . . . . . . . .  13

Business of Vision Bank . . . . . . . . . . . . . . . . . .   14

Supervision and Regulation . . . . . . . . . . . . . . . . .  33

Directors and Officers . . . . . . . . . . . . . . . . . . .  37

Security Ownership of Management and
   Principal Security Holders . . . . . . . . . . . . . . . . 47

Description of Capital Stock . . . . . . . . . . . . . . . .  49

Marketability of Securities . . . . . . . . . . . . . . . . . 51

Dividend Policy . . . . . . . . . . . . . . . . . . . . . . . 52

Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . 52

Financial Report to Shareholders . . . . . . . . . . . . . .  53

Index to Financial Statements . . . . . . . . . . . . . . .  F-1

     YOU SHOULD RELY ON INFORMATION CONTAINED IN THIS DOCUMENT OR
INFORMATION THAT WE HAVE REFERRED TO YOU. WE HAVE NOT AUTHORIZED
ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

     Until ________________, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    SUMMARY

     The following gives you a brief description of some matters that are more fully described in other parts of this prospectus.
You should read this prospectus in full before deciding to invest in the shares.


Vision Bancshares. . . . . Vision Bancshares is an Alabama corporation formed in
                           1999 to be a bank holding company for Vision Bank.

                           Vision Bancshares will file reports with the Securities and Exchange Commission for fiscal year 1999. After December 31, 1999, Vision Bancshares will be required to file such reports for a fiscal year only if it has 300 or more shareholders at the beginning of such fiscal year.

Vision Bank. . . . . . . . We expect Vision Bank to commence operations in
                           January, 2000. Vision Bank will operate as a community bank, emphasizing prompt personalized customer service to individuals and businesses located in Baldwin County, Alabama. We plan to offer a broad array of competitively priced products and services including:

                           *     demand deposits
                           *     regular savings accounts
                           *     money market deposits
                           *     certificates of deposit
                           *     individual retirement accounts
                           *     safe-deposit boxes and
                           *     commercial, consumer and personal loans

                           J. Daniel Sizemore will serve as chairman and chief executive officer of Vision Bank. Mr. Sizemore has 20 years of banking experience.

Regulatory Approvals. . .  The directors of Vision Bancshares and Vision Bank consist of 15
                           persons.  The organizers of Vision
                           Bank, which consist of 14 of these
                           15 persons, have made or will make
                           the following regulatory
                           applications to:

                           *    the Alabama Banking Department to
                                organize and incorporate Vision Bank
                                under Alabama law;

                           *    the Federal Deposit Insurance
                                Corporation to become an insured bank
                                under the Federal Deposit Insurance Act;
                                and

                           *    the Board of Governors of the Federal
                                Reserve System for permission for Vision
                                Bancshares to become a bank holding
                                company under federal law.

                           Issuance of the shares offered by this
                           prospectus are subject to all of these
                           regulatory approvals.

The Offering. . . . . . .  Shares to be Sold. Vision Bancshares is
                           offering a minimum of 800,000 shares of its common stock, $1.00 par value per share, at a price of $10.00 per share. The directors of Vision Bancshares intend to acquire an aggregate of at least 422,700 shares at an aggregate price of $4,277,000 in the offering.

                           Use of Proceeds. If the minimum number of shares are sold, Vision Bancshares will receive proceeds of $8,000,000, before payment of expenses of the offering. We estimate expenses to be $70,980.

                           Vision Bancshares will invest $7,500,000 of
                           the total minimum proceeds as capital in
                           Vision Bank.   Vision Bancshares will retain
                           approximately $500,000 as working capital for Vision Bancshares, before deducting expenses associated with the offering.

                           Increase in Shares. At any time prior to termination of the offering, Vision Bancshares may, at its discretion, increase this offering by any amount up to an additional 200,000 shares. An increase could bring the total maximum number of shares sold in this offering to 1,000,000 shares representing $10,000,000 of total proceeds. The additional proceeds of up to $2,000,000 will be retained by Vision Bancshares for working capital, but could be invested in Vision Bank, if needed.

                           Purchase Limits. There is a minimum purchase of 100 shares in the offer representing a minimum purchase price of $1,000. No person may purchase more than 25,000 shares, except that this limit does not apply to the proposed directors. Vision Bancshares may reject subscriptions for shares for any reason. The offering will terminate upon the earlier to occur of (i) Vision Bancshares's receipt of a number of subscriptions that Vision Bancshares deems sufficient, assuming subscriptions for at least 800,000 shares have been received; (ii) cancellation of the offering by Vision Bancshares; or (iii) March 31, 2000.

                           Commissions. J. Daniel Sizemore is acting as agent for Vision Bancshares in the offering. Mr. Sizemore will not be paid any direct or indirect remuneration for soliciting any purchaser of shares. Vision Bancshares has not hired a securities broker-dealer or underwriter to sell the shares and does not plan to do so.

                           Other Terms. Vision Bancshares may decline any subscription, and cancel accepted subscriptions, until all required regulatory approvals have been received. Vision Bancshares will issue the shares that have been properly subscribed, paid for and accepted promptly after the receipt of all required regulatory approvals.

                           Escrow. Subscription funds will be placed in escrow with an unaffiliated bank until the minimum number of shares has been sold.

Cautionary Statement
About Forward-Looking
Statements. . . . . . . .  This prospectus uses certain forward-looking statements about the financial projections, proposed operations and business of Vision Bancshares. The words "estimate," "project," "intend," "anticipate," "expect," "believe" and similar expressions identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Those factors are risks associated with starting a new business, a potential delay in beginning operations, our dependence on our directors and key personnel, the potential adverse effect of competition, interest rate risks, the potential adverse effect of unpredictable economic conditions, potential limitations on growth resulting from low lending limits, risks associated with the year 2000 and other factors discussed under "Risk Factors" at page 5.


                                 RISK FACTORS

     Any investment you make in the shares offered by this prospectus will carry a number of risks. In addition to the information elsewhere in this prospectus, you should pay close attention to the following:


Because we are a new business enterprise, we have no operating history that could provide you a basis upon which to assess either our past or our future performance.

     Vision Bancshares and Vision Bank will be newly-formed. This means they will be subject to all the risks incident to a new business, including the absence of any history of operations and performance. Vision Bancshares will have no significant on-going operations and will act primarily as the parent company of Vision Bank. Thus, the success of Vision Bancshares will depend solely on the success of Vision Bank. A new bank generally encounters problems, expenses and difficulties as a start-up business. In particular, our Bank will have to attract deposits and loan business, and many customers who make deposits with or obtain loans from Vision Bank may have to decide to move their business from other banks in the area. As a result of these factors, we do not expect Vision Bank to make a profit in its first year of operation, and because Vision Bank is a start-up business, we can make no predictions about future profits.


The banking business involves risks over which management has little, if any, direct control.

     The banking business is subject to risks that are part of the business of banking and over which management has little control. These risks are:

     * Loan Losses - Making loans involves the risk that loans will not be repaid by the borrower. Vision Bank will reserve for potential loan losses, but there is no precise method of predicting loan losses and reserves could be insufficient to absorb losses.

     * Changes in Interest Rates - Changes in interest rates, especially increasing rates, can have a negative impact on profitability, especially if loans made at lower rates are long-term loans.

     * Asset/Liability Management - Vision Bank's profitability can be affected by the spread between its interest income and interest expense. If interest expense is greater than interest income, or if interest expense increases at a rate higher than interest income, profitability could be affected negatively.

Because we will be significantly smaller than the majority of our competitors, we may lack the financial and technological resources to compete successfully.

     Banking is a highly competitive business. Vision Bank will compete for customers and employees with banks that are more established as well as with other financial and depository institutions. Many of these institutions have much greater financial resources and experience. The banking business is becoming more dependent on technology, and many customers of banks are utilizing new ways to conduct their banking business such as through the use of personal computers and the Internet. This technology is enabling financial institutions to reach potential customers in geographic areas and in ways not previously served by these institutions. In addition, legislation recently passed by Congress will permit banks and bank holding companies to acquire and operate securities firms, insurance companies, and other businesses in the financial services industry. This legislation may be particularly helpful to larger banks. We believe there is a need for an independent, locally-owned bank in Vision Bank's proposed market area. We also believe that Vision Bank will have the benefit of experienced management. Nevertheless, our Bank may not be able to compete successfully or profitably with other financial institutions.


Because we are a start-up corporation, we will not pay dividends for the foreseeable future.

     As a start-up corporation, it is not likely that Vision Bancshares or Vision Bank will achieve in its early years of operations a level of profitability that would justify or allow the payment of dividends. We believe the following factors will affect Vision Bancshares's ability to pay dividends in the near future:

     * Vision Bancshares will not likely generate any significant earnings on its own, and it will depend upon the payment to it of dividends by Vision Bank if it is to pay dividends on the shares.

     * We expect that for at least the first three years of operation all earnings will be retained by Vision Bank for Vision Bank's future needs.

     * State and federal banking laws restrict the payment of dividends by banks, and in no event may dividends be paid by Vision Bank during the first three years of operation without the approval of the Alabama Banking Department and the Federal Deposit Insurance Corporation.


Because our offering price has been determined arbitrarily by us, the offering price does not necessarily reflect the value of our stock.

     We have established the offering price of $10.00 per share arbitrarily. That price bears no relationship to Vision Bank's projected assets, possible future earnings, book value or other generally accepted valuation criteria. Accordingly, the offering price of the shares is not an indication of their value or the value of Vision Bank. You should not assume that the shares can be sold in the future for a price at or above the offering price.


Because our business success will depend significantly on key management personnel, the departure of those personnel could impair operations.

     Vision Bank will depend greatly upon its senior management. We believe that Vision Bank will have a strong senior management team and that Vision Bank's incentive compensation and employment arrangements will enhance its management and operations. J. Daniel Sizemore will serve as CEO and chairman of Vision Bancshares and Vision Bank. Mr. Sizemore has 20 years in the banking business. The loss to Vision Bank of the services of Mr. Sizemore, or any of its proposed senior management, or the inability to attract other experienced banking personnel could adversely affect Vision Bank's business. Some of these adverse effects could include the loss of personal contacts with existing or potential customers as well as the loss of special technical knowledge, experience and skills of such individuals who are responsible for the operations of Vision Bank.


We may not allocate all of the net proceeds of this offer in the most profitable manner.

     Vision Bank will be capitalized with at least $7.5 million. Our board of directors and management will have broad discretion in allocating a total of approximately $5.1 million, or 64%, of the net proceeds of the offering. We cannot predict the precise extent to which we will allocate these funds-generating assets, capital assets or liquidity, but we expect to allocate most of these funds to loans to customers. This allocation will directly affect our earnings, and, as a result, it will be difficult to predict our results or operations. Although we intend to utilize the funds to serve Vision Bank's best interests, we cannot assure you that our allocation will ultimately reflect the most profitable application of these proceeds.


Our computer systems, or those of our service providers, suppliers or customers, may not operate properly on year 2000-sensitive dates.

     Vision Bancshares and Vision Bank will rely on computers for the daily conduct of business and for data processing. There is general concern in the U.S. and world economies that on January 1, 2000 computers will be unable to "read" the new year and as a consequence there could be widespread computer malfunctions.

     Specifically, the year 2000 issue confronting Vision Bancshares, Vision Bank and Vision Bank's suppliers, customers, customers' suppliers and competitors centers on the inability of computer systems to recognize the year 2000 and other year 2000-sensitive dates. Many existing computer programs and systems originally were programed with six-digit dates that provided only two digits to identify the calendar year in the date field. With the impending new millennium, these programs and computers may recognize '00" as the year 1900 rather than the year 2000. Like most financial service providers, Vision Bancshares and its operations may be affected significantly by the year 2000 issue as a result of its dependence on computer-generated financial information. Software, hardware and equipment both within and outside Vision Bancshares's and Vision Bank's direct control, and third parties with whom Vision Bancshares and Vision Bank electronically or operationally interface (including customers and third party vendors providing data processing, information systems management, computer system maintenance and credit bureau information) are likely to be affected. If computer systems are not able to identify the year 2000, many computer applications could fail or create erroneous results. Consequently, many calculations that rely on date field information, such as interest, payment or due dates and other operating functions, could generate significantly misstated results, and Vision Bancshares and Vision Bank could lose their ability to process transactions, prepare statements or engage in similar normal business activities. In addition, under certain circumstances, failure to address adequately the year 2000 issue could adversely affect the viability of Vision Bank's suppliers and creditors and the creditworthiness of its borrowers. If not adequately addressed, the year 2000 issue could ultimately have a significant adverse impact on Vision Bancshares's and Vision Bank's products, services and competitive condition and, in turn, their financial condition and results of operations.

     Because Vision Bancshares and Vision Bank will be newly organized businesses, Vision Bancshares will not have existing "legacy" systems or equipment requiring year 2000 testing and remediation. Rather, Vision Bancshares has purchased or will purchase all of its office equipment, hardware and software and has obtained outsourcing service commitments from vendors and service providers that can certify that their products and services are year 2000 compliant. We believe that Vision Bancshares will be able to obtain these products and services from vendors and service providers that can supply the necessary certificao, however, it will either forego acquiring the product or service until the required certification is forthcoming or, if the product or service is essential to its operations, arrange for independent testing and verification of year 2000 compliance.


If shares are issued in the future at a price less than the book value of the common stock, the issuance of those shares would cause a reduction in the book value and perhaps the market value of existing shares.

     Vision Bancshares's articles of incorporation permit Vision Bancshares to issue 10,000,000 shares of common stock. At least 800,000 shares will be outstanding after this offer. Those shares outstanding do not include the proposed issuance of 145,000 shares subject to issuance upon exercise of options to be granted under Vision Bancshares's stock option plans and 7,500 shares reserved for issuance under the Employee Stock Purchase Plan. Future issuance of any new shares could cause a dilution in the value of the shares issued pursuant to this offering, and outstanding at the time of the issuance of shares in the future.


If no trading market for our shares develops, you may find it difficult to resell your shares.

     Although the shares offered by this prospectus have been registered under applicable securities laws, Vision Bancshares has no plan to list the shares on any public trading market. Thus, it is likely that no active trading market, or price quotations, for the shares will develop. It may not be possible for you to readily liquidate your investment in the shares.


Because the directors of Vision Bancshares will own approximately
55 percent of the outstanding common stock, they will have more influence over actions requiring a shareholder vote than you may have

     Our directors will own approximately 55 percent of Vision Bancshares common stock after this offer. As a result, they will be able to control the outcome of director elections or block a significant transaction that might otherwise be favored by the shareholders who are not directors.

Because our articles of incorporation contains provisions that may deter a change in control, you may be deprived of an opportunity to sell your shares at a premium over market prices.

     Our articles of incorporation contain two provisions that may deter an attempt to change or gain control of Vision Bancshares. First, the articles authorize a separate class of preferred stock, the terms of which may be established by the board of directors. Preferred stock could be issued to persons selected by, and friendly to, the board of directors. Second, they provide that directors shall be elected to terms of three years with approximately one-third of the board elected each year, and directors may only be removed by the shareholders for cause. Thus, two director elections would be required to change a majority of the board. These provisions could make it more difficult to change control of Vision Bancshares. As a result, you may be deprived of opportunities to sell some or all of your shares at prices that represent a premium over market prices.


Regulatory requirements may impose additional costs on Vision
Bank and adversely affect profitability.

     State and federal banking laws will have a material effect on the business and operations of Vision Bancshares and Vision Bank. The operation of Vision Bank and Vision Bancshares will at all times be subject to these laws, regulations and procedures. The purpose of those laws is to protect the financial stability of the banking system and consumer and commercial confidence in that system and is not to protect investors. Vision Bancshares and Vision Bank will be required to comply with all such laws, regulations and procedures.


                           TERMS OF THE OFFERING

The Offering - Terms of Purchase

     Vision Bancshares is offering the shares at a cash price of $10.00 per share. There is no established public market for the shares and we expect no established market to develop. The offering price of the shares was determined arbitrarily by Vision Bancshares based upon the amount of capital needed by Vision Bancshares and a per share price that Vision Bancshares deemed to be reasonable and attractive to potential investors in Vision Bank's local market area.

     This offering is for a minimum of 800,000 shares, subject to a possible increase at the discretion of Vision Bancshares to any amount greater than 800,000 shares but not exceeding 1,000,000 shares. Any decision to increase the offering will be made by Vision Bancshares in its discretion. Vision Bancshares is likely to increase the offering if there is a demand for the shares. Vision Bancshares believes that widespread ownership of the shares in the Gulf Shores and South Alabama area will be beneficial for the business of Vision Bank, and, therefore, if more than the minimum of 800,000 shares can be sold, Vision Bancshares is likely to sell as many shares as possible subject to the maximum limit of 1,000,000 shares. In no event will subscriptions for more than 1,000,000 shares be accepted.

     The offering will terminate upon the earlier to occur of the following: (i) Vision Bancshares's receipt of a number of subscriptions deemed sufficient by Vision Bancshares assuming the minimum of 800,000 shares can be sold; (ii) cancellation of the offering by Vision Bancshares; or (iii) March 31, 2000. If by March 31, 2000, any shares remain unsubscribed, the organizers of Vision Bancshares may, but are not required to, subscribe for any unsold shares. If by that date, Vision Bancshares has not received subscriptions for at least 800,000 shares, the offering will be terminated and all subscriptions which have been accepted up to that time will be canceled.

     Vision Bancshares reserves the right to decline all or any
part of any subscription.   There is no requirement that
persons subscribing for shares agree to open or maintain accounts with Vision Bank. However, preference may be given to persons who have indicated their intention to conduct business with Vision Bank.

     In all circumstances, the formation of Vision Bancshares and the issuance of the shares is subject to appropriate regulatory approvals, and Vision Bancshares reserves the right to cancel accepted subscription offers at the direction of the appropriate banking agencies or otherwise, until the date Vision Bancshares has received all required regulatory approvals.

     Shares duly subscribed and paid for will be issued upon acceptance by Vision Bancshares as soon as practicable after Vision Bancshares receives all such required regulatory approvals.



Procedure for Subscribing for Shares

     The shares will be offered by J. Daniel Sizemore, as agent for Vision Bancshares, through personal contact with potential investors. No commissions, finders fees, or other remuneration has or will be paid to Mr. Sizemore or any other person in connection with the offer and sale of the shares.

     If you wish to purchase shares you must sign a subscription agreement and deliver the subscription agreement along with a check in the amount of the purchase price for the shares you wish to purchase to Vision Bancshares on or before the date of termination of the offering (or mail it so that it is received by that date), at P.O. Box 1248, Gulf Shores, Alabama 36547; telephone (334) 967-4212; attention J. Daniel Sizemore. A subscription agreement will be delivered to you after the effective date of the registration statement of which this prospectus is a part. Until you receive a subscription agreement from us, you should not tender any funds for the purchase of shares.

     You must purchase at least 100 shares and you may not purchase more than 25,000 shares. These purchase limits do not apply to Vision Bancshares' proposed directors.


Escrow Account

     Until subscriptions for the minimum amount of $8,000,000 have been received, payments for shares will be deposited in an interest-bearing escrow account established for the purpose of this offering at National Bank of Commerce of Birmingham, Birmingham, Alabama, as the escrow agent. Funds will be held in the escrow until Vision Bancshares has received payment for at least 800,000 shares and has received approval from the Alabama Banking Department and the FDIC for the formation of Vision Bank. Thereafter all funds received in payment for shares, plus interest earned on such funds, less the escrow agent's fees and expenses, will at that time be delivered to Vision Bancshares and the shares will be issued to you as soon as practicable thereafter. If Vision Bancshares cancels the offering and any subscriptions accepted up to that time (whether because the offering has not been fully subscribed, because subscribers have not made timely payment for their shares, because of failure to obtain all required regulatory approvals, or for any other reason), then any funds remitted by you in payment for your shares, plus any interest earned on the funds, will be returned to you on a pro rata basis based on the number of days on deposit in the escrow. If the expenses of the escrow agent exceed the total interest earned on the escrowed funds, those costs will be paid by the organizers of Vision Bancshares.

     After Vision Bancshares has accepted subscriptions for at least 800,000 shares of common stock, Vision Bancshares will accept additional subscriptions without escrow until the maximum of 1,000,000 shares have been sold, the offer is terminated or March 31, 2000, whichever first occurs.

     The form of the escrow agreement is included as an exhibit to the registration statement of which this prospectus is a part.


                                USE OF PROCEEDS

     The proceeds from the sale of the shares by Vision Bancshares will aggregate at least $8,000,000. From the total minimum proceeds of $8,000,000, Vision Bancshares will pay the legal, printing and other expenses associated with this offering, estimated at $70,980. At least $7,500,000 of the offering proceeds will be invested by Vision Bancshares as capital in Vision Bank. In general, these proceeds will then be used by Vision Bank to pay organizational expenses and pre-operating expenses incurred before Vision Bank opens for business, to pay operating expenses for the first twelve months after Vision Bank opens for business, to make leasehold improvements and acquire furniture and equipment for Vision Bank's premises, and for general corporate purposes. We estimate that these funds will be utilized by Vision Bank in the amounts set forth below:

       Organizational and
       pre-operating expenses . . . . . . . . . . . . . .    $  291,500

     First year operating expenses:
          Salaries and benefits. . . . . . . .  $  620,100
          Interest on deposits. . . . . . . .   $  566,300
          Net occupancy expenses. . . . . . . . $  120,900
          Furniture and Equipment. . . . . . .  $  124,800
          Provision for loan losses. . . . . .  $  288,000
          Other operating expenses. . . . . . . $  349,000

            Total first year operating expenses:. . . . . . .$2,069,100

     Funds to be used for loans to customers,
     investments and general corporate purposes. . . . . . . $5,139,400

          Total                                              $7,500,000

     We expect that most of the $5.1 million noted above for loans, investments and general corporate purposes will be used by Vision Bank to fund loans to customers.

     Vision Bancshares will retain approximately $500,000 from the proceeds of the offering, before deducting expenses associated with the offering and after investing $7,500,000 in Vision Bank. These funds will be used for unanticipated costs, and could be invested in Vision Bank as additional capital to fund loans, defray expenses, or other general corporate purposes. We expect that the proceeds from the offering will satisfy Vision Bancshares's and Vision Bank's capital requirements for at least the next 12 months. Vision Bancshares does not anticipate the need to raise additional capital during that period.

     If the offering is increased and the maximum of 1,000,000 shares are sold, representing $10,000,000 in proceeds, the additional proceeds raised will be invested in Vision Bank for the purpose primarily of funding loans, but such funds could also be used for investments and to pay operating costs.

     The foregoing amounts are estimates, are based upon information and assumptions Vision Bancshares believes accurate and reasonable, and actual expenditures could vary, perhaps significantly, from these estimates. In particular, the projected expenditures reflect, among other things, the assumptions and projections of management that Vision Bank will be able to attract deposits during its first year of operation. Because banking regulations and sound banking practice require the maintenance of certain levels and ratios of assets, deposits and equity capital, it is possible that expenditures would have to be reduced or that, at some point in the future, additional capital would have to be raised by Vision Bancshares.

                      PRO FORMA CAPITALIZATION

     The following table sets forth as of August 31, 1999 the pro forma capitalization of Vision Bancshares after accounting for the payment for and issuance of the shares described in this offering.

Stockholder's equity:
     Common stock, $1.00 par value:
10,000,000 shares authorized,
     800,000 shares to be outstanding (1)             $  800,000

Additional paid-in capital (2)                          7,200,000
Accumulated Deficit                                      (181,820)

Total capitalization:                                  $7,818,180

(1) This table assumes the minimum of 800,000 shares are sold for an aggregate of $8,000,000. It does not reflect an aggregate 145,000 shares which could be granted under stock option plans, or 7,500 shares reserved for issuance under Vision Bancshares's Employee Stock Purchase Plan, or a possible increase in the offering.
(2) Does not include offering expense of approximately $70,980 (consisting primarily of legal, accounting and printing expenses and registration fees).


                            BUSINESS OF VISION BANK

General

     Vision Bancshares was organized as an Alabama corporation on July 16, 1999. When approval from the Federal Reserve Board is received, Vision Bancshares will be licensed as a bank holding company.

     When incorporated and organized, Vision Bank will be a state banking corporation organized under the laws of the State of Alabama. Vision Bank proposes to provide general retail and commercial banking services principally to customers in Gulf Shores and Baldwin County, Alabama. Vision Bank does not propose to provide trust or fiduciary services in the initial two years of operation, but may do so in the future.

     Vision Bank's primary location will be 2201 West 1st Street, Gulf Shores, Alabama 36542 with a branch at 25051 Canal Street, Orange Beach, Alabama 36561, and its phone number is (334) 967-4212. Its mailing address is P.O. Box 1248, Gulf Shores, Alabama 36547. Vision Bancshares will also be located at this address. Vision Bancshares will not have any significant operations and will serve primarily as the parent company for Vision Bank.
Under the Bank Holding Company Act of 1956, Vision Bancshares, as a bank holding company, may engage in certain bank related businesses that Vision Bank may not conduct, although Vision Bancshares has no present plans for such activities. See "Supervision and Regulation." Vision Bancshares will have no employees, and its officers and directors will receive no compensation for their services to Vision Bancshares but, instead, they will be compensated for services performed in comparable capacities for Vision Bank.

     Vision Bank's lobby hours of operation will be 9 a.m. to 5
p.m. Monday through Thursday,    9 a.m. to 6 p.m. on Friday, and
closed on Saturday. Drive-in hours will be 8 a.m. to 5 p.m. Monday through Thursday, 8 a.m. to 6 p.m. Friday, and 8 a.m. to 12 noon Saturday. Vision Bank anticipates having 12 to 15 employees.

     Vision Bank will contract for off-premise electronic data processing services.


Available Information

     Vision Bancshares is not a public company and currently files no reports with the Securities and Exchange Commission or any other agency. Upon the effective date of the registration statement of which this prospectus is a part and at least for the fiscal year ending December 31, 1999, Vision Bancshares will be subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith will file annual, quarterly and periodic reports with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the public reference facilities of the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web Site that contains reports and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. These reports include Vision Bancshares' registration statement.

     Vision Bancshares has filed with the SEC a registration statement (No. 333-88073) on Form SB-2 under the Securities Act of 1933, registering the shares to be issued pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information regarding Vision Bancshares and the shares offered hereby, you may review the complete registration statement, including all of its amendments and exhibits. Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of documents are necessarily summaries of the documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     Assuming the registration statement becomes effective in 1999, Vision Bancshares must file reports with the Commission for fiscal year 1999. The obligation of Vision Bancshares to file such reports for any fiscal year after 1999 will be suspended if, for any such fiscal year, Vision Bancshares has less than 300 shareholders on the first day of such fiscal year. If the registration statement becomes effective in 2000, Vision Bancshares will file such reports for 2000, and for any fiscal year thereafter if Vision Bancshares has 300 or more shareholders at the beginning of any such fiscal year.


Bank Premises

     Vision Bank intends to lease a building, consisting of two stories and approximately 9,600 square feet, located at 2201 West 1st Street, Gulf Shores, AL 36542 for its main office. The building is under construction and will be owned by Gulf Shores Investment Group, LLC, an entity owned by certain organizers of Vision Bancshares. Construction should be completed within nine months. Pending completion of the building, Vision Bank will
operate out of a temporary modular building on the site.   The
site is located in the downtown area of the city, with a residential area behind Vision Bank. Downtown Gulf Shores is a civic area; approximately two miles south is the beach, located shopping centers are within 1/2 mile of downtown. Highway 59 near the bank site offers access to and from the downtown district. Surrounding the bank office building are other large and small office buildings with new construction across the street and behind the building. The location is convenient to both residential areas and businesses.

     Vision Bank intends to provide customary banking services, in-lobby safe deposit boxes to its customers, and is considering various options regarding convenient, cost-effective access to automated teller machines. As a key aspect of its marketing strategy, Vision Bank intends to provide courier services for its more significant banking relationships, including individuals, in an effort to improve banking convenience, and reduce parking needs. Vision Bank intends to serve the retail and business needs of the community as one of the few locally owned, independent banks in the area. In addition, the organizers have expertise and business development skills in the areas of small business and real estate lending. Vision Bank will also have more extensive operating hours than any competing institution.

     The proposed branch will be located on Canal Street in Orange Beach approximately 10 miles east of Gulf Shores, in a one story building consisting of approximately 3,500 square feet, to be owned by Gulf Shores Investment Group, LLC and leased to Vision Bank. Construction should be completed within 12 months. Pending completion, the branch will operate out of a temporary modular building on the site. The property is flanked by small businesses and is located near a prime traffic conduit. The variety of the surrounding businesses will encourage use at diverse hours; the site is located next to a retail center, across the street from a movie theater, adjacent to a governmental authority and less than one block from Columbia Southern University.

     These lease arrangements for the main and branch office sites are subject to FDIC approval. If the FDIC does not approve these lease arrangements, Vision Bank will acquire the land for its main office at a price of $350,000 and the land for its branch office at a price of $275,000. Construction costs for the bank buildings will be $1,150,000 for the main office and $425,000 for the branch office. Vision Bank would most likely finance these costs from a commercial lender.

     Management intends to insure its properties adequately.


Management's Discussion and Analysis of Financial Condition and Plan of Operations

     The following discussion of the financial condition of Vision Bancshares should be read in conjunction with Vision Bancshares's financial statements and related notes, which are included in this prospectus. See "Index to Financial Statements."

     Vision Bancshares was organized as an Alabama corporation on July 16, 1999. Since inception, the main activities of Vision Bancshares have been centered on seeking, interviewing and selecting Vision Bancshares's directors and officers, applying for a state bank charter, applying for Federal Deposit Insurance Corporation deposit insurance, applying to become a bank holding company and raising equity capital through this offering.

     The operations of Vision Bancshares from its inception through the close of the offering have been and will continue to be funded by advances received from the organizers. The organizers have agreed to contribute a total of $350,000, of which $140,000 was outstanding at August 31, 1999. Management anticipates that Vision Bancshares will repay any advances from the organizers after the closing of this offering.

     Vision Bank does not anticipate any significant changes in the number of its employees. Vision Bank expects to employ between 12 to 15 people during its first year.

     Liquidity and Interest Rate Sensitivity. Since Vision Bancshares has been in the organizational stage, there are no results to present at this time. Nevertheless, once Vision Bank commences operations, net interest income, Vision Bancshares's primary source of earnings, will fluctuate with significant interest rate movements. To lessen the impact of these margin swings, management intends to structure the balance sheet so that repricing opportunities exist for both assets and liabilities in roughly equivalent amounts at approximately the same time intervals. Imbalance in these repricing opportunities at any point in time constitute interest rate sensitivity.

     Interest rate sensitivity refers to the responsiveness of interest-bearing assets and liabilities to changes in market interest rates. The rate sensitive position, or gap, is the difference in the volume of rate sensitive assets and liabilities at a given time interval. The general objective of gap management is to manage actively rate sensitive assets and liabilities so as to reduce the impact of interest rate fluctuations on the net interest margin. Management will generally attempt to maintain a balance between rate sensitive assets and liabilities as the exposure period is lengthened to minimize Vision Bank's overall interest rate risks.

     The asset mix of the balance sheet will be evaluated regularly in terms of several variables: yield, credit quality, appropriate funding sources and liquidity. To manage effectively the liability mix of the balance sheet, management plans to focus on expanding the various funding sources.

     As Vision Bank continues to grow, management will continuously structure its rate sensitivity position in an effort to hedge against rapidly rising or falling interest rates.
Vision Bank's asset and liability management committee of its board of directors will meet on a quarterly basis to develop management's strategy for the upcoming period. Such strategy includes anticipations of future interest rate movements.

     Liquidity represents the ability to provide steady sources of funds for loan commitments and investment activities, as well as to maintain sufficient funds to cover deposit withdrawals and payment of debt and operating obligations. These funds can be obtained by converting assets to cash or by attracting new deposits. Vision Bank's primary source of liquidity will come from its ability to maintain and increase deposits.

     Management knows of no trends, demands, commitments, events or uncertainties that should result in or are reasonably likely to result in Vision Bancshares's liquidity increasing or decreasing in any material way in the foreseeable future, other than this offering.

     Capital Adequacy. There are now two primary measures of capital adequacy for banks and bank holding companies: (1) risk-based capital guidelines and (2) the leverage ratio.

     The risk-based capital guidelines measure the amount of a bank's required capital in relation to the degree of risk perceived in its assets and its off-balance sheet items. Under the risk-based capital guidelines, capital is divided into two "tiers." Tier 1 capital consists of common shareholders' equity, noncumulative and cumulative (bank holding companies only) perpetual preferred stock and minority interest. Goodwill is subtracted from the total. Tier 2 capital consists of the allowance for loan losses, hybrid capital instruments, term subordinated debt and intermediate term preferred stock. Banks are required to maintain a minimum risk-based capital ratio of 8.0%, with at least 4.0% consisting of Tier 1 capital.

     The second measure of capital adequacy relates to the leverage ratio. The FDIC and the Alabama Department of Banking have established a 3.0% minimum leverage ratio requirement. The leverage ratio is computed by dividing Tier 1 capital into total assets. For banks that have not received the highest regulatory rating by their primary regulator (which includes Vision Bank), the minimum leverage ratio should be 3.0% plus an additional cushion of at least 1% to 2%, depending upon risk profiles and other factors.

     A new rule was recently promulgated by the Federal Reserve Board and the FDIC that adds a measure of interest rate risk to the determination of supervisory capital adequacy. In connection with this new rule, the agencies have also proposed a measurement process to measure interest rate risk. Under this proposal, all items reported on the balance sheet, as well as off-balance sheet items, would be reported according to maturity, repricing dates and cash flow characteristics. A bank's reporting position would be multiplied by duration-based risk factors and weighted according to rate sensitivity. The net risk weighted position would be used in assessing capital adequacy. The objective of this complex proposal is to determine the sensitivity of a bank to various rising and declining interest rate scenarios.

     Management believes that the net proceeds of this offering should satisfy Vision Bancshares's and Vision Bank's cash requirements for at least the three-year period following the opening of Vision Bank. Accordingly, management does not anticipate that it will be necessary to raise additional funds for the operation of Vision Bancshares or Vision Bank over the next three years. For additional information regarding material expenditures during such period, see "Use of Proceeds."

Market Area and Demographic Information

     The organizers are well acquainted with the communities of South Baldwin County, Alabama. The attractive coastline draws considerable tourism to the area and fosters strong activity in the retail and housing areas of the local economy. Bordering communities house industries that range from electronics to health care. The banking industry has shown strong growth in the past five years as well, although only one independent bank is headquartered in the area. The organizers have identified several services and products which a local bank could offer competitively to the community within an expanding banking market: personal banking; expanded hours; and a commitment to fostering local real estate growth through lending.

     The Primary Service Area (PSA) for Vision Bank will be South Baldwin County, which includes the coastal communities of Gulf Shores and Orange Beach, the cities in which Vision Bank will establish offices. South Baldwin County is defined as the area of the County south of U.S. Highway 98.

     The Secondary Service Area (SSA) for Vision Bank encompasses the remainder of Baldwin County and portions of neighboring Escambia County in Florida, primarily Perdido Key. The organizers believe that at least 75 percent of Vision Bank's proposed customers will be businesses and residents located in the PSA and SSA.

     Baldwin County is the seventh-largest county in the State of Alabama. Although smaller, Baldwin County is growing much more rapidly than neighboring Mobile County. South Baldwin County is known for its beautiful beaches and is a major tourist destination, thus attracting people from all over the state and country. The area has grown considerably over the past several years, with strong residential and commercial construction, particularly in the towns of Orange Beach and Gulf Shores. The following table summarizes various economic indicators of Baldwin County.

          ITEM                                         PAST 5 YEARS

                             1994        1995        1996          1997          1998

Population                 115,809     119,966     124,257       128,820       132,828

No. of housing starts
(residential building
permits)                     1,914       1,591       1,526         1,661         1,869

Industrial & commercial
building permits issued        359         397         496           490           473

Retail sales ($000s)       811,454     865,483     922,424     1,092,483     1,101,896


     Tourism is a major industry in South Baldwin County.
According to the Gulf Coast Convention and Visitors Bureau, the
Gulf Coast area, which includes Gulf Shores, Orange Beach and
Fort Morgan, has an inventory of 219 hotels, motels and condominiums, for a total of 13,214 available units.

     Further, a new hurricane evacuation route, which would originate in Gulf Shores and include a bridge near one of the proposed bank locations, is planned for the area. This route would connect Gulf Shores directly to Interstate 10, and provide increased and easier access to the coastal communities of South Baldwin County. Increased visitation would be expected to promote further growth in related industries in the area.

Population

     Based on population projections prepared by the Center for Business and Economic Research of the University of Alabama, Baldwin County is projected to be the fourth fastest growing county in the state between 1995 and 2000. South Baldwin County, the PSA, is fueling much of this growth. The area grew from 28,203 persons in 1990 to an estimated 39,801 residents in 1997. Out of 443 cities and towns in Alabama, the town of Orange Beach had the fourth greatest percentage increase in population between the years of 1990 and 1996, nearly doubling its population. The town of Foley ranked 15th, increasing its population by almost one-third, and Gulf Shores ranked 28th in population growth, with an increase of almost 24 percent. The following table depicts population estimates and projections for Baldwin County overall as well as key locations in the PSA and SSA. All of these areas experienced sizeable growth in population between 1990 and 1996. This growth is projected to continue over the next several years, as indicated in the table below.

                          Population of Service Area

                                     ------------Estimates-----------
                           1990                                                       2003      % Change
                          Census       1992        1994        1996      1998(1)   Projection   1990-1996
Baldwin County            98,920     106,226     115,809     124,257     130,168     147,419      25.6%
Foley                      4,937       5,499       5,936       6,433        N/A         N/A       30.3%
Gulf Shores                3,261       3,467       3,680       4,029       4,316       4,855      23.6%
Orange Beach               2,253       2,420       2,547       3,327       3,845       4,722      47.7%
Perdido Key, Florida       1,326        N/A         N/A         N/A        2,022       2,348       N/A


     The resident population of the PSA is only part of the overall population picture. Tourism is a major industry. Many people reside in South Baldwin for the warmer months, and others for even smaller amounts of time. During the summer months when people flock to the coastal areas, the population of South Baldwin increases dramatically. Based on information presented in the following table, the seasonal population in the cities of Gulf Shores and Orange Beach is almost six times the resident population.


   Seasonal Population and Projections - Gulf Coast Area

                                    1988       1998       2000

Gulf Shores                        15,744     29,744     40,944

Orange Beach                       18,236     25,836     32,484

Unincorporated                      3,732      4,876      5,808

Total                              37,712     60,456     79,236


     Estimates of the population by age groups show that there is a slightly higher-than-average percentage of retirees in Baldwin
County (15% versus 13% nationally), but also a sizeable concentration in the age groups that comprise most of the labor force (ages 25-64, for a total of 52%):


             1995 Population by Age - Baldwin County

                                              Number       %

Total Population                              119,966     100%

Ages 0-4                                        8,244       7%

Ages 5-17                                      21,957      18%

Ages 18-24                                      9,565       8%

Ages 25-44                                     34,549      29%

Ages 45-64                                     27,227      23%

Age 65+                                        18,424      15%


Industry and Employment

     The PSA is renowned as a vacation destination and businesses in the area reflect this fact. Hotels, restaurants and retail centers are among the top employers in the PSA. Also present are businesses that benefit from the robust construction. The portion of the PSA that is not immediately bordering on the coast has a more diverse mix of businesses, with a mixture of manufacturing, electronics, government and health care businesses. The following table lists the top 20 employers in South Baldwin County.

          Top 20 Employers in South Baldwin County
                        September, 1998

                                                                    Full-Time
                                                                    Equivalent
        Company                    Product/Service                  Employment
Riviera Center Outlet Mall         Retail                                1,200

Packard Hughes Interconnect        Electronic Products                     825

South Baldwin Hospital             Medical                                 450

BF Goodrich Aerospace              Thrust Reversers                        447

Wal Mart Super Center              Retail                                  430

Hazel's Family of Restaurants      Restaurants                             365

Perdido Beach Resort               Hotel                               350-375

Solutia Manufacturing Company      Aluminum Castings                       350

Gulf Telephone                     Telecommunications                      338

Voyagers Gulf Beach Hotel, Inc.    Hotel                                   260

Gulf State Park                    Recreation, Motel                       250

Vulcan, Inc.                       Aluminum & Steel Products               206

Foley Nursing Home                 Nursing Home                            175

Baldwin County EMC                 Utilities                               174

Bon Secour Fisheries               Seafood Processing                      170

Riviera Utilities                  Utilities                               164

City of Gulf Shores                Municipal Government                    144

City of Foley                      Municipal Government                    117

Peavey Electronics                 Sound Equipment                          95

Reynolds Ready Mix                 Ready Mix Concrete                       90


     Unemployment in Baldwin County was 3.2 percent in May, 1999, which was well below the state and national unemployment rates. The size of the labor force continues to grow, as the number of persons employed in Baldwin County has increased almost 70 percent since 1990. The composition of the labor force is 80 percent in service-producing jobs, and the remaining 20 percent work in goods-producing jobs, which includes manufacturing and construction. Construction employment in the Gulf Coast area was estimated to be 1,009 by Dun & Bradstreet's Marketplace Report as of the second quarter of 1999. The overall employment mix in Baldwin County is comparable to the nation's job mix. All of these indicate a robust and diversified economy in the County. The following table denotes trends in employment for the County.

                                   Baldwin County Labor Force Information
                                                 1990 - 1998
                                           1990       1992       1994       1996       1998
Civilian Labor Force (1)                  46,360     52,140     57,970     64,210     68,670

Employed persons living in County (1)     43,910     48,930     55,240     61,400     66,800

Unemployment Rate (1)                       5.3%       6.2%       4.7%       4.4%       2.7%

Persons working in Baldwin County (2)     27,300     31,520     36,810     41,620     46,230

Goods-Producing Employment (2)             6,350      6,440      7,320      7,860      9,000

Service-Producing Employment (2)          20,940     25,080     29,490     33,760     37,230


(1) Based on place of residence.

(2) Based on place of work.



     Baldwin County had the fifth highest per capita income in 1997 in the State of Alabama at $22,431. This is 108 percent of the State's per capita income and 111 percent of the Mobile area's per capita income. As indicated in the following table, median household income is much higher in the coastal cities than in Baldwin County overall.

              Household Income for Service Area

                                                       1998
                                                      Median
                                                    Household
           Area                                       Income
Baldwin County, Alabama                             $ 35,431

Gulf Shores, Alabama                                $ 42,461

Orange Beach, Alabama                               $ 42,688

Perdido Key, Florida                                $ 49,708


Competitors & Growth in Deposits

     Banking is a highly competitive business, and Vision Bank will be competing for customers primarily in Baldwin County.

     The following banks and savings and loan institutions are located in Baldwin County:

                                                                             DISTANCE FROM
                               LOCATION                DEPOSITS              BANK
NAME OF INSTITUTION            (City and State)        ($000's omitted)      (miles)

AmSouth Bank                   Foley, AL                   $35,090             10.5

AmSouth Bank                   Gulf Shores, AL             $50,227               .4

Citizen's Bank, Inc.           Foley, AL                   $ 1,080             10.6

Colonial Bank (West Laurel)    Foley, AL                   $97,841             10.5

Colonial Bank (So. McKenzie)   Foley, AL                   $ 3,330             10.5

Colonial Bank                  Gulf Shores, AL             $34,606               .2

Colonial Bank                  Lillian, AL                 $ 6,686             18.1

Colonial Bank                  Orange Beach, AL            $ 7,636               .7

First Gulf Bank                Foley, AL                   $11,404             10.5

First Gulf Bank
(W. Ft. Morgan Road)           Gulf Shores, AL             $17,249               .9

First Gulf Bank
(W. Ft. Morgan Road)           Gulf Shores, AL             $35,765               .7

Regions Bank                   Elberta, AL                 $36,166             13.6

Regions Bank (W. Roosevelt)    Foley, AL                   $67,738             10.5

Regions Bank                   Foley, AL                   $    76             10

Regions Bank                   Gulf Shores, AL             $62,007               .9

Regions Bank                   Orange Beach, AL            $10,818              7

South Alabama Bank             Foley, AL                   $ 1,304             10.6

SouthTrust Bank                Foley, AL                   $32,062             10.7

SouthTrust Bank                Gulf Shores, AL             $35,999               .5

Union Planters Bank            Foley, AL                   $ 3,795             10.4

United Bank                    Foley, AL                   $22,008             10.3

United Bank                    Lillian, AL                 $ 3,152             18

Whitney National Bank          Foley, AL                   $    89             10.5

Whitney National Bank          Gulf Shores, AL             $16,712               .4

Whitney National Bank          Orange Beach, AL            $10,414              6.9


Baldwin County Banking Market

     The banking market in Baldwin County totaled $1.476 billion in deposits as of June 30, 1998. Eleven institutions operate a total of 56 branches in the County. The County's banking market is dominated by five large multi-branch commercial banks, with several smaller regional banks as noted below:

          Market Share of FDIC-Insured Deposits in Baldwin County
              By Banking Institution; Sorted by Market Share
                              June 10, 1998
                                                                  Total
                                             No. of Offices      Deposits     Market
Insitution Name            Headquarters      in Baldwin Co.       ($000s)      Share
Regions Bank               Birmingham, AL         12            $  389,342     26.4%

SouthTrust Bank, NA        Birmingham, AL          7            $  256,061     17.4%

Colonial Bank              Montgomery, AL          8            $  215,699     14.6%

AmSouth Bank               Birmingham, AL          7            $  212,642     14.4%

Compass Bank               Birmingham, AL          4            $  195,355     13.2%

First Gulf Bank            Gulf Shores, AL         6            $   96,618      6.6%

Citizen's Bank, Inc.       Robertsdale, AL         4            $   49,782      3.4%

Whitney National Bank      New Orleans, LA         3            $   27,215      1.8%

United Bank                Atmore, AL              2            $   25,160      1.7%

Union Planters Bank, NA    Memphis, TN             2            $    6,482      0.4%

South Alabama Bank         Mobile, AL              1            $    1,304      0.1%

Total                                             56            $1,475,660    100%


     There are no banks located in Perdido Key, Florida, which is considered part of the SSA.

     The banking market in Baldwin County grew at an average annual rate of 8.3 percent from mid-1994 through mid-1998, from deposits totaling $1.074 billion to $1.476 billion as of June 30, 1998.

Primary Service Area Banking Market

     Within South Baldwin County, the PSA, there are ten banking institutions with 25 offices. The entire PSA market had $603.3 million in aggregate deposits as of June 30, 1998. Two institutions have over 50 percent of the area's market share for deposits - Regions and Colonial. Compass Bank, which has a strong presence in the County, does not have an office in the PSA. First Gulf Bank is the only independent bank with headquarters in the PSA. Its market share is close to 11 percent. The following table lists deposits and market share by institution in the PSA.


                 Market Share of FDIC-Insured Deposits in PSA
                   By Institution; Sorted by Market Share
                              June 30, 1998

                               No. of        Total
                             Offices in     Deposits        Market
     Name                       PSA          ($000s)        Share
Regions Bank                     5          $176,805        29.3%

Colonial Bank                    5           150,099        24.9%

AmSouth Bank                     2            85,317        14.1%

SouthTrust Bank                  2            68,061        11.3%

First Gulf Bank                  3            64,418        10.7%

Whitney National Bank            3            27,215         4.5%

United Bank                      2            25,160         4.2%

Union Planters Bank              1             3,795         0.6%

South Alabama Bank               1             1,304         0.2%

Citizen's Bank, Inc.             1             1,080         0.2%

Total                           25          $603,254       100.0%


     The South Baldwin banking market grew at an annual rate of
10.9 percent from mid-1994 through mid-1998. The number of banking offices doubled in the area during this time, growing from 12 branch locations in 1994 to 25 in 1998.

     Because of the market dominance of the top two commercial banks which control over 50 percent of deposits in the PSA, a new entrant could increase competition and provide the public with greater choices for obtaining banking services. The overall strength of the banking market also provides all competing institutions with additional opportunities for growth.


Deposit and Loan Assumptions

     The organizers developed a peer group to use as a basis for determining Vision Bank's projected deposit and loan growth mix. Seven banks that serve the PSA have been included in this "Peer Group." Assets for these peer institutions as of December 31, 1998 ranged from $112 million to $38 billion. Included in the Peer Group is one bank headquartered in Vision Bank's primary service area of South Baldwin County.

     The following table contains deposit and market share information for each banking office in the PSA as of June 30, 1998.


      Market Share of FDIC-Insured Deposits in South Baldwin County
                 By Bank Branch; Sorted by Market Share
                            June 30, 1998
                                                                 Total
                                                                 Deposits     Market
Name                                        City                 ($000s)      Share
AmSouth Bank - McKenzie Street              Foley                $35,090        5.8%

AmSouth Bank - Hwy 59                       Gulf Shores           50,227        8.3%

Citizen's Bank, Inc. - Orange Ave.          Foley                  1,080        0.2%

Colonial Bank - West Laurel                 Foley                 97,841       16.2%

Colonial Bank - So. McKenzie Street         Foley                  3,330        0.6%

Colonial Bank - Gulf Shores Pkwy.           Gulf Shores           34,606        5.7%

Colonial Bank - US Hwy 98                   Lillian                6,686        1.1%

Colonial Bank - Perdido Bch Blvd.           Orange Beach           7,636        1.3%

First Gulf Bank - Hwy 59                    Foley                 11,404        1.9%

First Gulf Bank - W. Fort Morgan Rd.        Gulf Shores           17,249        2.9%

First Gulf Bank - W. Fort Morgan Rd.        Gulf Shores           35,765        5.9%

Regions Bank - East State St.               Elberta               36,166        6.0%

Regions Bank - W. Roosevelt                 Foley                 67,738       11.2%

Regions Bank                                Foley                     76        0.0%

Regions Bank - Gulf Shores Pkwy.            Gulf Shores           62,007       10.3%

Regions Bank - Orange Bch Blvd.             Orange Beach          10,818        1.8%

South Alabama Bank - So. McKenzie           Foley                  1,304        0.2%

SouthTrust Bank - McKenzie                  Foley                 32,062        5.3%

SouthTrust Bank - Hwy 59                    Gulf Shores           35,999        6.0%

Union Planters Bank - 1190 So. McKenzie     Foley                  3,795        0.6%

United Bank - 516 So. McKenzie              Foley                 22,008        3.6%

United Bank - Hwy  98                       Lillian                3,152        0.5%

Whitney National Bank - So. McKenzie        Foley                     89        0.0%

Whitney National Bank - Gulf Shores Pkwy.   Gulf Shores           16,712        2.8%

Whitney National Bank - Org. Bch. Blvd.     Orange Beach          10,414        1.7%

Total                                                           $603,254      100.0%



Deposit Assumptions

     The deposit growth potential for Vision Bank is strong. The average annual growth rate of aggregate deposits in South Baldwin County between 1994 and 1998 equaled 10.9 percent. The table below demonstrates that not only have deposits grown, but also the number of bank branches has more than doubled from 1994 through 1998. As of June 30, 1998 deposits totaled $603.3 million in the PSA, and there were 25 banking offices.


                              Growth in Deposits
                                 1994 - 1998
                                                                                          Average
                                                                                          Annual
                            1994         1995         1996         1997         1998      Growth
Total Deposits ($000)     $399.054     $426.535     $481.231     $540.145     $603.254     10.9%

Offices                      12           12           17           20           25


     Vision Bank's share of projected deposits is based on an analysis of the average deposit growth rate in the PSA since 1994. It was assumed that total market deposits would continue annual growth for the next three years equal to the average growth rate experienced from June 30, 1994 to June 30, 1998. Given this growth assumption, total aggregate deposits in South Baldwin County at the end of the third year of operation are projected at $822.8 million.

     Deposit levels for Vision Bank are based on the organizers' estimates of available business in Vision Bank's PSA, given the projected market growth rates. It is believed that Vision Bank will achieve market share gains in each of the first three years of operation. For reference, the Peer Group Deposit Mix is as follows:

                      Peer Group Deposit Mix

                 Demand Deposits           14.9%
                 Now Accounts               3.6%
                 CD's under $100,000       34.9%
                 CD's over $100,000        12.2%
                 MMA and Savings           34.4%

Loan Assumptions

     The organizers believe that the loan demand within the market areas is substantial. Commercial and real estate loans will be the prevalent loan types for Vision Bank. The organizers recognize that South Baldwin County offers both tourism and manufacturing-based lending opportunities. The initial prospective customers of Vision Bank will include professional contacts of the organizers - a group with a long and successful history in the real estate and small business community. The customer base will be grown with expanded manufacturing and service-based clients as Vision Bank's community visibility heightens. The targeted customers are businesses and corporations of various sizes and in various industries and professions which have banking needs that include operating accounts, cash management services, lines of credit, term loans and real estate loans.

     The organizers have significant knowledge of the Gulf Shores market. It is the belief of the organizers, based on discussions with prospective customers, that the projected loan levels are achievable, without sacrificing loan quality. The loan to deposit ratio for the peer groups as of June 30, 1998 was 75.6%. The organizers anticipate that Vision Bank will have a loan/deposit ratio of 80 percent for each of its first three years of operation.

     The organizers have assumed that prevailing interest rates will continue to exist. However, the organizers recognize the risks associated with increasing rates, which may be the operating environment when Vision Bank opens for business. The business plan is based on the premise that Vision Bank will attempt to maintain a constant positive spread between the interest earned in investments and loans, and the interest cost incurred on deposits. The positive spread will be achieved by generally offering floating rate loans. Fixed rate loans will be offered only when their maturities match the projected maturities of long term certificates of deposits or other borrowings.

     The organizers have assumed that the pricing for loans will continue to be very competitive and has assumed the following interest rates in Vision Bank's three year business plan:

Assumptions of Interest on Loans

Commercial Loans               8.00%-9.00%
Real Estate Loans              8.00%
Consumer Loans                 9.00%
Federal Funds Sold             4.80%
Other Investments              5.50%

Assumptions on Interest Rates on Deposits

Now Accounts                   3.50%
Savings Accounts               4.90%
Money Market Accounts          3.50%
CDs Less than $100,000         5.25%
CDs Over $100,000              5.25%

Asset and Liability Structure

     The asset/liability mix of Vision Bank will be designed to earn a maximum rate of return within the confines of reasonable liquidity, interest sensitivity, and credit risk. The anticipated mix of loans will cover a broad enough segment of the market to prevent concentrations of credit in any loan type or industry segment. The loan mix will be similar to that of other Gulf Shores community banks. The mix of loans will allow reasonable liquidity due to maturity schedules and amortization. The mix of loans will be related to loan growth in the marketplace and the interest sensitivity requirements of Vision Bank.

     The liability mix will not differ significantly from that of other banks in the marketplace. The target deposit customer will often maintain interest bearing transaction and savings accounts. Time deposits will be kept short but may be extended based on the liquidity and growth expectation of Vision Bank. Large time deposits and brokered deposits will not be sought.

     The investment portfolio will consist primarily of short maturities, but may be extended based on the liquidity and growth expectations of Vision Bank. The loan portfolio will be comprised primarily of adjustable rate loans with average maturities of less than five years.

     Vision Bank will have a funds management policy that will attempt to match maturities and interest rate sensitivity of assets and liabilities, allowing for reasonable tolerance. The organizers realize that a perfect match of assets and liability interest rates sensitivity is not possible and may not be desirable in some cases.

Business Strategy

     Vision Bank expects to develop as a full-service commercial banking organization by initially developing the extensive relationship networks of the proposed president and senior lender. Prospective customers are businesses and corporations of various sizes and in various industries and professions which have banking needs that include operating accounts, cash management services, lines of credit, term loans and real estate loans. It is also expected that Vision Bank will have the opportunity to bid for the operating accounts of public agencies in the City of Gulf Shores and Orange Beach. The organizers are aware of the increased processing and administrative costs of handling public operating accounts and are aware of the pledging requirements for public deposits. The organizers also intend to develop banking relationships with the seasonal residents of Gulf Shores, individuals who generally are wealthy and who have not yet developed significant ties with any of the financial institutions in the area.

     Through strategic alliances yet to be finalized with either third-party vendors or correspondent banks, Vision Bank expects to offer specialized services to enhance the personal nature of the banking relationship and provide greater value as a way of capturing and retaining customer loyalty. These services will include courier service, internet banking through Vision Bank's data processing vendor, investment services, debit cards, credit cards, and payroll services.

     In order to accommodate the credit needs of the businesses and corporations that have been identified as likely prospective customers, Vision Bank expects to enter into loan participations with several correspondent banks that are familiar with the marketplace and with Vision Bank's officers and credit standards. Examples of such correspondent banking relationships could be several large Alabama banks such as Compass, National Bank of Commerce, The Banker's Bank, and SouthTrust. Vision Bank expects to have numerous opportunities to consider financing for small businesses and certain entrepreneurial organizations, and will extend credit through participation in the Small Business Administration programs. It is expected that these loans, if any, will be organized and then packaged and sold to enhance fee income for Vision Bank.

     Vision Bank plans to engage in aggressive direct marketing and officer calling during the first year of operation to achieve loan and deposit goals and to fully implement Vision Bank's strategy to acquire banking relationships of the targeted contacts of the organizers. Depending on the success of this effort, Vision Bank will expand marketing and promotional efforts as appropriate, including expanding staff to include a full-time business development officer.

Proposed Deposit Services

     Vision Bank proposes to offer the following deposit-related products to its customers:

     Consumer Deposit Products                    Miscellaneous Services

     Regular Checking                             ATM/Debit Card
     Interest Checking                            Night Depository
     Money Market Checking                        Safe Deposit Boxes
     Senior (Age 50+) Checking                    Stop Payments
     Regular Savings                              Collections
     Certificates of Deposit                      Direct Deposits
     Individual Retirement Accounts               Savings Bonds
                                                  Wire Transfers
     Commercial Deposit Products                  Bank by Mail
                                                  Travelers Checks
     Regular Business Checking                    Official Checks
     Regular Business Interest Checking           MasterCard/Visa
     Money Market Checking                        Automatic Transfer
     Regular Savings                              Courier Service
     Certificates of Deposit                      Overdraf Protection


     Vision Bank has no pre-determined deposit composition. The deposit mix and other services will depend upon market conditions and customer demand.


Loans and Loan Policy

     Vision Bank intends to offer the following types of loans in the following approximate amounts relative to total loans:

          Commercial Loans           -     42%
          Installment Loans          -     37.5%
          Single Pay Loans           -     12.5%
          Real Estate Loans          -     8.3%

     Vision Bank has not yet adopted a formal loan policy, but we expect that the underwriting and other criteria for loans that we make will be consistent with prudent banking practices. For example, the primary credit risk associated with any loan is the creditworthiness of the borrower and the primary source of repayment for any loan will be the borrower's financial strength. Adequate collateral for loans will normally be required. However, collateral value will not make a non-creditworthy borrower creditworthy. Personal guarantees will be required when the value or marketability of the collateral is in doubt or, in the case of a commercial loan, the commercial enterprise carries additional risk. Credit risk insurance will be offered as an option, but will only be required when management determines that the risk indicates need for insurance.

     We do not expect that any category of loan made by Vision
Bank will represent a significantly higher degree of risk than any other category.

     We expect that Vision Bank's loan policy will provide for various levels of officer lending authority, with a requirement of loan committee approval or full board approval for loans that exceed certain amounts or loans that otherwise carry unusual risk.

     In addition, we expect that Vision Bank will have in place on the date of opening loan requirements that are specified for various types of loans to be made. For example:

     * We will require a first or second mortgage on any real estate loan equal to a specified minimum percentage of the loan amount. These percentages may vary based on the type of loan, such as a loan-to-value limit of 65 percent for raw land, 80 percent for construction loans, and 85 percent for 1-4 family residential loans.

     * We will generally limit commercial loans to short-term loans to local businesses, with amortization of the loan for a greater period sometimes permitted. Long term commercial loans may be made when the economic feasibility of the loan is established, the term of the loan does not exceed its economic purpose, and an acceptable repayment schedule can be demonstrated.

     * We will require independent appraisals on all residential and commercial loans secured by real estate.

     * Consumer loans will normally be made for the purchase of automobiles, recreational equipment, and equity lines of credit. Personal signature loans will generally be limited to well established customers who have a sound credit history.

     Loans will be made at both fixed and variable rates, depending upon market and competitive conditions.

     Vision Bank will not extend credit to any member of its board of directors or any executive officer unless the extension is on substantially the same terms and conditions, including interest rate and collateral, as those prevailing for comparable transactions with non-affiliated borrowers and does not involve more than the normal risk of repayment. Such extensions must also have prior board of director approval with the related-party abstaining from the approval.


                          SUPERVISION AND REGULATION

     Bank holding companies and banks are regulated extensively under both federal and state law. The following information describes some but not all of the applicable statutory and regulatory provisions, and it is qualified in its entirety by reference to the particular statutory and regulatory provisions. Any change in applicable law or regulation may have a material effect on the business of Vision Bancshares and Vision Bank.

Vision Bancshares

     Vision Bancshares will be a bank holding company registered with, and subject to supervision by, the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956 (the "BHC Act"). The Federal Reserve Board may examine Vision Bancshares and Vision Bank.

     The BHC Act requires prior Federal Reserve Board approval for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than 5% of the voting shares or substantially all the assets of any bank, or for a merger or consolidation of a bank holding company with another bank holding company. With certain exceptions, the BHC Act prohibits a bank holding company from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in any activity other than banking or managing or controlling banks or performing services for its authorized subsidiaries. A bank holding company may, however, engage in or acquire an interest in a company that engages in activities which the Federal Reserve Board has determined, by regulation or order, to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Recent legislation passed by Congress will permit bank holding companies to acquire securities, insurance and other financial services related businesses and, thus, permit bank holding companies to engage in a wide range of financial activities not previously permitted.

     Vision Bancshares and Vision Bank will be subject to the Federal Reserve Act, Section 23A. Section 23A defines "covered transactions" to include extensions of credit and limits a bank's covered transactions with any single affiliate to no more than 10% of a bank's capital and surplus. Covered transactions with all affiliates combined are limited to no more than 20% of a bank's capital and surplus. All covered and exempt transactions between a bank and its affiliates must be on terms and conditions consistent with safe and sound banking practices and a bank and its subsidiaries are prohibited from purchasing low quality assets from Vision Bank's affiliates. Finally, Section 23A requires that all of a bank's extensions of credit to an affiliate be appropriately secured by collateral. Vision Bancshares and Vision Bank will also be subject to Federal Reserve Act, Section 23B, which further limits transactions among affiliates.

     Vision Bancshares's ability to pay dividends will depend upon the earnings and financial condition of Vision Bank and certain legal requirements. The Federal Reserve Board has stated that bank holding companies should not pay dividends except out of current earnings and unless the prospective rate of earnings retention by Vision Bancshares appears consistent with its capital needs, asset quality and overall financial condition.

     In the future, Vision Bancshares will rely upon the payment to it, if any, of dividends by Vision Bank for the payment of dividends on its shares of common stock.


Vision Bank

     Vision Bank will be a state bank organized under the laws of the State of Alabama and its deposits will be insured by the "FDIC" up to the maximum amount permitted by law. Vision Bank will be subject to regulation, supervision and regular examination by the Superintendent of the Alabama State Banking
Department and the FDIC. Federal and state banking laws and regulations regulate, among other things, the scope of the banking business conducted by Vision Bank, its loans and investments, reserves against deposits, mergers and acquisitions, borrowings, dividends, minimum capital requirements, and the locations of branch offices and certain facilities.

     Under the Alabama Banking Code, a state bank may not declare or pay a dividend in excess of 90% of the net earnings of such bank until the surplus of the bank is equal to at least 20% of its capital, and thereafter the prior written approval of the Superintendent is required if the total of all dividends declared by the bank in any calendar year exceeds the total of its net earnings for that year combined with its retained net earnings for the preceding two years less any required transfers to surplus. No dividends, withdrawals or transfers may be made from the bank's surplus without prior written approval of the Superintendent. As a newly organized bank, Vision Bank may not pay dividends during its first three years of operation without the prior approval of the Superintendent and the FDIC.

     The various federal bank regulators, including the Federal Reserve Board, have adopted a risk-based capital requirement for assessing bank and bank holding company capital adequacy. These standards establish minimum capital standards in relation to the relative credit risk of assets and off-balance sheet exposures. Capital is classified into two tiers. Tier I capital consists of common shareholders' equity and perpetual preferred stock (subject to certain limitations) and is reduced by goodwill and minority interests in the common equity accounts of consolidated subsidiaries. Tier II capital consists of the allowance for possible loan losses (subject to certain limitations) and certain subordinated debt. The risk-based capital guidelines require financial institutions to maintain specific defined credit risk factors (risk-adjusted assets). The minimum Tier I capital ratio is 4.0%, and the combined Tier I and Tier II capital to risk-weighted assets ratio is 8.0%. The Federal Reserve Board also has adopted regulations which supplement the risk-based capital guidelines to include a minimum leverage ratio of Tier I capital to total assets of 3.0% to 5.0%.

     The Federal Reserve Board's risk based capital guidelines will be applied to Vision Bancshares and Vision Bank on a consolidated basis. This will limit Vision Bancshares's ability to engage in acquisitions financed by debt. The FDIC has adopted similar risk-based capital requirements that are applicable to Vision Bank. The Federal Reserve Board, the FDIC and the Superintendent have imposed minimum capital (leverage) requirements. Those rules may affect the future development of Vision Bancshares's long-term business and capital plans, and may affect its ability to acquire additional financial institutions and other companies.


Support of Subsidiary Institutions

     Under Federal Reserve Board policy, Vision Bancshares will be expected to act as a source of financial strength for, and to commit resources to support, Vision Bank. This support may be required at times when, without this Federal Reserve Board policy, Vision Bancshares might not be inclined to provide it. In addition, any capital loans by Vision Bancshares to Vision Bank may be repaid only after its deposits and certain other indebtedness are repaid in full. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.


Prompt Corrective Action

     The Federal Deposit Insurance Corporation Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized institutions. Under this system, the federal banking regulators have established five capital categories (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized), are required to take certain mandatory supervisory actions, and are authorized to take other discretionary actions, with respect to institutions in the three undercapitalized categories. The severity of the action will depend upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. The federal banking agencies have specified by regulation the relevant capital level for each category.

     An institution that is categorized as undercapitalized, significantly undercapitalized or critically undercapitalized is required to submit an acceptable capital restoration plan to its appropriate federal banking agency. A bank holding company must guaeets its capital restoration plan, subject to certain limitations. The controlling holding company's obligation to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. An undercapitalized institution is also generally prohibited from increasing its average total assets, making acquisitions, establishing any branches or engaging in any new line of business, except under an accepted capital restoration plan or with FDIC approval. In addition, the appropriate federal banking agency may test an undercapitalized institution in the same manner as it treats a significantly undercapitalized institution if it determines that those actions are necessary.


FDIC Insurance Assessments

     The FDIC has adopted a risk-based assessment system for insured depositary institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The system assigns an institution to one of three capital categories: (1) well capitalized; (2) adequately capitalized; and (3) undercapitalized. These three categories are substantially similar to the prompt corrective action categories described above, with the "undercapitalized" category including institutions that are undercapitalized, significantly undercapitalized, and critically undercapitalized for prompt corrective action purposes. The FDIC also assigns an institution to one of three supervisory subgroups within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation that the institution's primary federal regulator provides to the FDIC and information that the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. The FDIC then determines an institution's insurance assessment rate based on the institution's capital category and supervisory category. Under the risk-based assessment system, there are nine combinations of capital groups and supervisory subgroups to which different assessment rates are applied. Assessments range from 0 to 27 cents per $100 of deposits, depending on the institution's capital group and supervisory subgroup.

     In addition, effective January 1, 1997, the FDIC imposed assessments to help pay off the $780 million in annual interest payments on the $8 billion Financing Corporation bonds issued in the late 1980s as part of the government rescue of the thrift industry. The FDIC will assess banks at a rate of 1.3 cents per $100 deposits until December 31, 1999. Thereafter, it will add approximately 2.4 cents per $100 of deposits to each assessment.

     The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.


Other Legislative Action

     Other legislative and regulatory proposals regarding changes in banking, and the regulation of banks, thrifts and other financial institutions are considered from time to time by the executive branch of the federal government, Congress and various state governments. Some of those proposals, if adopted, could significantly change the regulation of banks and the financial services industry. It cannot be predicted whether any proposals will be adopted, and, if adopted, how these will affect Vision Bancshares or Vision Bank.

Monetary and Fiscal Policy

     Banking is a business which depends on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and its other borrowings and the interest received by a bank on its loans to customers and its securities holdings constitutes the major portion of a bank's earnings. Thus, the earnings and growth of Vision Bancshares and Vision Bank will be subject to the influence of economic conditions generally, both domestic and foreign, and also to the monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve Board. The Federal Reserve Board regulates the supply of money through various means, including open-market dealings in United States government securities, the discount rate at which members may borrow, and reserve requirements on deposits and funds availability regulations. These instruments are used in varying combinations to influence the overall growth of bank loans, investments and deposits and also affect interest rates charged on loans or paid on deposits. The policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and will continue to do so in the future. The nature and timing of any future changes in Federal Reserve Board policies and their impact on Vision Bancshares cannot be predicted.


                            DIRECTORS AND OFFICERS

Background

     The organizers of Vision Bancshares together with Olen
Crawford will serve as members of the board of directors of Vision Bancshares, or Vision Bank, or both. The table below lists the directors and executive officers of Vision Bancshares.

                              Position
                              with Vision
                              Bancshares and                  Principal Occupation
Name and Age                  Vision Bank                     for the Last Five Years
J. Daniel Sizemore, 51        Proposed CEO and                Proposed CEO and
                              Chairman of the                 Chairman
                              Board                           of Vision Bancshares
                              of Vision Bancshares            and Vision Bank
                              & Vision Bank                   since April, 1999;
                                                              President and Chief
                                                              Executive
                                                              Officer, The Bank,
                                                              Birmingham, Alabama
                                                              1998 - 1999;
                                                              President and Chief
                                                              Executive
                                                              Officer, Commerce
                                                              Bank
                                                              of Alabama,
                                                              Albertville, Alabama
                                                              1994 - 1998

James R. Owen, Jr., 47        Director of Vision              President, Gulf Shores
                              Bancshares & Vision             Title Insurance Co., Inc.
                              Bank                            (Title Insurance Company)

Olen E. Crawford,47           Vision Banchsares               Business Developer
                              Director                        (self-employed) since 1998;
                                                              President, Call Points
                                                              Business Unit of Vialog
                                                              Communication 1997-1998;
                                                              Executive Vice President,
                                                              Conference Source
                                                              International,
                                                              1992-1997

Joe C. Campbell, 53           Vision Bancshares               District Manager, ALFA
                              Director                        Insurance Company
                                                              (General Insurance)
Donald W. Peak, 59            Director of Vision              President, Forest Manor
                              Bancshares & Vision             Nursing Home, Inc.
                              Bank                            (long-term care facility);
                                                              President, Phoenix
                                                              Therapy Associates
                                                              (rehabilitation
                                                              therapy); President,
                                                              Central Medical
                                                              Supplies of Alabama
                                                              (durable medical equipment)

Thomas Gray Skipper, 28(1)    Vision Bancshares               Vice President, Scotch
                              Director                        Plywood Company

Gordon Barnhill, Jr., 44      Director of Vision              Owner, Barnhill Land
                              Bancshares & Vision             and Real Estate
                              Bank                            (Real Estate Business)
                                                              and farmer

Daniel M. Scarbrough,         Director of Vision              Vice President, Community
M.D., 54                      Bancshares & Vision             Health Systems, Inc. since
                              Bank                            Private practice of medicine
                                                              prior to July 4, 1997

Patrick Willingham, CPA,      Director of Vision              President and CEO,
54                            Bancshares & Vision             Community Health
                              Bank                            Systems, Inc.
                                                              (Certified Public
                                                              Accountant)

S. Millard Johnson, 75        Vision Bancshares               Retired Business Executive
                              Director

William T. Carlson, Jr., 48   Vision Bancshares               Of Counsel,
                              Director                        Capell & Howard, P.C.
                                                              (Lawyer)

Rick A. Phillips, 47          Director of Vision              Owner, Professional Real
                              Bancshares & Vision             Estate Partners, Inc.
                              Bank                            (Real Estate Brokerage
                                                              and Marketing)

William D. Moody, 52          Director of Vision              President, Alpha Development
                              Bancshares & Vision             Group, Inc.
                              Bank                            (Real Estate Development)

George W. Skipper, III,       Vision Bancshares               Vice President, Skipper
54 (1)                        Director                        Insurance
                                                              (General Insurance)

Julian Brackin, 49            Vision Bancshares               Partner, Brackin and
                              Director                        McGriff, P.C.
                                                              (Attorney)

Nancy Jayne Jackson, 42       Senior Vice President           Senior Vice President,
                                                              Vision Bancshares; Senior
                                                              Vice President, Operations
                                                              Ready Bank, Ft. Walton
                                                              Beach, Florida, 1999; Vice
                                                              President and Information
                                                              Systems Auditor, Aliant
                                                              Bank, Montgomery, Alabama
                                                              prior to 1999.


(1)     George W. Skipper, III is the father of Thomas Gray Skipper.


Election and Terms of Board of Directors

     Directors of Vision Bancshares will be elected annually for three year terms. The terms will be staggered with approximately one-third of the directors being elected each year for three year terms. The following directors will serve until the 2000 annual meeting: Messers. Barnhill, Brackin, Campbell, Carlson and Crawford. Directors Johnson, Moody, Owen, Peak and Phillips will serve until the 2001 annual meeting, and directors Scarbrough, Sizemore, George W. Skipper, III, Thomas Gray Skipper and Willingham will serve until the 2002 annual meeting. Directors of Vision Bank will be elected annually and serve one year terms.
 Officers of Vision Bancshares and Vision Bank serve at the discretion of the respective boards of directors.

     During Vision Bank's first fiscal year, directors will not receive any fees for serving in that capacity. Thereafter, director fees may be paid in amounts determined by the board of directors of Vision Bank. Directors who are employees of Vision Bank will receive no compensation for serving as bank directors. The directors of Vision Bancshares could receive director fees from Vision Bancshares paid out of the capital retained by Vision Bancshares.

     Vision Bancshares's articles of incorporation set the minimum number of directors at 6 and the maximum at 20, with the exact number to be determined by resolution of the directors. Initially, there are expected to be 15 members of the board, as shown above. It is presently contemplated that Vision Bank will employ a senior vice president and that the person holding that position will be appointed by the other board members as a member of the board of directors.


Committees of the Board

     The board of directors of Vision Bank will initially have an audit committee, loan committee and investment committee.

     The audit committee, consisting of Messrs. Patrick Willingham, Gordon Barnhill, Rick A. Phillips and Daniel M. Scarbrough, will recommend to the board of directors the independent accountants to be selected as Vision Bancshares' auditors, review the audit plan, financial statement and audit results, review with internal and independent auditors and bank examiners Vision Bank's accounting practices and policies, and overall accounting and financial controls, and conduct an appropriate review of any related party transactions and potential conflict of interest situations.

     The investment committee will consist of Messrs. J. Daniel Sizemore, James R. Owen, Jr., William D. Moody, Gordon Barnhill, and Daniel M. Scarbrough. In addition, it is anticipated that a senior vice president of Vision Bank will serve on this committee. The investment committee will be charged with reviewing Vision Bank's investment portfolio and investment activities.

     The loan committee will include Messrs. J. Daniel Sizemore,
James R. Owen, Jr., Patrick Willingham, William D. Moody and
Rick A. Phillips, as well as Vision Bank's senior loan officer.


Executive Compensation

     Officers of Vision Bancshares and Vision Bank will serve at the discretion of the board of directors.

     The following tables show on a prospective basis for 1999 the anticipated annual rate of compensation and stock option grants to be paid to Vision Bancshares' chairman and chief executive officer.

                          Summary Compensation Table

                                     Annual Compensation                  Long Term
                                                                          Compensation
                                                                           Award
Name and                                                                   Securities
Principal                                                  Other Annual    Underlying
Position                 Year    Salary ($)   Bonus ($)    Compensation    Options (#)
J. Daniel Sizemore
Chairman and CEO         1999     $120,000       (1)            $0         35,000 (2)


(1) Bonuses will be determined annually.

(2) The exercise price is $10.00 per share.


                             Options to be Granted

                                  Number of
                                  Securities   % of Total
                                  Underlying   Options      Exercise
                                  Options to   Granted to   Price      Expiration
     Name                         be Granted   Employees    ($/Sh)     Date
J. Daniel Sizemore                  35,000        70%         $10      10 Year


Employment Agreements

     J. Daniel Sizemore has an employment agreement with Vision Bancshares to serve as president and chief executive officer of Vision Bancshares and chairman and chief executive officer of Vision Bank. The agreement has a three year term and may be renewed daily for a continuous three year term. The agreement may only be terminated upon three years notice except that the agreement may be terminated by Vision Bancshares at any time for cause. Mr. Sizemore will receive a base salary of $120,000 per year, and be entitled to certain benefits such as life insurance, a $750 per month automobile allowance, and country club and civic dues. The agreement also provides that Mr. Sizemore will receive options of 35,000 shares of Vision Bancshares's common stock at a price of $10 per share.


Certain Relationships and Related Transactions

     Gulf Shores Investment Group, LLC (the "Investment Group") is an Alabama limited liability company that proposes, subject to regulatory approval, to own the real estate and construct and own the buildings for Vision Bank's main office and branch office. The Investment Group will be formed by those persons who are directors of Vision Bancshares, except Olen E. Crawford . The lease agreement for Vision Bank's main office will have a three year term and will provide for annual lease payments of $155,295, payable monthly with additional rental payments made based upon certain operating costs of the building. The lease may be extended for three, three year terms. Vision Bank will operate out of a temporary modular unit owned by Vision Bank for approximately nine months and will pay $2,630 per month in ground lease payments to the Investment Group.

     The lease for the branch office will have a three year term and provide for annual lease payments of $63,000, payable monthly, with additional rental payments made based upon certain operating costs of the building. The lease may be extended for three, three year terms. It is anticiapted that the construction of the branch office will not be completed until approximately
August, 2000. In the meantime, the Investment Group will lease the ground for the branch to Vision Bank at a monthly lease of $1,975. Vision Bank will maintain a temporary modular building on this site for use as the branch bank premises. The Investment Group will purchase the site of this branch from George W.
Skipper, III, and Thomas Grey Skipper, organizers and directors of Vision Bancshares, for a purchase price of $275,000.

     Each of the organizers has signed an agreement providing that each person will contribute up to a maximum of $25,000 to pay his pro rata portion of the organizational expenses for Vision Bank and Vision Bancshares. The agreement provides that upon receipt of appropriate regulatory approvals, Vision Bank will reimburse the organizers for these expenses. From these contributions, Vision Bancshares paid $17,500 on an option to purchase the land on which Vision Bank will be located and $7,280 to architects for building plans. The Investment Group will reimburse Vision Bancshares for these payments.

     The foregoing lease arrangements are subject to approval of the FDIC. If the FDIC does not approve the lease arrangements, Vision Bank will buy the real estate and construct and own the bank buildings at such sites.

     In the opinion of the directors of Vision Bancshares, the terms of these lease agreements (including the purchase price for the branch site) and reimbursements for costs between the Investment Group and Vision Bancshares or Vision Bank are at least as favorable as those that could have been obtained from an unaffiliated party.

     In the future, Vision Bank may make loans to its directors and officers in the ordinary course of business. Such loans, or other banking transactions involving these persons, will be made on the same terms, including interest rate and collateral requirements, that Vision Bank would make to the general public.


Incentive Stock Compensation Plan

     The board of directors of Vision Bancshares has adopted an Incentive Stock Compensation Plan. The directors believe an incentive program will be an important asset in attracting and retaining qualified personnel and motivating their efforts on behalf of Vision Bank and its interests. This plan will be submitted to a vote of Vision Bancshares shareholders at the first meeting of shareholders.

     The following discussion outlines some of the essential features of this plan, but is qualified in its entirety by reference to the full text of the plan which is included as an exhibit to the registration statement of which this prospectus is a part.

     All key employees of Vision Bank are eligible to participate in this plan. The selection of participants is entirely within the discretion of the stock option plan committee which is to be comprised of two or more members of the board of directors of Vision Bancshares designated by resolution. The plan will be administered by the committee, which has the exclusive right, subject to the provisions of the plan, to interpret its provisions and to prescribe, amend and rescind rules and regulations for its administration.

     Vision Bancshares has reserved a total of 75,000 shares of common stock for issue under the plan. For "incentive stock options" qualified as such under section 422(a) of the Internal Revenue Code, the aggregate value of the shares for which an employee may be granted options in any year cannot exceed $100,000, measured by the fair market value at date of grant, plus any unused carryover of this annual limitation. The price of the option cannot be less than 100% of the fair market value of the shares on the date the option is granted, except as to persons who hold more than 10% of the voting power of Vision Bancshares, in which case the option price cannot be less than 110% of fair market value.

     No option may be exercised more than ten years after it is granted. An option becomes exercisable, subject to the foregoing limitation, any time after it is granted unless vesting requirements are imposed with the grant. An option must be exercised within 90 days of retirement, and within 90 days of other termination from Vision Bancshares or Vision Bank. All vesting requirements on options may be waived if there is a change of control, or potential change of control of Vision Bancshares.

     The board of directors of Vision Bancshares has granted options to Mr. Sizemore for 35,000 shares and plans to grant options to other officers for an aggregate of 15,000 shares. These options are exercisable at $10.00 per share, and otherwise on the terms described above.

     The plan also provides that notwithstanding any other provision in the plan or any agreement under the plan, Vision Bancshares's primary bank regulator shall at any time have the right to require any holder of options to exercise such options or forfeit options not exercised if Vision Bancshares's capital falls below minimum capital required by Vision Bancshares' primary bank regulator.


Employee Stock Purchase Plan

     The board of directors of Vision Bancshares has also adopted an Employee Stock Purchase Plan, which is intended to qualify under Section 423(b) of the Internal Revenue Code. Under this plan eligible Bank employees may purchase shares of Vision
Bancshares through a payroll deduction plan. We believe it is important that employees of Vision Bank have an opportunity to invest in Vision Bancshares's future, and that this plan can be a valuable incentive for employees. This plan will also be submitted to a vote at Vision Bancshares' first shareholders meeting.

     The form of the Employee Stock Purchase Plan was filed as an exhibit to the registration statement of which this prospectus is a part. The following discussion outlines some of the essential features of the plan, but is qualified in its entirety by reference to the full text of the plan.

     Generally, all active full-time employees of Vision Bank are eligible to participate in the Employee Stock Purchase Plan. No employee may be permitted to subscribe for shares if immediately after subscribing he or she would own shares (including those which may be purchased under outstanding subscriptions under the Employee Stock Purchase Plan) representing 5% or more of the total combined voting power or value of all classes of stock of Vision Bancshares.

     Employees will have the opportunity to subscribe to purchase shares at a series of offerings occurring at six-month intervals. Offering periods will be for 15 days. The total number of shares available under all offerings on a cumulative basis is 7,500. To subscribe to purchase shares, an employee must sign a subscription agreement specifying the number of shares he or she will purchase. During an offering period, an employee may subscribe for a minimum of 10 shares and a maximum of 50. An employee may subscribe to purchase stock in more than one offering period.

     The purchase price of a share must not be less than 85% of the fair market value of the shares on the date offered.

     No employee may subscribe to purchase shares under the Employee Stock Purchase Plan if doing so would permit his or her rights to purchase shares under all stock purchase plans of Vision Bancshares to accrue at a rate which exceeds $25,000 of the fair market value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which such right to subscribe is outstanding at any time. Pursuant to this limitation, Mr. Sizemore will not be eligible to participate in the Employee Stock Purchase Plan.

     Each employee who subscribes to purchase shares during an offering period must sign an authorization for payroll deductions by Vision Bank to pay the purchase price of the subscribed shares. Payment will be made in equal regular installments, at least monthly, over a period of 12 calendar months.

     Employees will not have voting or other rights of shareholders with respect to any shares covered by subscription agreements until the date the full purchase price of all shares covered by such subscription agreement has been paid.


Director Stock Plan

     The board of directors of Vision Bancshares has adopted a
Director Stock Plan.   This plan permits stock options to be
granted to directors and permits directors to receive director fees in stock in lieu of cash.

     The following discussion outlines some of the essential features the plan which is included as an exhibit to the registration statement of which this prospectus is a part.

     The plan will be administered by the compensation committee of the board, which has the exclusive right, subject to the provisions of the plan, to interpret its provisions and to prescribe, amend and rescind rules and regulations for its administration.

     Vision Bancshares has reserved a total of 70,000 shares of common stock for issue under the plan and plans to issue options to each non-employee director in the amount of 5,000 shares each.
J. Daniel Sizemore, as a full-time employee, will not receive options under this plan because he has received options under the Vision Bancshares Incentive Stock Compensation Plan described above.

     No option may be exercised more than ten years after it is granted. Subject to the foregoing limitation, an option becomes exercisable any time after it is granted, unless it is subject to vesting requirements at the time of grant. The exercise price for each option shall be the fair market value of the option on the date of grant.

     Under the plan, members of the board of directors may elect to receive shares of common stock as restricted stock in lieu of receiving cash director fees at an amount equal to the cash fees that would be due to be paid divided by 75 percent of the fair market value of the common stock.

     The plan also provides that notwithstanding any other provision in the plan or any agreement under the plan, Vision Bancshares' primary bank regulator shall at any time have the right to require any holder of options to exercise such options or forfeit options not exercised if Vision Bancshares' capital falls below minimum capital required as determined by Vision Bancshares' primary bank regulator.


Change in Control Provisions

     Both the Incentive Stock Compensation Plan and the Director Stock Plan provide that if a change in control or potential change in control of Vision Bancshares occurs, options outstanding that are not yet exercisable as a result of vesting requirements may nevertheless be exercised. Also, in lieu of exercise, Vision Bancshares has the right to pay cash to the holder equal to the "change of control price." The change of control price is the highest price paid or offered in a change of control or potential change of control within the preceding 60 days. A change in control occurs when a person or entity acquires 20 percent or more of Vision Bancshares' common stock or when certain other events occur such as a change in two-thirds of the board of directors that is not recommended by the incumbent directors.

      A potential change in control occurs when Vision Bancshares enters into an agreement that would result in a change of control or a person or entity acquires 5 percent or more of Vision Bancshares common stock and the board of directors determines by resolution that such acquisition constitutes a change in control.


Indemnification of Directors and Officers

     The bylaws of Vision Bancshares provide that Vision Bancshares will indemnify its and Vision Bank's officers, directors, employees and agents to the extent permitted by the Alabama Business Corporation Act. That Act permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses (including attorney's fees), judgments, fines and settlements incurred by him in connection with any such suit or proceeding. In order to receive indemnification, the person must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a derivative action on behalf of the corporation, that he not be adjudged to be liable for negligence or misconduct.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Vision Bancshares or Vision Bank, pursuant to the foregoing provisions, or otherwise, Vision Bancshares has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by Vision Bancshares of expenses incurred or paid by a director, officer or controlling person of Vision Bancshares in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Vision Bancshares will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                       SECURITY OWNERSHIP OF MANAGEMENT
                        AND PRINCIPAL SECURITY HOLDERS

     The following table shows the proposed beneficial ownership of the shares of common stock of the directors and executive officers of Vision Bancshares, assuming the minimum of 800,000 shares will be outstanding after completion of the offer. The directors intend to purchase directly or indirectly an aggregate of at least 422,700 shares at a purchase price of $10.00 per share.

                                Number of Shares of                 Percentage
Name and Address             Common Stock to be Owned               Ownership
J. Daniel Sizemore                  67,500 (1)                       8.08% (1)
33343 River Road
Orange Beach, AL 36561

James R. Owen, Jr.                  25,000                           3.125%
P.O. Box 895
Gulf Shores, AL 36547

Olen E. Crawford                    50,000                           6.25%
7001 Val Monte Drive
Guntersville, AL 35976

Joe C. Campbell                     30,000                           3.75%
110 Eagle Drive
Albertville, AL 35951

Donald W. Peak                      25,000                           3.125%
2401 32nd Street
Northport, AL 35476

Thomas Gray Skipper                 25,000                           3.125%
1452 Drewry Road
Monroeville, AL 36460

Gordon Barnhill, Jr.                25,000                           3.125%
Post Office Box 644
Robertsdale, AL 36567

Daniel M. Scarbrough, M.D.          25,000 (2)                       3.125%
30815 Peninsula Drive
Orange Beach, AL 36561

Patrick Willingham, CPA             25,000 (3)                       3.125%
30475 Harbour Drive
Orange Beach, AL 36561

S. Millard Johnson                  25,100 (4)                       3.137%
P.O. Box 375
216 W. Canal Road
Gulf Shores, AL 36547

William T. Carlson, Jr.             25,100 (5)                       3.137%
3038 Taralane Drive
Birmingham, AL 35216

Rick A. Phillips                    30,000                           3.75%
Post Office Box 3351
Gulf Shores, AL 36547

William D. Moody                    30,000                           3.75%
4170 Spinnaker Drive
Unit #1020-D
Gulf Shores, AL 36542

George W. Skipper, III              25,000                           3.125%
307 Skipper Drive
Jackson, AL 36545

Julian Brackin                      25,000                           3.125%
1261 Patrick Street
Daphne, AL 36526

Nancy Jayne Jackson                      0                               0%
9055 Eagle Lane
Foley, AL 36535

All Directors and Officers
as a group (16 persons)            457,500 (6)                      54.81%


(1) Includes 35,000 shares subject to options to be granted to Mr. Sizemore under the Incentive Stock Compensation Plan.

(2) Dr. Scarbrough is medical director of Community Health Systems, a non-profit corportion, which will acquire 50,000 shares. Dr. Scarbrough disclaims any beneficial ownership of those shares. See footnotes (4) and (5).

(3) Mr. Willingham is chairman of the board of Community Health Sysems. Mr. Willingham disclaims any beneficial ownership over shares to be acquired by that entity. See footnotes
            (2), (4) and (5).

(4) Mr. Johnson is a director of Community Health Systems and will own 100 shares directly. Mr. Johnson will vote 25,000 of the 50,000 shares to be owned by that entity. See footnote (2).

(5) Mr. Carlson is a director of Community Health Systems and will own 100 shares directly. Mr. Carlson will vote 25,000 of the 50,000 shares to be owned by that entity. See footnote (2).

(6) Includes options referenced in footnote (1). The percentage for the group assumes that shares subject to options have been issued.


                         DESCRIPTION OF CAPITAL STOCK

     The following summarizes certain provisions of Vision Bancshares's capital stock. Additional information regarding the capital stock is set forth in the articles of incorporation and bylaws of Vision Bancshares that are included as exhibits to the registration statement of which this prospectus is a part and in the applicable provisions of the Alabama Business Corporation Act under which Vision Bancshares is incorporated and by which its corporate affairs will be governed.


General

     The authorized capital stock of Vision Bancshares consists of 10,000,000 shares of common stock, $1.00 par value per share, 100 shares of which are currently issued to Daniel Sizemore for organizational purposes, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which is outstanding. A minimum of 800,000 and a maximum of 1,000,000 shares of common stock are offered by this prospectus. In addition, an aggregate of 152,500 shares of common stock are reserved for issuance under Vision Bancshares's stock option plans and the Employee Stock Purchase Plan.

     The preferred stock may be issued from time to time as a class without series, or if so determined by the board of directors, either in whole or in part in one or more series. The voting rights, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock (or of the entire class of preferred stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof may be fixed by resolution of the board of directors. The preferred stock may have a preference over the common stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of Vision Bancshares and such other preferences as may be fixed by the board of directors.


Voting

     Holders of the shares are entitled to one vote per share on all matters to be voted upon by shareholders. Vision Bancshares's articles of incorporation provide that directors are elected for three year terms. The holders of the shares of common stock do not have cumulative voting rights, which means that the holders of more than one-half of the outstanding shares can elect all of the directors.


     Shareholders may call special meetings of shareholders if they own 10 percent or more of the outstanding shares of common stock of Vision Bancshares. Shareholders may take action without a shareholder meeting only by a written consent signed by all shareholders entitled to vote on the subject matter at a shareholder meeting.

     The board of directors may increase or decrease by 30 percent or less the number of directors last elected by shareholders and may fill any vacancies so created. Increases or decreases in the number of directors by more than 30 percent may only be made by shareholders, with shareholders filling any vacancies as a result of such increase.


Dividends

     Shareholders may receive dividends when and if declared by the board of directors in accordance with applicable law. See
"Dividend Policy."


Other Rights

     Holders of shares of common stock are entitled to share ratably in the assets of Vision Bancshares legally available for distribution to its shareholders in the event of liquidation, dissolution or winding up of Vision Bancshares. Shareholders have no preemptive, subscription, redemption or conversion rights. All outstanding shares of common stock and the shares to be issued in this offering will be, upon payment therefor and issuance, fully paid and non-assessable.


Possible Issuance of Shares - Certain Anti-Takeover Effects

     Under Vision Bancshares's articles of incorporation, and after reserving for the maximum of 1,000,000 shares that could be issued in the offer and 152,500 shares that may be issued under benefit plans, the board of directors may issue up to an additional 8,847,500 shares of Vision Bancshares's common stock without further approval or authorization of the shareholders. It is possible that additional shares could be issued in the future and that such issuance could cause dilution in the value of shares then outstanding. The existence of authorized shares could enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to gain control of Vision Bancshares by a proxy contest, tender offer, merger or other means that is not favored by management.
     The authority of the board of directors to issue preferred stock with such rights and privileges, including voting rights, as it may deem appropriate could also enable the board to deter or prevent a change in control despite a shift in the ownership of the common stock.

     Because directors are elected for three year terms, with approximately one-third of the board elected each year, two elections will be required to change a majority of the members of the board. This method could delay, or make more difficult, a change in the board or in control of Vision Bancshares.

     Directors may only be removed by shareholders for cause.


                MARKETABILITY OF SECURITIES

     Although the 1,000,000 shares offered by this prospectus will be registered under applicable state and federal securities laws, we do not expect that a public trading market, or public price quotations of the shares, will develop. Investors should expect to hold their shares for an indefinite period of time.

     After the offering, Vision Bancshares will have reserved 152,500 shares of common stock for issuance under its stock plans. No holders of shares of common stock or options have the right to require that Vision Bancshares undertake the registration of their shares or to include their shares in any registration statement undertaken by Vision Bancshares.

     The shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933, unless the shares are held by persons deemed to be "affiliates" of Vision Bancshares. An affiliate of an issuer is defined in Rule 144 under the Securities Act as a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the issuer. Rule 405 under the Securities Act defines the term "control" to mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the person whether through the ownership of voting securities, by contract or otherwise. All directors of Vision Bancshares will be deemed to be affiliates. The 457,500 shares of common stock held by affiliates will be subject to restrictions on resale contained in the provisions of Rule 144.

     In general, under Rule 144, persons who are affiliates of Vision Bancshares will be entitled to sell within any 90-day period that number of shares which does not exceed the greater of 1% of the then outstanding shares or the average weekly trading volume of the shares during the four calendar weeks preceding the sale.

     A condition to the use of Rule 144 is that Vision Bancshares file public reports at the SEC or that information that would be included in such reports be otherwise publicly available. Vision Bancshares will file such reports for the fiscal year in which its registration statement for the shares becomes effective, but may not be required to file such reports for fiscal years thereafter. Hence, Rule 144 may not be available for resales by affiliates in the future.


                     DIVIDEND POLICY

     We do not expect Vision Bank or Vision Bancshares to realize a profit during its initial year of operation, and it is not likely during the first few years that Vision Bancshares will generate sufficient profit to justify or allow it to pay dividends. Vision Bancshares will rely on the payment of dividends to it by Vision Bank in order to provide funds for the payment of dividends by it to its shareholders. In no event during the first three years of operations can any dividends be declared or paid by Vision Bank without the approval of the Alabama Banking Department and the Federal Deposit Insurance Corporation. In addition, banking regulations restrict the payment of dividends under certain circumstances. Future dividend policy of Vision Bancshares will be subject therefore not only to banking regulations, but to the discretion of the directors, and will be contingent on Vision Bank's financial condition, capital requirements, general business conditions and other factors. We do not expect cash dividends to be paid during at least the first three years of operation, and all earnings will be retained for Vision Bank's future needs.

                      LEGAL MATTERS

     Certain legal matters regarding the shares offered hereby will be passed upon for Vision Bancshares by Balch & Bingham, LLP, Montgomery, Alabama.


                          EXPERTS

     The financial statements of Vision Bancshares contained in this prospectus have been included in reliance upon the report of Mauldin & Jenkins LLC, Albany, Georgia, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.





                FINANCIAL REPORTS TO SHAREHOLDERS

     Assuming the registration statement of which this prospectus is a part becomes effective in 1999, Vision Bancshares will file public reports with the Securities and Exchange Commission for 1999. As part of these reports, Vision Bancshares will file an annual report on Form 10-K for the fiscal year ending December 31, 1999, which will contain audited financial statements. Thereafter, whether Vision Bancshares will be required to file such reports will depend upon the number of shareholders in Vision Bancshares. If the number is less than 300 at the beginning of any fiscal year, no reports at the Securities and Exchange Commission will be required for that fiscal year.
Vision Bancshares will likely distribute an annual report to its shareholders reviewing the previous year's operations, but the report may not contain audited financial statements on Vision Bancshares if Vision Bancshares is no longer required to file public reports at the Securities and Exchange Commission.

                    VISION BANCSHARES, INC.
                  (A Development Stage Company)
                        FINANCIAL REPORT
                         AUGUST 31, 1999


                  INDEX TO FINANCIAL STATEMENTS


                                                                 Page

INDEPENDENT AUDITOR'S REPORT                                      F-2


FINANCIAL STATEMENTS

     Balance sheet as of August 31, 1999                          F-3

     Statement of loss and accumulated deficit                    F-4
     for the period from July 16, 1999, date of inception, to August 31, 1999

     Statement of stockholder's deficit for                       F-5
     the period from, July 16, 1999, date of
     inception to August 31, 1999

     Statement of cash flows for the period from                  F-6
     July 16, 199, date of inception,
     to August 31, 1999

     Notes to financial statements                                F-7

                  INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders

Vision Bancshares, Inc.

Gulfshores, Alabama

     We have audited the accompanying balance sheet of Vision Bancshares, Inc., a development stage company, as of August 31, 1999, and the related statements of loss and accumulated deficit, stockholder's deficit and cash flows for the period from July 16, 1999, date of inception, to August 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vision Bancshares, Inc. as of August 31, 1999, and the results of its operations and its cash flows for the period from July 16, 1999, date of inception, to August 31, 1999, in conformity with generally accepted accounting principles.

/s/ Mauldin & Jenkins, L.L.C.

Albany, Georgia
September 13, 1999


                             VISION BANCHSARES, INC.
                         (A Development Stage Company)

                                  BALANCE SHEET
                                 AUGUST 31, 1999


                                     ASSETS

Cash in bank                                                       $    27,058
Other assets                                                            24,780

                                                                   $    51,838



                 LIABILITIES AND STOCKHOLDER'S DEFICIT

LIABILITIES
    Due to organizers                                               $  140,000
    Other liabilities                                                   90,000

          Total liabilities                                            230,000

COMMITMENTS

STOCKHOLDER'S DEFICIT
     Common stock, $1 par value; 10,000,000
        shares authorized; 100 shares
        issued and outstanding                                             100
     Additional paid-in capital                                          3,558
     Deficit accumulated during the development stage                 (181,820)
          Total stockholder's deficit                                 (178,162)

                                                                    $   51,838



See Notes to Financial Statements.



                          VISION BANCHSARES, INC.
                      (A Development Stage Company)

                STATEMENT OF LOSS AND ACCUMULATED DEFICIT
              PERIOD FROM JULY 16, 1999, DATE OF INCEPTION,
                           TO AUGUST 31, 1999

Income                                                              $        -

Expenses
    Organizational expense                                             110,447
    Personnel expense                                                   57,476
    Interest                                                             2,658
    Postage and telephone                                                2,054
    Rental expense                                                       1,933
    Automobile expense                                                   1,205
    Education and training                                               3,551
    Dues                                                                 1,300
    Miscellaneous                                                        1,196
                                                                       181,820

Net loss for the period and accumulated deficit                     $ (181,820)



See Notes to Financial Statements.


                             VISION BANCHSARES, INC.
                         (A Development Stage Company)

                      STATEMENT OF STOCKHOLDER'S DEFICIT
                PERIOD FROM JULY 16, 1999,  DATE OF INCEPTION,
                              TO AUGUST 31, 1999

                                                                       Deficit
                                                                     Accumulated
                                                         Additional  During the       Total
                                       Common Stock       Paid-in    Development   Stockholders'
                                     Shares  Par Value    Capital       Stage        Deficit
Issue of common stock                 100     $   100     $   900    $        -    $     1,000
Imputed interest on advances from
    organizer credited to capital
    surplus                             -           -       2,658             -          2,658
Net loss for the period from
    July 16, 1999, date of
    inception, to August  31, 1999      -           -           -      (181,820)      (181,820)
Balance, August  31, 1999             100     $   100     $   900    $ (181,820)   $  (178,162)



See Notes to Financial Statements.


                           VISION BANCSHARES, INC.
                       (A Development Stage Company)

                           STATEMENT OF CASH FLOWS
              PERIOD FROM JULY 16, 1999, DATE OF INCEPTION,
                             TO AUGUST 31, 1999

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                        $ (181,820)
    Adjustment to reconcile net loss to net cash used in
        operating activities:
        Imputed interest on advances from organizer                      2,658
       Other prepaids and accruals, net                                 65,220

          Net cash used in operating activities                       (113,942)

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from advances by organizer                                140,000
    Proceeds from issuance of common stock                               1,000

          Net cash provided by financing activities                    141,000

Net increase in cash                                                    27,058

Cash at beginning of period                                                  -

Cash at end of period                                              $    27,058



See Notes to Financial Statements.


                      VISION BANCSHARES, INC.

                  (A Development Stage Company)

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1.   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES

Organization

Vision Bancshares, Inc. (the "Company") was organized as an Alabama Corporation on July 16, 1999 to operate as a bank holding company pursuant to the Federal Bank Holding Company Act of 1956, as amended, and to purchase 100% of the issued and outstanding capital stock of Vision Bank (the "Bank"), an association to be organized under the laws of the State of Alabama, which will conduct a general banking business in Gulf Shores, Alabama. The organizers have filed an application with the State of Alabama Department of Banking (the "ADB") to charter the proposed bank. The Company has filed an application to become a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the ADB. Upon obtaining regulatory approval, the Company will be a registered bank holding company subject to regulation by the Federal Reserve and the ADB.

Activities since inception have consisted of the organizers of the Company and the Bank engaging in organizational and preopening activities necessary to obtain regulatory approvals and to prepare to commence business as a financial institution.

Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared on the accrual basis in accordance with generally accepted accounting principles.

Income Taxes

The Company will be subject to Federal and state income taxes when taxable income is generated. No income taxes have been accrued because of operating losses incurred during the preopening period.

Fiscal Year

The Company will adopt a calendar year for both financial reporting and tax reporting purposes.




NOTE 2.   OTHER ASSETS

Other assets consist of $17,500 paid as an option on the purchase of land on which the proposed bank will be constructed and $7,280 paid to architects for building plans. The Company intends to lease the building to serve as the Bank's main office. The Bank's premises will be owned by an entity owned by certain organizers of the Company. The Company expects the amounts included in other assets to be reimbursed by the entity which will own the building and lease it to the Bank

NOTE 3.   DUE TO ORGANIZER

Organizers have advanced $140,000 to the Company to pay for organizational expenses and other expenditures. The advances are noninterest bearing. In the event that the requisite approvals are obtained and the proposed stock offering is successfully completed, a portion of the proceeds of the offering will be used to repay the organizer's advances, without interest, to the extent such repayment is allowed by regulatory authorities. To the extent that repayment is not allowed by regulatory authorities, such advances, if any, will be considered as contributed capital.
Interest on advances from the organizer has been imputed at the prime rate of interest, which is currently 8.25%.

NOTE 4.   EMPLOYMENT AGREEMENT

The Company has entered into an employment agreement with the proposed President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank. The agreement has a three year term and may be renewed daily for a continuous three years. The agreement may only be terminated upon three years' notice except that the agreement may be terminated by the Company at any time for cause. The agreement provides for a base annual salary of $120,000, with up to 30% of base salary as a bonus, a monthly car allowance of $750, reimbursement for business travel, country club and civic dues, and life and disability insurance.
The agreement also provides that the proposed officer will receive options of 35,000 shares of the Company's common stock at a price of $10 per share.

NOTE 5.   YEAR 2000 ISSUES

The Company and the Bank will rely heavily upon computers for the conduct of their business and for their information processing systems. Industry experts have expressed concern that there may be widespread computer malfunctions on January 1, 2000 if computers are unable to read the new year. The Company and the Bank will generally rely on software and hardware developed by independent third parties to provide the information systems used by them. The Company is currently negotiating with vendors and intends to seek assurances from any selected third party hardware or software systems providers that any products provided by them will be Year 2000 compliant.

The Company believes that any information systems purchased including hardware and software products will be adequately programmed to address the Year 2000 issue. Based on information currently available, management believes that it will not incur significant costs in connection with the Year 2000 issue. Nevertheless, some of the hardware and software products that either the Company or the Bank acquires may not be Year 2000 compliant, and one cannot predict with certainty the costs the Company or the Bank will incur to respond to any Year 2000 issue.


NOTE  6.  COMMON STOCK OFFERING

The Company plans to commence a public offering to sell a minimum of 800,000 and a maximum of 1,000,000 shares of the Company's $1 par value common stock at a price of $10 per share. The organizers and directors intend to purchase an aggregate of 422,500 shares of common stock in the offering at a price of $10 per share.

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     The Company is an Alabama corporation. Section 10-2B-8.50 et. seq. of the Alabama Business Corporation Act (the "ABCA") empowers an Alabama corporation to indemnify any person who is made a party to any proceeding because he or she is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

     An Alabama corporation may not indemnify officers and directors in connection with any action by or in the right of the corporation in which the officer or director is adjudged to be liable to the corporation, or any other action charging improper personal benefit to the officer or director in which the officer or director is adjudged to be liable to the corporation on the basis that personal benefit was improperly received by him or her.

     Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith.

     The indemnification provided by statute (discussed above) is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

     The Company's Articles of Incorporation provides that a director shall not be held personally liable to the Company or its shareholders for monetary damages for any action taken, or any failure to take any action as a director, except this provision shall not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Company or the shareholders; (iii) a violation of Section 10-2B-8.33 of the Alabama Business Corporation Act (regarding unlawful distributions); (iv) an intentional violation of criminal law; or
(v) a breach of a director's duty of loyalty to the Company or its shareholders. It is the intention that the directors of the Company be protected from personal liability to the fullest extent permitted by the Alabama Business Corporation Act as it now or hereafter exists. If at any time in the future the Alabama Business Corporation Act is modified to permit further or additional limitations on the extent to which directors may be held personally liable to the Company, the protection afforded by these provisions in the Company's Articles of Incorporation shall be expanded to afford the maximum protection permitted under such law.


     The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals and whether formal or informal by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent authorized by Alabama Law against all expense, liability and loss reasonably incurred by such indemnitee in such action, suit or proceeding.
The Company's Bylaws also provide for mandatory advancement of expenses to such indemnitees, provided certain conditions are satisfied.

     The Company's Bylaws also provide that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss.

Item 25. Other Expenses of Issuance and Distribution.


  Registration fee under the Securities Act of 1933, as amended   $  2,780
  Accounting fees                                                   15,000
  Legal fees                                                        34,000
  Financial Printing and EDGAR filing fees                          13,200
  Transfer Agent fees                                               ------
  Blue Sky Fees                                                      5,000
  Miscellaneous                                                      1,000

  Total                                                           $ 70,980


Item 26.  Recent Sales of Unregistered Securities.
     None.

Item 27.  Exhibits and Financial Statement Schedules.

     An index to Exhibits attached to this registration statement appears at page II-7 hereof.

Item 28.  Undertakings

     (a) The undersigned registrant hereby undertakes that it will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

              (i)   Include any prospectus required by section
                    10(a)(3) of the Securities Act;

              (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) Include any additional or changed material
                    information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


              [Signature Pages and Exhibits follow]

                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Gulf Shores, State of Alabama, on November 12, 1999.

                                    Vision Bancshares, Inc.

                             By:    /s/ J. Daniel Sizemore
                                   _______________________________
                                        J. Daniel Sizemore,
                                        Chairman and Chief
                                        Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 12, 1999.



         SIGNATURE                        TITLE

/s/ J. Daniel Sizemore                    Chairman and Chief Executive Officer
______________________________            Principal Financial Officer
(J. Daniel Sizemore)

______________________________            Director
(James Ryan Owen, Jr.)

/s/ Joe C. Campbell*                      Director
______________________________
(Joe C. Campbell)

/s/ Donald W. Peak*                       Director
______________________________
(Donald W. Peak)

/s/ Thomas Gray Skipper*                  Director
______________________________
(Thomas Gray Skipper)

/s/ Gordon Barnhill, Jr.*                 Director
______________________________
(Gordon Barnhill, Jr.)

/s/ Daniel W. Scarborough*                Director
______________________________
(Daniel W. Scarborough, M.D.)

/s/ Patrick Willingham*                   Director
______________________________
(Patrick Willingham, C.P.A.)

/s/ S. Millard Johnson*                   Director
______________________________
(S. Millard Johnson)

______________________________            Director
(William T. Carlson, Jr.)

/s/ Rick A. Phillips*                     Director
______________________________
(Rick A. Phillips)

/s/ William D. Moody*                     Director
______________________________
(William D. Moody)

/s/ George W. Skipper, III*               Director
______________________________
(George W. Skipper, III)

/s/ Julian Brackin*                       Director
______________________________
(Julian Brackin)



*By: /s/ J. Daniel Sizemore
     _________________________
         J. Daniel Sizemore
         Attorney-in-Fact
         November 12, 1999

                        INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT

     3.1 Amended and Restated Articles of Incorporation of Vision Bancshares, Inc.

     3.2            Bylaws of Vision Bancshares, Inc., included at
                    Exhibit 3.2 of the original registration statement (no. 333-88073) of which this amendment is a part and incorporated herein by reference.

     4.1 Sections 3.03 and 3.04 and Article VI of the Articles of Incorporation contained at Exhibit
                    3.1 hereof and incorporated herein by
                    reference and Article II and Section 2 of
                    Article III of the Bylaws contained at Exhibit
                    3.2 of the original registration statement
                    (no. 333-88073) of which this amendment is a part and incorporated herein by reference.

     5 Opinion of Balch & Bingham LLP as to legality of the shares to be issued by the Company

    10.1            Incentive Stock Option Plan, included at
                    Exhibit 10.1 of the original registration statement (no. 333-88073) of which this amendment is a part and incorporated herein by reference.

    10.2            Director Stock Option Plan, included at
                    Exhibit 10.2 of the original registration statement (no. 333-88073) of which this amendment is a part and incorporated herein by reference.

    10.3            Employee Stock Purchase Plan, included at
                    Exhibit 10.3 of the original registration statement (no. 333-88073) of which this amendment is a part and incorporated herein by reference.

    10.4 Form of Escrow Agreement with National Bank of Commerce, Birmingham, Alabama.

    10.5            Forms of Ground Lease and Facilities Lease
                    Agreements (four agreements) with Gulf Shores
                    Investment Group, LLC.

    10.6            Subscription Agreement, included at Exhibit
                    10.6 of the original registration statement
                    (no. 333-88073) of which this amendment is a part and incorporated herein by reference.

    21              List of Subsidiaries of Vision Bancshares,
                    Inc.

    23.1 Consent of Mauldin & Jenkins, LLC, Independent Certified Public Accountants

    23.2 Consent of Balch & Bingham (included in the opinion in Exhibit 5)

    24 Power of Attorney for Officers and Directors included in the signature page of the original registration statement (no. 333-88073) of which this amendment is a part and incorporated herein by reference.

                                                      Exhibit 3.1



                      AMENDED AND RESTATED

                    ARTICLES OF INCORPORATION

                               OF

                     VISION BANCSHARES, INC.



     The undersigned, acting as incorporator under the Alabama
Business Corporation Act adopts the following Articles of
Incorporation:


                            ARTICLE I

                              Name

     The name of this corporation (the "Corporation") shall be:

                     VISION BANCSHARES, INC.


                           ARTICLE II

                            Purposes

     The nature of the business of the Corporation and its objects, purposes and powers are:

     (a) To provide financial related services and all related activities;

     (b) To manage, purchase or acquire by assignment, transfer or otherwise, and hold, mortgage or otherwise pledge, and to sell, exchange, transfer, deal in and in any manner dispose of, real or personal property of any kind, class, interest, or type, wheresoever situated, and to exercise, carry out and enjoy any license, power, authority, concession, right or privilege which any corporation may make or grant in connection therewith;

     (c) To subscribe for, acquire, hold, sell, assign, transfer, mortgage, pledge, or in any manner dispose of shares of stock, bonds or other evidences of indebtedness or securities issued or created by any other corporation of Alabama or any other state or any foreign country and, while the owner thereof, to exercise the rights, privileges and powers of ownership, including the rights to vote thereon, to the same extent as a natural person may do, subject to the limitations, if any, on such rights now or hereafter provided by the laws of Alabama;

     (d) To acquire the goodwill, rights, assets and properties, and to undertake the whole or any part of the liabilities, of any person, firm, association or corporation; to pay for the same in cash, the stock or other securities of the Corporation, or otherwise, to hold, or in any manner dispose of, the whole or any part of the property so acquired; to conduct in any lawful manner the whole or any part of the business so acquired; and to exercise all the powers necessary or convenient in and about the conduct and management of such business; and

     (e) To make contracts, including guarantee and suretyship contracts and indemnity agreements, incur liabilities, borrow money, issue its notes, bonds and other obligations (which may be convertible into or include the option to purchase other securities of the Corporation), secure any of its obligations (or the obligations of others for whom it can make guarantees, whether or not a guarantee is made) by mortgage or pledge of or creation of security interests in any of its property, franchises, or income, and, without limiting the generality of the foregoing; (a) make contracts of guarantee and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of the contracting Corporation, (b) make contracts of guarantee and suretyship and indemnity agreements that are necessary or convenient to the conduct, promotion or attainment of the business of (i) an entity that is wholly owned, directly or indirectly, by the contracting Corporation or (ii) a person that owns, directly or indirectly, all of the outstanding stock of the contracting Corporation or (iii) an entity that is wholly owned, directly or indirectly, by a person that owns, directly or indirectly, all of the outstanding stock of the Corporation;

     (f) To lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

     (g) To be a promoter, incorporator, partner, member, trustee, associate, or manager of any domestic or foreign corporation, partnership, joint venture, trust or other entity;

     (h) To pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, or other welfare, benefit or incentive plans for any or all of its current, future or former directors, officers, employees and agents;

     (i) To make donations for the public welfare or for charitable, scientific or educational purposes;

     (j) In general, to carry on any other lawful business whatsoever in connection with the foregoing or which is calculated, directly or indirectly, to promote the interest of the Corporation or to enhance the value of its properties.

The enumeration herein of the powers, objects and purposes of the Corporation shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by purpose or by any of the laws of the State of Alabama or any reasonable construction of such laws.


                           ARTICLE III

                          Capital Stock

     3.01 The total number of shares of all classes of capital stock ("Shares") which the Corporation shall have the authority to issue is Eleven Million (11,000,000), consisting of Ten Million (10,000,000) shares of $1.00 par value common stock, and One Million (1,000,000) shares of $1.00 par value preferred stock.

     3.02 Distributions with respect to all classes and series of Shares shall be made only when, as and if authorized by the Board of Directors; provided, however, that no distribution may be made if, after giving it effect, (i) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the Corporation's total assets would be less than the sum of its total liabilities.

     3.03 Preferred Shares. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting power and the designations, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

     (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

     (2) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other classes of stock and whether such dividends shall be cumulative or noncumulative;

     (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

     (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

     (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

     (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

     (7) The voting powers, if any, of the holders of such series of Preferred Stock.

     3.04 No Preemptive Rights. None of the shareholders of the Corporation shall have, and each shareholder is hereby expressly denied, any preferential or preemptive right to subscribe for or purchase any class of shares, including treasury shares, or other securities or obligations of the Corporation.


                           ARTICLE IV

                          Miscellaneous

     In furtherance and not in limitation of the powers conferred by law, the following provisions for the regulation of the Corporation, its directors and shareholders are hereby established:


     4.01 A director shall not be held personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action as a director, except this provision shall not eliminate the liability of a director for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the Corporation or the shareholders; (iii) a violation of
Section 10-2B-8.33 of the Alabama Business Corporation Act; (iv) an intentional violation of criminal law; or (v) a breach of a director's duty of loyalty to the Corporation or its shareholders. It is the intention that the directors of the Corporation be protected from personal liability to the fullest extent permitted by the Alabama Business Corporation Act as it now or hereafter exists. If at any time in the future the Alabama Business Corporation Act is modified to permit further or additional limitations on the extent to which directors may be held personally liable to the Corporation, the protection afforded by this Section
4.01 shall be expanded to afford the maximum protection permitted under such law. Any repeal or modification of this Section 4.01 by the shareholders of the Corporation shall be prospective only, and shall not diminish the rights, or expand the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

     4.02 The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.


                            ARTICLE V

                   Registered Office and Agent

     The location and mailing address of the Corporation's registered office shall be 224 West 19th Avenue, Building E, Gulf Shores, Alabama 36542 and the registered agent at such address shall be J. Daniel Sizemore.


                           ARTICLE VI

                       Board of Directors

     All of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors. For their own government, the Directors may adopt bylaws that are not inconsistent with the Articles or these Regulations.

     The number of Directors shall be not less than six (6) persons nor more than twenty (20) persons, as determined from time to time by the Board of directors. Except as hereinafter provided, Directors shall be elected at the Annual Meeting of Shareholders and the Board of Directors shall be divided into three classes, as nearly equal in number as possible and each of which shall have at least two (2) Directors, which classes shall be designated as "Class I Directors," "Class II Directors" and "Class III Directors." At the 2000 Meeting, each Class I director shall be elected to serve for a period of three years and until his successor is elected or until his earlier resignation, removal from office, or death. At the 2001 Meeting, each Class II Director shall be elected to serve for a period of three years and until his successor is elected or until his earlier resignation, removal from office, or death. At the 2002 Meeting, each Class III director shall be elected to serve for a period of three years and until his successor is elected or until his earlier resignation removal from office, or death. At each succeeding Annual Meeting of Shareholders beginning in 2003, successors to the Class of Directors whose term expires at that annual meeting shall be elected for a three-year term and until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease in the number of Directors shall be apportioned by the Board among the two classes so that the number of directors in each class remains as nearly equal as possible; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. A Director elected to fill a vacancy shall hold office during the term to
which his predecessor   had been elected and until his successor
shall have been elected and shall qualify, or until his earlier
death, resignation or removal.   Directors may only be removed by
the shareholders for cause.


                           ARTICLE VII

                          Incorporator

     The name and address of the Incorporator of the Corporation is as follows:

Name                                     Address
____                                     _______
J. Daniel Sizemore                       Post Office Box 1248
                                         Gulf Shores, Alabama 36547

     Dated the _____ day of October, 1999.

                                         _________________________
                                         J. Daniel Sizemore
                                         Incorporator


This Instrument was prepared by:
Jenny McCain
Balch & Bingham LLP
1901 Sixth Avenue North, Suite 2600
Birmingham, Alabama  35203
(205) 251-8100

                                                        Exhibit 5

                        November 12, 1999




Vision Bancshares, Inc.
2201 West 1st Street
Gulf Shores, Alabama 36545

     Re: Registration Statement on Form SB-2, Amendment No. 1, relating to the issuance of shares of common stock of Vision Bancshares, Inc.

Gentlemen:

     We are familiar with the proceedings taken and proposed to be taken by Vision Bancshares, Inc., an Alabama corporation (the "Company") in connection with the proposed public issuance by the Company of shares of its common stock, par value of $1.00 per share. We have also acted as counsel for the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, of a Registration Statement on Form SB-2, and Amendment No. 1 thereto. In this connection we have reviewed such documents and matters of law as we have deemed relevant and necessary as a basis for the opinions expressed herein.

     Upon the basis of the foregoing, we are of the opinion that:

            (i) The Company is a corporation duly organized and existing under the laws of the State of Alabama;

           (ii) The shares of common stock of the Company referred to above, to the extent actually issued, will, when so issued, be duly and validly authorized and issued and will be fully paid and non-assessable shares of common stock of the Company;

          (iii) Under the laws of the State of Alabama, no personal liability attaches to the ownership of the shares of common stock of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced registration statement and to the reference to our firm in the related prospectus under the heading "Legal
Matters."   In consenting to the inclusion of our opinion in the
Registration Statement, Amendment No. 1, we do not thereby admit that we are a person whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended.


                                        Sincerely yours,

                                        BALCH & BINGHAM LLP

                                        By:  /s/ Michael D. Waters
                                             _____________________
                                                 Michael D. Waters

MDW/trh

                                                     Exhibit 10.4

This Escrow Agreement is entered into and effective this _____day of ____________, 1999, by and between VISION BANCSHARES, INC. (the "Company") and the National Bank of Commerce of Birmingham ("Escrow Agent" or "Agent").


                           WITNESSETH:

WHEREAS, the Company, proposed to be known as VISION BANCSHARES, INC., proposes to offer for sale up to 1,000,000 shares of its $1.00 par value common stock (the "Common Stock"), which shares shall be registered under the Securities Act of 1933, as amended. The shares will be sold in a public offering ("Offering") at a price of $10.00 each. The minimum subscription per subscriber is 100 shares.

WHEREAS, the Company has requested the escrow Agent to serve as the depository for the payment of subscription proceeds ("Payments") received by the Company from investor(s) who are subscribing to purchase shares of Common Stock in the Company pursuant to, and in accordance with, the terms and conditions contained in the Company's Prospectus and Subscription Agreements thereto, dated _____________________________________________;

WHEREAS, the Offering will terminate at March 31, 2000  ("The
Offering Period"), and, if during the Offering Period the minimum number of shares have been subscribed to, the Offering will terminate.

NOW THEREFORE, in consideration for the premises and understandings contained herein, the parties agree as follows:

     (1) The Company hereby appoints and designates the Escrow Agent solely for the Purposes set forth herein and for no other purposes. The Escrow Agent acknowledges and accepts said appointment and designation. The Company understands that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the offering of the shares described herein. The company agrees to notify any person acting on its behalf that the position of Escrow Agent does not constitute such an endorsement, and to prohibit said person from the use of the Agent's name as an endorser for such offering. The Company further agrees to allow the Escrow Agent to review any sales literature in which the Agent's name appears and which is used in connection with such offering.

     (2) The Company shall deliver all payments received in purchase of the shares (the "Subscription Funds") to the Escrow Agent in the form in which they are received by the next business day after their receipt by the Company. Upon receipt of payments, the escrow agent shall deposit such funds in the escrow account. The Company shall also deliver to the Escrow Agent completed copies of Subscription Agreements for each subscriber, along with such subscriber's name, address, number of shares subscribed and social security or taxpayer identification number.

     (3) Subscription Funds shall be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

     (4) In the event any Subscription Funds are dishonored for payment for any reason, the Escrow Agent agrees to orally notify the Company thereof as soon as practicable and to confirm same in writing and to return the dishonored Subscription Funds to the company in the form in which they were delivered.

     (5) Should the Company elect to accept a subscription for less than the number of shares shown in the purchaser's Subscription Agreement, by indicating such lesser number of shares on the written acceptance of the Company transmitted to the escrow Agent, the Agent shall deposit such payment in the escrow account and then, upon separate instruction from the Company, remit within ten (10) days after such deposit to such subscriber at the address shown in his Subscription Agreement that amount of his Subscription funds in excess of the amount which constitutes full payment for the number of subscribed shares accepted by the Company as shown in the Company's written acceptance, without interest or diminution. Said address shall be provided by the Company to the Escrow Agent as requested.

     (6)  Definitions as used herein:

          (a) "Total Receipts" shall mean the sum of all Subscription Funds delivered to the Escrow Agent pursuant to this agreement, less (i) all Subscription Funds returned pursuant to Paragraphs (4) and (5) hereof and
          (ii) all Subscription Funds which have not been paid by the financial institution upon which they are drawn.

          (b)   "Expiration Date" shall mean March 31, 2000.

          (c) The Company will notify the Escrow Agent in writing of the effective date of the Prospectus as soon as practicable after such date has been determined.

          (d) "Closing Date" shall mean the business day on which the Company, after determining that all of the Offering conditions have been met, selects in it sole discretion. The Closing Date shall be confirmed to the Escrow Agent in writing by the Company.

          (e) "Escrow Release Conditions" shall mean that (i) the Company has not cancelled the Offering, and (ii) that the Company has received final approval from the appropriate regulatory entity to charter the Bank as well as final approval for deposit insurance from the FDIC.

     (7)  If, on or before the Expiration Date, (i) the Total
Receipts held by the Escrow Agent equal or exceed $8,000,000 and
(ii) the Escrow Release Conditions have been satisfied, the Escrow
Agent shall;

          (a)   No later than 2:00 PM,   one day prior to Closing
          Date (as that term is defined herein), deliver to the Company all Subscription Agreements provided to the Escrow Agent; and

          (b) On the Closing Date, no later than 2:00 PM, upon receipt of 24-hour written instructions from the Company, remit all amounts representing Subscription Funds, plus any profits or earnings, held by the Escrow Agent pursuant hereto to the Company in accordance with such instructions.


     (8) If (i) the Escrow Release Conditions are not met by the Expiration Date, or (ii) the Offering is canceled by the Company at any time prior to the Expiration Date, then the Escrow Agent shall promptly remit to each subscriber at the address set forth in his Subscription Agreement an amount equal to the amount of his Subscription Funds.

     (9) Pending disposition of the Subscription Funds under this Agreement, the Escrow Agent will invest collected Subscription
Funds, in Overnight Fed Funds.

    (10) The obligations as Escrow Agent hereunder shall terminate upon the Agent's transferring all funds held hereunder pursuant to the terms of Paragraphs (7) or (8) herein, as applicable.

    (11) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Agent believes to be genuine and what it purports to be.

    (12) The Escrow Agent shall not be liable for anything which the Agent may do or refrain from doing in connection with this Escrow Agreement, except for the Agent's own willful misconduct or gross negligence or breach of this contract.

    (13) The Escrow Agent may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or the Agent's duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all reasonable expenses and legal fees in this regard will be paid by the Company.

     The Escrow Agent may, but shall not be required to, defend itself in any legal proceedings which may be instituted against it, or it may, but shall not be required to, institute legal proceedings in respect of the Escrow Funds, or any part thereof. The Company shall indemnify and hold harmless the Escrow Agent against the cost and expense of any such defense or action.

    (14) In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, the Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held under this Agreement, and in so doing shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court of competent jurisdiction assuming and having jurisdiction of the Subscription Funds involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and the Agent shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction Jefferson County, Alabama all money or property in the Agent's hands under the terms of this Agreement, together with such legal proceedings as the Agent deems appropriate and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive the Agent of compensation earned prior to such filing. The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any reasonable cost, expense, loss or liability unless indemnification shall be furnished.

    (15) The Escrow Agent may resign or the Company may terminate this agreement for any reason, upon thirty (30) days written notice to the counter-party. Upon the expiration of such thirty (30) day notice period, the Escrow Agent may deliver all Subscription Funds and Subscription Agreements in possession under this Escrow agreement to any successor Escrow Agent appointed by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Paragraphs (14) and (16) affecting reimbursement of reasonable expenses, indemnity and fees.

    (16) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail return receipt requested, to the respective addresses set forth herein. The Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless the Escrow Agent has actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

    (17) The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the Escrow Agent and the parties hereto. The indemnity of the Escrow Agent by the Company shall survive the termination of this agreement.

    (18) This Escrow Agreement shall be construed and enforced according to the laws of the State of Alabama.

    (19)  This Escrow Agreement shall terminate and the Escrow
Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed all duties hereunder.

    (20) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

    (21) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

    (22) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

    (23) The Company shall provide the Escrow Agent with its Employer identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to the Escrow Agent any and all tax forms or reports required to be maintained or obtained by the Escrow Agent.

    (24) The authorized signature of the Escrow Agent hereto is consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Alabama and with any Federal Government agencies or regulatory authorities.


In Agreement and acceptance by National Bank of Commerce of Birmingham of the Escrow Agreement with VISION BANCSHARES, INC.
(Company), for the purpose of organizing a financial institution to be known as VISION BANK.

                                     ________________________________
                                                  Company


                                     Address:

                                     Fax:
                                     Phone:

                                     By: ____________________________
                                             Authorized Signature


                                     Title: __________________________
                                            (Type Name and Title)



Attest: ________________________     ADDITIONAL AUTHORIZED SIGNER
             Date


By:_____________________________     Name:___________________________
                                      Additional Authorized Signature


Title: _________________________     Title:__________________________
                                           (Type Name and Title)

                (SEAL)

                               NATIONAL BANK OF COMMERCE OF BIRMINGHAM
                               Address: 1927 First Avenue North
                                        Birmingham, AL 35203
                                                   or
                                        P. O. Box 10686
                                        Birmingham, AL 35202
Attest:_________________________        Fax:    (205) 521-9388
                Date

By:_____________________________    By:______________________________
                                       Authorized Signature


Title:__________________________    Title: William Billingsley:
                                           Senior Vice President
                                           ___________________________
                                           (Type Name and Title)

                                                     Exhibit 10.5



                       VISION GROUND LEASE



                             BETWEEN


                  VISION INVESTMENT GROUP, LLC,
              an Alabama limited liability company


                               AND


                          VISION BANK,
                 an Alabama banking corporation





                __________________________ , 1999

                              INDEX


Section  1.     Premises; Tenant Affiliate                       2

Section  2.     Term                                             2

Section  3.     Rent                                             2

Section  4.     Rent to Be Net to Landlord                       2

Section  5.     Use of Premises                                  3

Section  6.     Taxes and Utility Expenses                       3

Section  7.     Improvements, Repairs, Additions, Replacements   4

Section  8.     Requirements of Public Authority                 4

Section  9.     Covenant Against Liens                           5

Section 10.     Assignment and Subletting                        5

Section 11.     Indemnity                                        5

Section 12.     Insurance                                        5

Section 13.     Eminent Domain                                   6

Section 14.     Utility Easements                                6

Section 15.     Mortgages                                        6

Section 16.     Leasehold Mortgages                              7

Section 17.     Agency                                           7

Section 18.     Quiet Enjoyment                                  8

Section 19.     Defaults                                         8

Section 20.     Waivers                                          9

Section 22.     Notices                                          9

Section 23.     Certificates                                    10

Section 24.     Governing Law                                   10

Section 25.     Partial Invalidity                              10

Section 26.     Short Form Lease/Counterparts                   10

Section 27.     Interpretation                                  11

Section 28.     Brokerage                                       11

Section 29.     No Amendment                                    11

Section 30.     Successors                                      11

STATE OF ALABAMA      )

COUNTY OF BALDWIN     )

                       VISION GROUND LEASE

     THIS GROUND LEASE is entered into as of______________________, 1999 by and between Vision Investment Group, LLC, an Alabama limited liability company ("Landlord") and Vision Bank, an Alabama banking corporation ("Tenant").

                      W I T N E S S E T H:

     In consideration of Ten Dollars ($10.00), the mutual covenants contained herein and for other good and valuable consideration, and intending to be legally bound hereby, Landlord and Tenant hereby agree with each other as follows:

     Section 1. Premises; Tenant Affiliate. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions hereof, the unimproved land at 2201 West 1st Avenue, Gulf Shores, Alabama (the "Premises"). All rights and obligations of Tenant hereunder may be enjoyed, exercised or performed by Tenant and/or any one or more Tenant Affiliates. "Tenant Affiliate" shall mean any entity controlling, controlled by, or under common control with, Tenant.

     Section 2.     Term.

     The term of this Lease shall be for the period of ninety-nine
(99) years beginning on the date hereof (the "Commencement Date"), unless sooner terminated as herein provided. This lease may be terminated by the Tenant at any time, provided that no such termination shall relieve any party of any obligation accruing prior to such termination.

     In order to be effective, any notice of termination (i) must be in writing, (ii) must specifically refer to this Lease and state that the Tenant has elected to terminate this Lease, (iii) must specifically state the date when this Lease will end, and (iv) must be signed by two (2) Authorized Representatives of the Tenant (as specified in Section 22).

     Section 3.     Rent.  Tenant shall pay Landlord for the
Premises per annum rent equal to the sum of $2,640 per month during the term of this Lease.

     Section 4. Rent to Be Net to Landlord. The rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net annual rent specified herein during the term of this Lease without deduction for ad valorem taxes, utilities, insurance of Tenant and improvements, repairs and maintenance of the Premises and other public assessments levied against real property generally.

     Section 5. Use of Premises. During the term hereof, the Premises may be used by Tenant for any purposes lawful to its business.

     Section 6.     Taxes and Utility Expenses.

     (a)     (1)     During the term of this Lease, Tenant shall
discharge punctually, when due, all taxes, assessments and all other governmental charges (herein referred to as "Taxes") which during the term of this Lease shall become payable, with respect to the Premises or any part thereof, or any buildings, appurtenances, or equipment owned or leased by Tenant thereon or therein or any part thereof, under or by virtue of all present or future laws, ordinances, or regulations of any governmental authority whatsoever ("Applicable Law"), together with all interest and penalties thereon (all of which shall also be included in the term "Taxes" as heretofore defined) and all charges for water, sewer, steam, heat, gas, hot water, electricity, light and power, and other services, furnished to the Premises or the occupants thereof (herein referred to as "Utility Expenses").

             (2) Tenant shall exhibit to Landlord satisfactory evidence of such payment of taxes upon written demand for the same by Landlord.

     (b) All such Taxes shall be apportioned pro rata between Landlord and Tenant as of the Rent Commencement Date and upon termination of this Lease.

     (c) Tenant or its designees shall have the right to contest all such Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct at its own cost, and free of any expense to Landlord, and, if necessary, in the name of and with the cooperation of Landlord and Landlord shall execute all documents necessary to accomplish the foregoing), with respect to which Tenant shall defend and hold Landlord harmless from any liability arising therefrom. Notwithstanding the foregoing, Tenant promptly shall pay all such Taxes if at any time the Premises or any part thereof shall then immediately be subject to forfeiture, or if Landlord shall be subject to any criminal liability arising out of the nonpayment thereof.

     (d) Any refunds or rebates on account of the Taxes paid by Tenant under the provisions of this Lease shall belong to Tenant, or if received by Landlord, held in trust and paid to Tenant forthwith.

     (e) Except as specifically set forth herein, nothing herein shall require or be construed to require Tenant to pay any transfer, franchise, income, profit, excise or other taxes that are or may be imposed upon Landlord, its successors or assigns.

     Section 7.     Improvements, Repairs, Additions, Replacements.

     (a) Tenant shall have the right, at its own cost and expense, to install on any part or all of the Premises, at any time and from time to time, temporary building structures for banking purposes, provided, however, that Landlord may designate areas of the Premises which shall be reserved to Landlord's control for purposes of building construction.

     (b) Except as expressly provided herein, Landlord shall not be required to furnish any services or facilities or to make any improvements, repairs, or alterations in or to the Premises during the term of this Lease.

     (c) Until the expiration or sooner termination of this Lease, all buildings and improvements situated or erected on the Premises and the fixtures, building and other equipment and other items installed thereon and any alteration, change or addition thereto shall remain personal property and title thereto shall remain solely in Tenant. Tenant alone shall be entitled to deduct all depreciation and other tax items on Tenant's income tax returns for any such buildings, building and other equipment, other improvements and other items, including all additions, changes, or alterations.

     (d) Unless Tenant has purchased the Premises, on the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Premises, and the permanent improvements then thereon, but Tenant shall have the right to remove all other items of property from the Premises, including without limitation, all temporary buildings, and all fixtures, equipment and systems. It is understood and agreed that nothing herein shall be construed as giving Tenant a right or option to purchase the Premises.

     Section 8.     Requirements of Public Authority.

     (a) During the term of this Lease, Tenant shall, at its own cost, observe and comply with all Applicable Laws affecting the Premises.

     (b) Tenant shall have the right to contest by appropriate legal proceedings in the name of the Tenant or, if legally required, Landlord, or both, without cost to Landlord, the validity or application of any Applicable Law, and, if by the terms of any such Applicable Law, compliance therewith legally may be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

     (c) Landlord agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit Tenant so to contest the validity or application of any such Applicable Law and to fully cooperate with Tenant in such contest. Tenant shall indemnify and hold Landlord harmless from any liability arising out of such documents executed pursuant to the request of Tenant.

     Section 9. Covenant Against Liens. If, because of any act or omission of Tenant, any mechanic's lien or other lien for the payment of money shall be filed against any portion of the Premises, within ninety (90) days after written notice from Landlord to Tenant of the filing thereof, Tenant shall, at its own cost, (i) cause the same to be discharged of record, or (ii) cause the same to be bonded, or (iii) provide Landlord with an owner's title policy insuring over such lien, or (iv) escrow funds sufficient to pay the lien pending the outcome of the proceedings related thereto. In addition, Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom.

     Section 10. Assignment and Subletting. Except as otherwise provided in this Section 10, Tenant may assign, sublease, mortgage, or otherwise encumber this Lease and its rights and interests herein or hereunder (in whole or in part or parts) and may permit its subtenants likewise to do so, without requiring Landlord's consent therefor. Tenant agrees to furnish to Landlord written notice of the assignment of this Lease within thirty (30) days thereafter, together with the name and address of the assignee. Upon any assignment of this Lease Tenant shall be deemed released from any and all obligations under this Lease to the extent such obligations are assumed by the assignee.

     Section 11. Indemnity. At all times prior to the time that full and exclusive possession of the Premises is delivered to Tenant, (i) Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments arising from injury or death to persons or damage to property sustained by anyone on and about the Premises resulting from any act or acts or omission or omissions of Tenant, or Tenant's officers, agents, servants, employees, contractors, or sublessees; and (ii) Landlord shall indemnify and save harmless Tenant from and against any and all liability, damage, penalties or judgments arising from injury or death to persons or damage to property sustained by anyone on and about the Premises resulting from any act or acts or omission or omissions of Landlord, or Landlord's officers, agents, servants, employees, or contractors.

     Section 12. Insurance. Landlord shall not be required to maintain any insurance on any of the improvements. To the extent Tenant desires, Tenant may keep the buildings and improvements erected by Tenant on the Premises at any time insured for the benefit of Tenant against loss or damage by fire and customary extended coverage. Tenant shall be entitled to hold all such policies or certificates thereof. All proceeds payable at any time and from time to time by any insurance company under such policies shall be payable to Tenant. Landlord shall not be entitled to, and shall have no interest in, proceeds of any such insurance or any part thereof. Landlord shall, at Tenant's cost, cooperate fully with Tenant in order to obtain the largest appropriate recovery and execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid. Tenant shall indemnify and hold Landlord harmless from any liability arising out of such consents given or actions taken at the request of Tenant.

     Section 13.     Eminent Domain.

     (a) If the whole or any material part of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, then, at the option of Tenant, this Lease shall terminate and Tenant shall be entitled to all proceeds thereof.

     (b) In the event that less than a material part of the Premises shall be taken, the Lease shall continue, and Tenant shall be entitled to all of the award.

     (c) The parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking.

     Section 14. Utility Easements. Tenant shall have the right to enter into agreements with utility providers creating easements in favor of such parties in order to service Tenant and any subtenants of the buildings and improvements on the Premises, and Landlord agrees to consent thereto and to execute any and all documents and agreements, and to take all other actions, in order to effectuate the same, all at Tenant's cost.

     Section 15.     Mortgages.

     (a) During the term of this Lease, Landlord shall not have the right or power to mortgage or otherwise create any security or other lien or encumbrance upon the fee interest in the Premises, or buildings, improvements, fixtures, equipment or other property thereon, or any part thereof. These provisions shall not be construed to prevent or excuse Landlord from executing and delivering the mortgages and other agreements and documents referred to in Section 16 in order to enable Tenant and every successor and assign of Tenant to exercise and effectuate such rights and powers.

     (b) In the event that Tenant or any subtenant shall mortgage its estate in the Premises, and the mortgagee or holder of the indebtedness secured by such mortgage shall notify Landlord in writing of the execution of such mortgage and of the name and place for service of notice upon such mortgagee or holder of indebtedness, then and in such event Landlord hereby agrees for the benefit of such mortgagee or holder of indebtedness from time to time:

          (a) That Landlord shall give to any such mortgagee or holder of indebtedness, simultaneously with service upon Tenant, a duplicate of any and all notices or demands given by Landlord to Tenant from time to time.

          (b) That such mortgagee or holder of indebtedness shall have the privilege of performing any of the Tenant's covenants hereunder or of curing any defaults by Tenant hereunder.

          (c) That, no right, privilege or option to cancel or terminate this lease, which is available to Tenant shall be deemed to have been exercised effectively unless joined in by any such mortgagee or holder of the indebtedness.

          (d) Should this lease be terminated at any time for any reason prior to its normal expiration date, then and in that event such mortgagee or subsequent holder of the indebtedness acceptable to Landlord shall have an irrevocable option for a period of sixty (60) days from the effective date of such termination in which to enter into a new lease agreement, as Tenant, with Landlord for the remainder of the rental term hereunder and renewal option terms, on the same terms as the within lease agreement.

          (e) In the event such mortgagee or holder of the indebtedness shall foreclose any such mortgage, then the Landlord agrees to recognize the mortgagee or such holder or other purchaser at such foreclosure sale as the lessee hereunder for the remainder of the rental term and renewal option periods, on the same terms as the within lease agreement.

     Section 16. Leasehold Mortgages. Landlord hereby grants to Tenant and every successor and assign of Tenant (including, but not limited to, any sublessee of Tenant, but only with Tenant's prior consent) the right, without Landlord's prior written consent, to mortgage its interests in, to or under this Lease, or any part or parts thereof, and otherwise to assign and/or convey all or any part of Tenant's interest in or rights under this Lease to any lenders as collateral for loans.

     Section 17. Agency. In addition to any other rights that Tenant may have pursuant to this Lease, if Landlord fails to execute, acknowledge, and deliver any instrument required of Landlord to effectuate the provisions of this Lease, Tenant shall be entitled to specific performance of such obligations.

     Section 18.     Quiet Enjoyment.

     (a) Landlord covenants that Tenant, upon observing and keeping the covenants, and conditions of this Lease on its part to be kept, shall have undisturbed use and enjoyment of the Premises during the term of this Lease.

     (b) Landlord represents and warrants to Tenant that it has fee simple title to the Premises and the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by it hereunder. Landlord further represents and warrants to and covenants with Tenant:

          (1) That the Premises is free from all encumbrances, liens, defects in title, violations of law, leases, tenancies, easements, restrictions and agreements except as set forth on Exhibit D annexed hereto and made a part hereof.

          (2) That at the time of the commencement of the term, sole and undisturbed physical possession of the entire Premises will be delivered to Tenant free and clear of all liens, defects in title, encumbrances, restrictions, agreements, easements, tenancies, and violations of law except as set forth on Exhibit D.

          (3) That title to the fee of the Premises shall not be conveyed unless Tenant shall provide its written consent on the instrument of conveyance.

          (4) That any permitted conveyance of any interest in the Premises shall be subject to this Lease.

          (5) That no party has or shall have any right to strip or surface mine any portion of the Premises and Landlord shall not grant, convey, assign or otherwise transfer any rights to oil, gas, coal, sand, gravel, clay or any similar substances or minerals in, on or under the Premises.

          (6) That (i) Landlord is a validly existing limited liability corporation under the laws of the State of Alabama; (ii) Landlord has all necessary power and authority to execute, deliver and perform this Lease (iii) Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease and (iv) Landlord is not a party to any contract, decree or other restriction which would interfere with or prohibit the execution, delivery and performance of any obligation under this Lease.

     Section 19.  Defaults.

     (a) Tenant's failure to perform any of the agreements herein contained on Tenant's part to be performed and the continuance of such failure without the curing of same for a period of sixty (60) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure, and provided Tenant shall not cure said failure as provided in Section 19(b), shall constitute an event of default hereunder. Upon an event of default, Landlord may, at its option, give to Tenant written notice of its election to declare the Tenant in default under this Lease, and Landlord shall have the rights and remedies set forth in this Section 19. Simultaneously with the sending of the notice to Tenant hereinabove provided for, Landlord shall send a copy of such notice to any mortgagees of the Premises or portions thereof that Tenant may identify in writing from time to time. The curing of any default within the above time limits by any of the aforesaid parties or combination thereof, shall constitute a curing of any default hereunder with like effect as if Tenant had cured same hereunder. Notwithstanding anything to the contrary contained herein, in the event that any defaults of Tenant shall be cured in any manner herein provided, such defaults shall be deemed never to have occurred and Tenant's right hereunder shall continue unaffected by such defaults.

     (b) In the event that Landlord gives notice of a default of such a nature that it cannot be cured within such sixty (60) day period, such default shall not be deemed to continue so long as Tenant, after receiving such notice, proceeds reasonably diligently to cure the default and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No default shall be deemed to continue if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by any event beyond Tenant's reasonable control.

     (c) In the event Tenant is in default under this Lease and such default is not cured within any applicable time period, the sole remedy of Landlord shall be to recover damages for such default. In no event shall Landlord have the right or remedy to terminate this Lease because of any default.

     Section 20. Waivers. Failure of Landlord or Tenant to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord or Tenant of any partial payment shall constitute an accord or satisfaction, but shall only be deemed a part payment on account.

     Section 22. Notices. No notice, approval, consent, or other communication authorized or required by this Lease shall be effective unless same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, directed to the other party at its address set forth below, or such other address as either party may designate by notice given from time to time in accordance with this Section 22.



To Landlord:


To Tenant:


with a copy to


     Section 23. Certificates. Either party shall, without charge, at any time and from time to time hereafter, within ten
(10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee, or proposed mortgagee, or any other person or entity specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this Lease; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person or entity to whom the same may be exhibited or delivered, and the consents of such certificate shall be binding on the party executing same.

     Section 24. Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed, and regulated by the laws of the State of Alabama.

     Section 25. Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 26. Short Form Lease/Counterparts. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a memorandum or short form of Lease, setting forth a description of the Premises, the term of this Lease and any other provisions thereof as either party may request. Either party may, at its own expense, record this Lease or such memorandum or short form in the public records of the county and state where the Premises is located. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but which taken together shall constitute one and the same instrument.

     Section 27. Interpretation. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The terms "Landlord" and "Tenant" whenever used herein shall mean only the owner at the time of Landlord's or Tenant's interest herein, and upon any sale or assignment of the interest of either Landlord or Tenant herein, their respective successors in interest and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be. This Lease was drafted by and negotiated by Landlord and Tenant jointly, each of which was represented by separate counsel. This Lease and the relationship of Landlord and Tenant shall not be construed as a partnership or joint venture, but shall be construed only as Landlord and Tenant.

     Section 28. Brokerage. Each of Tenant and Landlord represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and agrees to indemnify and hold the other harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with it with regard to the leasing of the Premises.

     Section 29. No Amendment. This agreement may not be modified or canceled except by writing subscribed by the parties.

     Section 30. Successors. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written with the intent that this instrument constitute and have the effect of a sealed instrument at law.

                                   LANDLORD
                                   ________

Witness or Attest:                 VISION INVESTMENT GROUP, LLC

__________________________         By:_________________________
                                      Its:_____________________


                                   TENANT
                                   ______

Witness or Attest:                 VISION BANK

__________________________         By:_________________________
                                      Its:_____________________

                          GROUND LEASE




                             BETWEEN


               GULF SHORES INVESTMENT GROUP, LLC,
              an Alabama limited liability company


                               AND


                          VISION BANK,
                 an Alabama banking corporation





               ____________________________, 1999

                              INDEX


Section  1.     Premises; Tenant Affiliate                       2

Section  2.     Term                                             2

Section  3.     Rent                                             2

Section  4.     Rent to Be Net to Landlord                       2

Section  5.     Use of Premises                                  3

Section  6.     Taxes and Utility Expenses                       3

Section  7.     Improvements, Repairs, Additions, Replacements   4

Section  8.     Requirements of Public Authority                 4

Section  9.     Covenant Against Liens                           5

Section 10.     Assignment and Subletting                        5

Section 11.     Indemnity                                        5

Section 12.     Insurance                                        5

Section 13.     Eminent Domain                                   6

Section 14.     Utility Easements                                6

Section 15.     Mortgages                                        6

Section 16.     Leasehold Mortgages                              7

Section 17.     Agency                                           7

Section 18.     Quiet Enjoyment                                  8

Section 19.     Defaults                                         8

Section 20.     Waivers                                          9

Section 22.     Notices                                          9

Section 23.     Certificates                                    10

Section 24.     Governing Law                                   10

Section 25.     Partial Invalidity                              10

Section 26.     Short Form Lease/Counterparts                   10

Section 27.     Interpretation                                  11

Section 28.     Brokerage                                       11

Section 29.     No Amendment                                    11

Section 30.     Successors                                      11

STATE OF ALABAMA      )

COUNTY OF BALDWIN     )

                       VISION GROUND LEASE

     THIS GROUND LEASE is entered into as of ____________________, 1999 by and between Gulf Shores Investment Group, LLC, an Alabama limited liability company ("Landlord") and Vision Bank, an Alabama banking corporation ("Tenant").

                      W I T N E S S E T H:

     In consideration of Ten Dollars ($10.00), the mutual covenants contained herein and for other good and valuable consideration, and intending to be legally bound hereby, Landlord and Tenant hereby agree with each other as follows:

     Section 1. Premises; Tenant Affiliate. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions hereof, the unimproved land at 25051 Canal Street, Orange Beach, Alabama (the "Premises"). All rights and obligations of Tenant hereunder may be enjoyed, exercised or performed by Tenant and/or any one or more Tenant Affiliates. "Tenant Affiliate" shall mean any entity controlling, controlled by, or under common control with, Tenant.

     Section 2.     Term.

     The term of this Lease shall be for the period of one (1) year beginning on the date hereof (the "Commencement Date"), unless sooner terminated as herein provided. This lease may be terminated by the Tenant at any time, provided that no such termination shall relieve any party of any obligation accruing prior to such termination. In addition, the Tenant may extend the term of the lease for one (1) year by providing the Landlord with written notice thirty (30) days prior to the expiration of the original term.

     In order to be effective, any notice of termination (i) must be in writing, (ii) must specifically refer to this Lease and state that the Tenant has elected to terminate this Lease, (iii) must specifically state the date when this Lease will end, and (iv) must be signed by two (2) Authorized Representatives of the Tenant (as specified in Section 22).

     Section 3.     Rent.  Tenant shall pay Landlord for the
Premises per annum rent equal to the sum of $1,975 per month during the term of this Lease.

     Section 4. Rent to Be Net to Landlord. The rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net annual rent specified herein during the term of this Lease without deduction for ad valorem taxes, utilities, insurance of Tenant and improvements, repairs and maintenance of the Premises and other public assessments levied against real property generally.

     Section 5. Use of Premises. During the term hereof, the Premises may be used by Tenant for any purposes lawful to its business.

     Section 6.     Taxes and Utility Expenses.

     (a)     (1)     During the term of this Lease, Tenant shall
discharge punctually, when due, all taxes, assessments and all other governmental charges (herein referred to as "Taxes") which during the term of this Lease shall become payable, with respect to the Premises or any part thereof, or any buildings, appurtenances, or equipment owned or leased by Tenant thereon or therein or any part thereof, under or by virtue of all present or future laws, ordinances, or regulations of any governmental authority whatsoever ("Applicable Law"), together with all interest and penalties thereon (all of which shall also be included in the term "Taxes" as heretofore defined) and all charges for water, sewer, steam, heat, gas, hot water, electricity, light and power, and other services, furnished to the Premises or the occupants thereof (herein referred to as "Utility Expenses").

           (2) Tenant shall exhibit to Landlord satisfactory evidence of such payment of taxes upon written demand for the same by Landlord.

     (b) All such Taxes shall be apportioned pro rata between Landlord and Tenant as of the Rent Commencement Date and upon termination of this Lease.

     (c) Tenant or its designees shall have the right to contest all such Taxes by legal proceedings, or in such other manner as it may deem suitable (which, if instituted, Tenant or its designees shall conduct at its own cost, and free of any expense to Landlord, and, if necessary, in the name of and with the cooperation of Landlord and Landlord shall execute all documents necessary to accomplish the foregoing), with respect to which Tenant shall defend and hold Landlord harmless from any liability arising therefrom. Notwithstanding the foregoing, Tenant promptly shall pay all such Taxes if at any time the Premises or any part thereof shall then immediately be subject to forfeiture, or if Landlord shall be subject to any criminal liability arising out of the nonpayment thereof.

     (d) Any refunds or rebates on account of the Taxes paid by Tenant under the provisions of this Lease shall belong to Tenant, or if received by Landlord, held in trust and paid to Tenant forthwith.

     (e) Except as specifically set forth herein, nothing herein shall require or be construed to require Tenant to pay any transfer, franchise, income, profit, excise or other taxes that are or may be imposed upon Landlord, its successors or assigns.

     Section 7.     Improvements, Repairs, Additions, Replacements.

     (a) Tenant shall have the right, at its own cost and expense, to install on any part or all of the Premises, at any time and from time to time, temporary building structures for banking purposes, provided, however, that Landlord may designate areas of the Premises which shall be reserved to Landlord's control for purposes of building construction.

     (b) Except as expressly provided herein, Landlord shall not be required to furnish any services or facilities or to make any improvements, repairs, or alterations in or to the Premises during the term of this Lease.

     (c) Unless Tenant has purchased the Premises, on the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Premises, and the permanent improvements then thereon, but Tenant shall have the right to remove all other items of property from the Premises, including without limitation, all temporary buildings, and all fixtures, equipment and systems installed by Tenant at Tenant's expense. It is understood and agreed that nothing herein shall be construed as giving Tenant a right or option to purchase the Premises.

     Section 8.     Requirements of Public Authority.

     (a) During the term of this Lease, Tenant shall, at its own cost, observe and comply with all Applicable Laws affecting the Premises.

     (b) Tenant shall have the right to contest by appropriate legal proceedings in the name of the Tenant or, if legally required, Landlord, or both, without cost to Landlord, the validity or application of any Applicable Law, and, if by the terms of any such Applicable Law, compliance therewith legally may be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding.

     (c) Landlord agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit Tenant so to contest the validity or application of any such Applicable Law and to fully cooperate with Tenant in such contest. Tenant shall indemnify and hold Landlord harmless from any liability arising out of such documents executed pursuant to the request of Tenant.

     Section 9. Covenant Against Liens. If, because of any act or omission of Tenant, any mechanic's lien or other lien for the payment of money shall be filed against any portion of the Premises, within ninety (90) days after written notice from Landlord to Tenant of the filing thereof, Tenant shall, at its own cost, (i) cause the same to be discharged of record, or (ii) cause the same to be bonded, or (iii) provide Landlord with an owner's title policy insuring over such lien, or (iv) escrow funds sufficient to pay the lien pending the outcome of the proceedings related thereto. In addition, Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom.

     Section 10. Assignment and Subletting. Except as otherwise provided in this Section 10, Tenant may assign, sublease, mortgage, or otherwise encumber this Lease and its rights and interests herein or hereunder (in whole or in part or parts) and may permit its subtenants likewise to do so, without requiring Landlord's consent therefor. Tenant agrees to furnish to Landlord written notice of the assignment of this Lease within thirty (30) days thereafter, together with the name and address of the assignee. Upon any assignment of this Lease Tenant shall be deemed released from any and all obligations under this Lease to the extent such obligations are assumed by the assignee.

     Section 11. Indemnity. At all times prior to the time that full and exclusive possession of the Premises is delivered to Tenant, (i) Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments arising from injury or death to persons or damage to property sustained by anyone on and about the Premises resulting from any act or acts or omission or omissions of Tenant, or Tenant's officers, agents, servants, employees, contractors, or sublessees; and (ii) Landlord shall indemnify and save harmless Tenant from and against any and all liability, damage, penalties or judgments arising from injury or death to persons or damage to property sustained by anyone on and about the Premises resulting from any act or acts or omission or omissions of Landlord, or Landlord's officers, agents, servants, employees, or contractors.

     Section 12. Insurance. Landlord shall not be required to maintain any insurance on any of the improvements. To the extent Tenant desires, Tenant may keep the buildings and improvements erected by Tenant on the Premises at any time insured for the benefit of Tenant against loss or damage by fire and customary extended coverage. Tenant shall be entitled to hold all such policies or certificates thereof. All proceeds payable at any time and from time to time by any insurance company under such policies shall be payable to Tenant. Landlord shall not be entitled to, and shall have no interest in, proceeds of any such insurance or any part thereof. Landlord shall, at Tenant's cost, cooperate fully with Tenant in order to obtain the largest appropriate recovery and execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid. Tenant shall indemnify and hold Landlord harmless from any liability arising out of such consents given or actions taken at the request of Tenant.

     Section 13.     Eminent Domain.

     (a) If the whole or any material part of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, then, at the option of Tenant, this Lease shall terminate and Tenant shall be entitled to all proceeds thereof.

     (b) In the event that less than a material part of the Premises shall be taken, the Lease shall continue, and Tenant shall be entitled to all of the award.

     (c) The parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking.

     Section 14. Utility Easements. Tenant shall have the right to enter into agreements with utility providers creating easements in favor of such parties in order to service Tenant and any subtenants of the buildings and improvements on the Premises, and Landlord agrees to consent thereto and to execute any and all documents and agreements, and to take all other actions, in order to effectuate the same, all at Tenant's cost.

     Section 15.     Mortgages.

     (a) During the term of this Lease, Landlord shall not have the right or power to mortgage or otherwise create any security or other lien or encumbrance upon the fee interest in the Premises, or buildings, improvements, fixtures, equipment or other property thereon, or any part thereof which would be inconsistent with the Tenant's use of the Premises for housing a temporary bank building and related parking.


     Section 16.     Leasehold Mortgages.  Tenant, only with
Landlord's prior written consent, may mortgage its interests in, to or under this Lease, or any part or parts thereof.

     Section 17. Agency. In addition to any other rights that Tenant may have pursuant to this Lease, if Landlord fails to execute, acknowledge, and deliver any instrument required of Landlord to effectuate the provisions of this Lease, Tenant shall be entitled to specific performance of such obligations.

     Section 18.     Quiet Enjoyment.

     (a) Landlord covenants that Tenant, upon observing and keeping the covenants, and conditions of this Lease on its part to be kept, shall have undisturbed use and enjoyment of the Premises during the term of this Lease.

     (b) Landlord represents and warrants to Tenant that it has fee simple title to the Premises and the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be performed by it hereunder. Landlord further represents and warrants to and covenants with Tenant:

          (1) That the Premises are free from all encumbrances, liens, defects in title, violations of law, leases, tenancies, easements, restrictions and agreements except as set forth on Exhibit D annexed hereto and made a part hereof.

          (2) That at the time of the commencement of the term, sole and undisturbed physical possession of the entire Premises will be delivered to Tenant free and clear of all liens, defects in title, encumbrances, restrictions, agreements, easements, tenancies, and violations of law except as set forth on Exhibit D.

          (3) That title to the fee of the Premises shall not be conveyed unless Tenant shall provide its written consent on the instrument of conveyance.

          (4) That any permitted conveyance of any interest in the Premises shall be subject to this Lease.

          (5) That no party has or shall have any right to strip or surface mine any portion of the Premises and Landlord shall not grant, convey, assign or otherwise transfer any rights to oil, gas, coal, sand, gravel, clay or any similar substances or minerals in, on or under the Premises.

          (6) That (i) Landlord is a validly existing limited liability corporation under the laws of the State of Alabama; (ii) Landlord has all necessary power and authority to execute, deliver and perform this Lease (iii) Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease and (iv) Landlord is not a party to any contract, decree or other restriction which would interfere with or prohibit the execution, delivery and performance of any obligation under this Lease.

     Section 19.  Defaults.

     (a) Tenant's failure to perform any of the agreements herein contained on Tenant's part to be performed and the continuance of such failure without the curing of same for a period of thirty (30) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure, and provided Tenant shall not cure said failure as provided in Section 19(b), shall constitute an event of default hereunder. Upon an event of default, Landlord may, at its option, give to Tenant written notice of its election to declare the Tenant in default under this Lease, and Landlord shall have the rights and remedies set forth in this Section 19. Simultaneously with the sending of the notice to Tenant hereinabove provided for, Landlord shall send a copy of such notice to any mortgagees of the Premises or portions thereof that Tenant may identify in writing from time to time. The curing of any default within the above time limits by any of the aforesaid parties or combination thereof, shall constitute a curing of any default hereunder with like effect as if Tenant had cured same hereunder. Notwithstanding anything to the contrary contained herein, in the event that any defaults of Tenant shall be cured in any manner herein provided, such defaults shall be deemed never to have occurred and Tenant's right hereunder shall continue unaffected by such defaults.

     (b) In the event that Landlord gives notice of a default of such a nature that it cannot be cured within such thirty (30) day period, such default shall not be deemed to continue so long as Tenant, after receiving such notice, proceeds reasonably diligently to cure the default and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No default shall be deemed to continue if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by any event beyond Tenant's reasonable control.

     (c) In the event Tenant is in default under this Lease and such default is not cured within any applicable time period, the Landlord shall be to recover damages for such default as well as terminating the Lease effective immediately upon issuance of notice.

     Section 20. Waivers. Failure of Landlord or Tenant to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord or Tenant of any partial payment shall constitute an accord or satisfaction, but shall only be deemed a part payment on account.

     Section 22. Notices. No notice, approval, consent, or other communication authorized or required by this Lease shall be effective unless same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, directed to the other party at its address set forth below, or such other address as either party may designate by notice given from time to time in accordance with this Section 22.



To Landlord:



To Tenant:


with a copy to


     Section 23. Certificates. Either party shall, without charge, at any time and from time to time hereafter, within ten
(10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee, or proposed mortgagee, or any other person or entity specified in such request: (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this Lease; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person or entity to whom the same may be exhibited or delivered, and the consents of such certificate shall be binding on the party executing same.

     Section 24. Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed, and regulated by the laws of the State of Alabama.

     Section 25. Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

     Section 26. Short Form Lease/Counterparts. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a memorandum or short form of Lease, setting forth a description of the Premises, the term of this Lease and any other provisions thereof as either party may request. Either party may, at its own expense, record this Lease or such memorandum or short form in the public records of the county and state where the Premises is located. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but which taken together shall constitute one and the same instrument.

     Section 27. Interpretation. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The terms "Landlord" and "Tenant" whenever used herein shall mean only the owner at the time of Landlord's or Tenant's interest herein, and upon any sale or assignment of the interest of either Landlord or Tenant herein, their respective successors in interest and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be. This Lease was drafted by and negotiated by Landlord and Tenant jointly, each of which was represented by separate counsel. This Lease and the relationship of Landlord and Tenant shall not be construed as a partnership or joint venture, but shall be construed only as Landlord and Tenant.

     Section 28. Brokerage. Each of Tenant and Landlord represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and agrees to indemnify and hold the other harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with it with regard to the leasing of the Premises.

     Section 29. No Amendment. This agreement may not be modified or canceled except by writing subscribed by the parties.

     Section 30. Successors. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written with the intent that this instrument constitute and have the effect of a sealed instrument at law.

                                    LANDLORD
                                    ________

Witness or Attest:                  GULF SHORES INVESTMENT GROUP, LLC

__________________________          By:_______________________________
                                       Its:___________________________



                                    TENANT
                                    ______

Witness or Attest:                  VISION BANK

__________________________          By:_______________________________
                                       Its:___________________________

                         Lease Agreement

                              for

                       Banking Facilities



                           VISION BANK

                      Gulf Shores, Alabama

                        TABLE OF CONTENTS


 1.     LEASED PREMISES.                                          1

 2.     LEASE TERM.                                               1
        2.1     Continuance During Term.                          1
        2.2     Delay in Completion; Fault of Tenant.             1
        2.3     Delay in Completion; Fault of Landlord.           1
        2.4     Failure to Deliver Leased Premises;
                Right to Cancel                                   2
        2.5     Acceptance of Leased Premises.                    2
        2.6     Renewal Options.                                  2

 3.     USE.                                                      2
        3.1     Permitted Use.                                    2
        3.2     Legal Use and Violation of Insurance Coverage.    2
        3.3     Nuisance.                                         2

 4.     BASE RENTAL.                                              2

 5.     OPERATING COST.                                           3

 6.     OPERATING COST ADJUSTMENT.                                3

 7.     SERVICES TO BE FURNISHED BY LANDLORD.                     4
        7.1     Defined Services.                                 4
        7.2     Failure or Interruption of Defined Services.      4
        7.3     Repairs by Landlord.                              4

 8.     IMPROVEMENTS TO THE LEASED PREMISES.                      4

 9.     GRAPHICS.                                                 4

10.     CARE OF THE LEASED PREMISES BY TENANT.                    4
        10.1     Condition of Leased Premises at Commencement;
                 Notice to Landlord.                              4
        10.2     No Waste; Regulated Materials.                   5

11.     REPAIRS AND ALTERATIONS BY TENANT.                        5
        11.1     Repair by Tenant.                                5
        11.2     Compliance with Laws; Repair by Landlord.        5
        11.3     Alterations or Additions by Tenant.              5
        11.4     Property of Landlord.                            5

12.     LAWS, REGULATIONS AND RULES.                              5
        12.1     Applicable Ordinances.                           6
        12.2     Building Rules.                                  6

13.     ENTRY BY LANDLORD.                                        6

14.     FURNITURE, FIXTURES AND PERSONAL PROPERTY.                6

15.     TAXES ON TENANT'S PROPERTY.                               6

16.     ASSIGNMENT AND SUBLETTING.                                6
        16.1     No Assignment Without Consent.                   6
        16.2     Sublease.                                        6
        16.3     Further Assignment.                              7
        16.4     Assigns and Sublessees.                          7
        16.5     Transfers by Landlord.                           7

17.     MECHANIC'S LIEN.                                          7
        17.1     Tenant Not to Permit Liens.                      7
        17.2     Rights of Landlord; Additional Rent.             7

18.     INSURANCE.                                                7
        18.1     Landlord.                                        7
        18.2     Tenant.                                          8
        18.3     Insurance -- General.                            8
        18.4     Subrogation.                                     8

19.     CASUALTY DAMAGE.                                          8

20.     CONDEMNATION.                                             9

21.     INDEMNITY.                                                9
        21.1     Indemnification by Tenant.                       9
        21.2     Indemnification by Landlord.                     9
        21.3     No Liability.                                    9

22.     DAMAGES FROM CERTAIN CAUSES.                             10

23.     EVENTS OF DEFAULT/REMEDIES                               10
        23.1     Events of Default by Tenant.                    10
        23.2     Landlord's Remedies for Tenant Default.         10
        23.3     Landlord's Remedies are Cumulative.             12
        23.4     Obligation to Pay Rent is Independent;
                 No Setoff.                                      12
        23.5     Special Rights of Depository Institution
                 Supervisory Authority.                          12

24.     PEACEFUL ENJOYMENT.                                      12
        24.1     Rights of Tenant.                               12
        24.2     Limitation.                                     13

25.     HOLDING OVER.                                            13
        25.1     Rental Amount.                                  13
        25.2     No Extension of Term.                           13

26.     SUBORDINATION.                                           13
        26.1     Subject to Mortgages and Certain Leases.        13
        26.2     Subordination of Lease Agreement.               13
        26.3     Approval of Lease Agreement by Landlord's
                 Mortgagee.                                      13
        26.4     Attorney-in-Fact.                               13
        26.5     Estoppel Certificates; Financial Certificates.  13
        26.6     Attornment.                                     14
        26.7     Notice to Mortgagees.                           14

27.     ATTORNEY'S FEES.                                         14

28.     NO IMPLIED WAIVER.                                       14
        28.1     No Waiver.                                      14
        28.2     Partial Payment.                                14

29.     PERSONAL LIABILITY.                                      14

30.     FORCE MAJEURE.                                           14

31.     RELATIONSHIP OF PARTIES.                                 15

32.     MISCELLANEOUS.                                           15
        32.1     Severability.                                   15
        32.2     Recordation.                                    15
        32.3     Governing Law.                                  15
        32.4     Time of Performance.                            15
        32.5     Commissions.                                    15
        32.6     Parking.                                        15
        32.7     Effect of Delivery of this Lease Agreement.     15
        32.8     Section Headings.                               15
        32.9     Entire Agreement.                               15
        32.10    Successors and Assigns.                         15
        32.11    Notices.                                        15
        32.12    Gender.                                         16
        32.13    Time of the Essence.                            16
        32.14    Building Name.                                  17
        32.15    No Merger.                                      17

33.     EXHIBITS AND SCHEDULES.                                  17

        Exhibit  A     Floor Plan of Leased Premises

        Schedule 1     Work Letter

STATE OF ALABAMA

COUNTY OF BALDWIN

                         LEASE AGREEMENT

     This Lease Agreement made and entered into on this the ______ day of____________________________, 1999, between GULF SHORES
INVESTMENT GROUP, LLC an Alabama limited liability company (hereinafter called "Landlord"), and VISION BANK, an Alabama banking corporation (hereinafter called "Tenant"). Tenant's address for purposes hereof until commencement of the term of this Lease Agreement shall be c/o Daniel J. Sizemore, agent for bank in organization, P. O. Box 1248, Gulf Shores, Alabama 36547, and thereafter shall be the Leased Premises (hereinafter defined).


                      W I T N E S S E T H:

1.   LEASED PREMISES.

     Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease from Landlord those certain premises (the "Leased Premises") in the building (the "Building") located at 2201 West 1st Avenue, Gulf Shores, Alabama, such Leased Premises being approximately 8500 square feet of Rentable Area, as reflected on the floor plan of such Leased Premises attached hereto and made a part hereof as Exhibit A.

     The Rentable Area of the Leased Premises has been estimated. If the final design of the Leased Premises reflects Rentable Area of the Leased Premises which is different than that specified above, then the Rentable Area will be adjusted, upward or downward, as may be appropriate.

2.   LEASE TERM.

     2.1 Continuance During Term. This Lease Agreement shall continue in force during a period beginning on the Commencement Date (hereafter defined) and ending on midnight on the date which is three (3) years after the first day of the first calendar month immediately following the calendar month in which the Commencement Date occurs (the "Lease Term"), unless this Lease Agreement is sooner terminated or extended to a later date under any other term or provision of this Lease Agreement. For purposes of this Lease, the term "Commencement Date" shall mean the earlier of (a) the date the Leased Premises are ready for occupancy by Tenant for the operation of its business, or (b)_________________________________,
2000. The term "ready for occupancy" shall mean the earlier of (i) the date on which a certificate of occupancy for the Leased
Premises is issued by the city in which the Leased Premises are located, or (ii) the date on which Landlord's architect (as defined in the Work Letter Agreement between Landlord and Tenant attached as Schedule 1 hereto _ the "Work Letter") issues a certificate of substantial completion for the Leased Premises.

     2.2 Delay in Completion; Fault of Tenant. If, by the Commencement Date, the Leased Premises have not been substantially completed pursuant to Work Letter due to omission, delay or default by Tenant or anyone acting under or for Tenant, including but not limited to (i) Tenant's failure timely to obtain approved plans, or (ii) delay in delivery of materials for Tenant's Extra Work (hereinafter defined), the obligations of Tenant under this Lease Agreement(including without limitation, the obligation to pay rent) shall nonetheless commence as of the Commencement Date.

     2.3 Delay in Completion; Fault of Landlord. If, by the date specified in Section 2.1, the Leased Premises are not substantially completed due to default on the part of Landlord or for any other cause (other than those causes set forth in Section 2.2), then (except as provided in Section 2.4 below) as Tenant's sole remedy for the delay in Tenant's occupancy of the Leased Premises, the Commencement Date shall be delayed and the rent herein provided shall not commence until the earlier of (i) actual occupancy by Tenant, or (ii) substantial completion of the work that Landlord has agreed to perform.

     2.4 Failure to Deliver Leased Premises; Right to Cancel. If Landlord fails to deliver the Leased Premises substantially complete on or before _________________________________, 2000,
Tenant shall have the right to cancel this Lease Agreement by giving Landlord notice to that effect at any time within fifteen
(15) days after such date. Except for Tenant's right to cancel as herein provided, Landlord shall have no other liability for failure to complete the Leased Premises or deliver possession thereof, and in the event Tenant exercises its option to cancel, the parties hereto shall be mutually released from all obligations under the terms of this Lease Agreement, except the provisions of Section 22 below shall survive such cancellation.

     2.5 Acceptance of Leased Premises. Subject to the provisions of Section 2.4, Tenant agrees to accept possession of the Leased Premises when the Leased Premises have been substantially completed, with all facilities in operating order. If there are any punch list items remaining to be done that will not interfere with the conduct of Tenant's business on the Leased Premises, Tenant will nevertheless accept delivery of possession and allow Landlord to complete such finishing items.

     2.6 Renewal Options. Provided that no Event of Default has occurred under this Lease and is continuing, Tenant shall have an option to renew this Lease for three additional terms of three (3) year each on the same terms and conditions as set forth here. {SELECTION: Rental increases to be CPI or by mutual agreement through third party appraiser.}

3.    USE.

     3.1 Permitted Use. The Leased Premises are to be used and occupied by Tenant solely for general office purposes, including but not limited to the operation of a bank.

     3.2 Legal Use and Violation of Insurance Coverage. Tenant agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose that is unlawful, disreputable or deemed to be extra-hazardous. Tenant will not keep any substance or carry on or permit any operation which might emit offensive gas, smoke, fumes, dust, odors, waste products or conditions into other portions of the Building, or use any apparatus which might make undue noise or set up vibrations in the Building. Tenant will not permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord.

     3.3 Nuisance. Tenant agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in the operation of the Building.

4.   BASE RENTAL.

     Tenant hereby agrees to pay a base annual rental (herein called the "Base Rental") of $155,295 at the rate of $18.27 per square foot of Rentable Area. The Tenant shall also pay, as additional rent, all such other sums of money as shall become due and payable by Tenant to Landlord under this Lease Agreement. The Base Rental shall be due and payable in twelve (12) equal installments of $12,941.25 on the first day of each calendar month during the initial term and any extensions or renewals thereof, and Tenant hereby agrees to pay such rent to Landlord monthly in advance without demand and without any reduction, abatement, counterclaim or setoff, at such address as may be designated by Landlord. The "Base Rental," and any other additional rental shall be collectively referred to as "Rent" or "rent." If the term of this Lease Agreement as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the Rent provided for herein for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent shall bear interest at the lesser of (i) the maximum rate permitted by applicable law, or (ii) three (3) percentage points above the Prime Rate (hereinafter defined), from the date due until paid. The term "Prime Rate" for purposes of this Lease Agreement, shall mean the rate as published in the Wall Street Journal on the date or dates on which reference to the Prime Rate is being made (or in the event no such quotation is available on such date, as quoted on the day most immediately preceding the date of determination on which such a quotation was available), and shall not be subject to adjustment, but shall in no event exceed the maximum rate provided by applicable law.

5.   OPERATING COST.

     "Operating Cost," as that term is used herein, shall consist of all operating expenses of the Building not borne by Tenant
through separate billing and payment.   Operating Cost shall be
computed on an accrual basis and shall consist of all costs and expenses incurred by Landlord to maintain all facilities used in the operation of the Building and such additional facilities now and in the future as may be determined by Landlord to be necessary to the Building. All operating expenses shall be determined in accordance with generally accepted accounting principles, which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses and costs (but not specified costs that are separately billed to and paid by specific tenants) of every kind and nature that Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building as a result of the following:

          (a) Cost of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties and not reimbursed by Landlord, and alterations attributable solely to tenants of the Building other than Tenant).

          (b) Amortization of capital improvements made to the Building subsequent to the Commencement Date of this Lease Agreement that will improve the operating efficiency or security of the Building at the direction of tenant or that may be required by a regulatory body having jurisdiction.

     Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any partial year or any full calendar year, the Operating
Cost for such period shall be the estimated amount that the Operating Cost would have been had the Building been fully occupied.

6.   OPERATING COST ADJUSTMENT.

     For each calendar year ending after the Commencement Date during the Term of this Lease and any renewals or extensions thereof, Tenant agrees to pay to Landlord, as an adjustment to Base Rental, Tenant's Proportionate Share of the actual Operating Cost for such calendar year ("Basic Cost Excess"). During each calendar year of this Lease following the initial calendar year, and in addition to the Base Rental, as adjusted pursuant to Section 5 hereof, Tenant shall make monthly payments equal to 1/12th of the Basic Cost Excess determined for the previous calendar year (the "Operating Cost Adjustment"). At the end of each such calendar year, the total Operating Cost Adjustment paid by Tenant during that calendar year shall be compared by Landlord to the Basic Cost Excess for such year. If the total Operating Cost Adjustment paid by Tenant for such calendar year is less than the amount actually due, then Tenant shall pay the difference, as Rent, to Landlord within ten (10) days after receipt of notice of the amount due. If the total Operating Cost Adjustment paid by Tenant for such calendar year is more than the amount actually due, the excess shall, at Landlord's option, be paid to Tenant, or be credited by Landlord against the next payment of Rent becoming due. The effect of this reconciliation payment is that Tenant will pay its Proportionate Share of the Basic Cost Excess and no more.

     At the commencement of each calendar year, Tenant shall continue to pay the monthly Operating Cost Adjustment based on rate which was in effect during the previous calendar year until such time as written notice of the revised Operating Cost Adjustment and a statement of any additional rent due for the months already elapsed in the new calendar year are received from Landlord. Such notice and statement shall be provided by Landlord within a reasonable period of time after the end of any calendar year for which a Operating Cost Adjustment is applicable. Tenant shall commence making payment of any such revised Operating Cost Adjustment on the next rent due date following receipt of such notice, and thereafter shall make monthly rent payments based on the revised Operating Cost Adjustment until notified by Landlord of a new revised rate as set forth above. Landlord's failure to so notify Tenant within a reasonable period of time after the closing of any calendar year for which additional rent is due under the provisions of this Section shall not release Tenant from paying nor diminish Tenant's obligation to pay such additional rent.

     Tenant's "Proportionate Share", as used herein, shall be the percentage derived by dividing the Rentable Area of the Leased Premises by the total Rentable Area contained in the Building. Should this Lease Agreement commence or terminate at any time other than the first day of a calendar year, the computations set forth in this Section shall be prorated for the partial year.

7.   SERVICES TO BE FURNISHED BY LANDLORD.

     7.1 Defined Services. Landlord agrees to use its best efforts to furnish Tenant the following services (the "Defined Services"):
[NONE CONTEMPLATED]

     7.2 Failure or Interruption of Defined Services. The failure by Landlord to any extent to furnish, or the interruption or termination of, the Defined Services, in whole or in part, resulting from causes beyond the reasonable control of Landlord, shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement of this Lease Agreement. In the event of any such interruption or termination of any of the Defined Services, Landlord shall use its best efforts to restore said services.

     7.3 Repairs by Landlord. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the Term, except such repairs as may be required by normal maintenance operations, which shall include repairs to the exterior walls, corridors, windows, roof and other such structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees or visitors. Landlord shall be responsible for the maintenance , repair and clean-up of and water leaks or seepage into the Building or the Premises.

8.   IMPROVEMENTS TO THE LEASED PREMISES.

     The Work Letter attached as Schedule 1 hereto sets forth the Landlord's and Tenant's responsibilities with regard to the Leasehold Improvements. Landlord agrees to provide those improvements and allowances to Tenant as may be specified in the Work Letter.

9.   GRAPHICS.

     Landlord shall provide and install, at Tenant's cost, all letters or numerals at doors to the Leased Premises. All such letters and numerals shall be in the standard graphics for the Building, and no others shall be used or permitted on the Leased Premises without Landlord's prior written consent. No signs, symbol or identifying mark shall be put upon the Building, or in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, without prior written consent of Landlord.

10.   CARE OF THE LEASED PREMISES BY TENANT.

     10.1 Condition of Leased Premises at Commencement; Notice to Landlord. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence as against Tenant (a) that it accepts the Leased Premises as suitable for the purposes for which same are leased, subject to "punch list" items to be installed or repaired by Landlord contained in a punch list which must be submitted, if at all, to Landlord by Tenant within ten (10) days after the Commencement Date; (b) that it accepts the Property as being in a good and satisfactory condition; and (c) that Tenant waives any defects in the Leased Premises and its appurtenances and in all other parts of the Property. Any subsequent modifications to the Leased Premises required by governmental laws, rules or regulations, including without limitation modifications required under the Americans with Disabilities Act of 1990 and similar legislation, shall be the sole responsibility of Tenant. Landlord shall not be liable to Tenant or any of its agents, employees, licenses, servants or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur, or due to the leaking of gas, water, sewer, or steam unless such injury or damage is due to the gross negligence or willful misconduct of Landlord (but not including the negligence or willful misconduct of Landlord's contractors); and Tenant, with respect to itself and its agents, employees, licensees, servants and invitees shall have the responsibility for all risks of injury or damage to person or property, either proximate or remote, by reason of the condition of the Leased Premises or the Property except for injury or damage caused by the gross negligence or willful misconduct of Landlord. Except as specifically set forth herein, no promises of the Landlord to alter, remodel, repair or improve the Leased Premises or the Building and no representations respecting the condition of the Leased Premises or the Building have been made by Landlord to Tenant. At all times during the Lease Term, including any extensions thereof, Tenant agrees to give Landlord prompt notice of any apparent defective condition in or about the Leased Premises.

     10.2 No Waste; Regulated Materials. Tenant shall not commit waste or allow any waste to be committed on any portion of the Leased
Premises, and at the termination of this Lease Agreement, Tenant shall deliver the Leased Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease
Agreement, ordinary wear and use excepted. Tenant shall not treat, store, handle, generate, locate on, discharge from, or dispose on the Leased Premises or the Building any materials regulated, controlled, limited or restricted by governmental laws, rules, regulations or ordinances.

11.   REPAIRS AND ALTERATIONS BY TENANT.

     11.1 Repair by Tenant. Tenant shall, at Tenant's own cost and expense, repair any damage done to the Building, or any part thereof, including replacement of damaged portions or items, caused by Tenant or Tenant's agents, guests, employees, invitees, licensees, customers or visitors, and Tenant covenants and agrees to make all such repairs as may be required to restore the Building to as good a condition as it was in prior to such damage. Tenant further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant's expense. Repair and replacement parts, materials and equipment shall be of a quality equivalent to those initially installed in the Building or Leased Premises.

     11.2 Compliance with Laws; Repair by Landlord. All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay to Landlord the cost thereof, within ten (10) days of Landlord's demand therefor, as additional rent.

     11.3 Alterations or Additions by Tenant. Tenant agrees with Landlord not to make or allow to be made any alterations to the Leased Premises except in compliance with the provisions of this Section.

          (a) Tenant shall be entitled to make minor alterations such as placing items on the walls of the Leased Premises so long as once they are removed, Tenant repairs any damage caused thereby. Any and all such alterations, physical additions, or improvements, when made to the Leased Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, this paragraph shall not apply to movable equipment or furniture owned by Tenant. If, however, Landlord so requests in writing, Tenant will, immediately prior to termination of this Lease, remove any and all physical additions to the Leased Premises, including partitions, and will repair any damage caused by such removal, all at Tenant's cost.

          (b) If the Tenant performs any construction work on the Leased Premises, Tenant's work will be performed with materials of good quality. Tenant shall not do any construction work or alterations, nor shall Tenant install any equipment without first obtaining Landlord's written approval of the plans and specifications therefor. The approval of the Landlord of such plans and specifications shall not constitute the assumption of any liability on the part of the Landlord for their accuracy or their conformity with requirements of any building code, or other municipal or governmental regulation or ordinance, and Tenant shall be solely responsible for such plans. Tenant shall be responsible for all necessary permits, governmental or otherwise, to include special use permits, signage permits, etc.

     11.4 Property of Landlord. Any and all alterations to the Leased Premises shall become the property of Landlord upon termination of this Lease Agreement (except for movable equipment or furniture owned by Tenant).

12.   LAWS, REGULATIONS AND RULES.

     12.1 Applicable Ordinances. Tenant shall comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction over the Leased Premises or Tenant's use of the Leased Premises.

     12.2 Building Rules. Tenant shall comply with the Building Rules adopted by Landlord and set forth in Schedule 2 hereto, as they may be amended by Landlord from time to time ( the "Building Rules"), and will cause all of its agents, employees, invitees and visitors to do so. All changes to the Building Rules will be furnished by Landlord to Tenant in writing.

13.   ENTRY BY LANDLORD.

     Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises upon prior notice and at all reasonable hours (and in emergencies at all times) to inspect the condition, occupancy or use, to show the Leased Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions. Tenant shall not be entitled to any abatement or reduction of rent by reason of this right of entry.

14.   FURNITURE, FIXTURES AND PERSONAL PROPERTY.

     Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made within (30) days after the termination of the Term of this Lease; (b) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal at Tenant's sole cost and expense. All other property at the Leased Premises and alterations and additions to the Leased Premises (including wall-to-wall carpet, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, immediately prior to termination of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased premises, and not permanently affixed thereto, and will repair any damage caused by such removal, all at Tenant's cost.

15.   TAXES ON TENANT'S PROPERTY.

     Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Leased Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Leased Premises, and Landlord elects to pay the taxes based on such increase, then Landlord shall notify Tenant, and Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

16.   ASSIGNMENT AND SUBLETTING.

     16.1 No Assignment Without Consent. Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease Agreement or any interest therein without Landlord's prior written consent. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void.

     16.2 Assignment or Sublease. In the event Tenant shall desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire, along with the name of the proposed assignee or sublessee and a copy of the proposed assignment or sublease instrument, at least ninety (90) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to permit Tenant to assign or sublet such space, (ii) to refuse such request to assign or sublease such space (which refusal may be made by Landlord without regard to any commercially reasonable standard), or (iii) to terminate this Lease Agreement as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all obligations arising thereafter as to such space. Any rent or other payments otherwise due Tenant as a result of assignment or subletting of all or any portion of the Leased Premises in excess of the rent due Landlord by Tenant on such space hereunder shall be payable as additional rent to Landlord by Tenant promptly upon receipt by Tenant, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. If Landlord should fail to notify
Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (i) above.
No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease Agreement. Any consent of Landlord hereunder is subject to receipt by Landlord of an executed copy of the sublease or assignment.

     16.3 Further Assignment. Notwithstanding Landlord's consent on any one occasion, the rights of Landlord set forth in Section 16.2 shall apply to any further subletting or assignment.

     16.4 Assigns and Sublessees. The provisions of this Section 16 shall be binding on any permitted assigns or sublessees of Tenant.

     16.5 Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and the Leased Premises referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

17.   MECHANIC'S LIEN.

     17.1 Tenant Not to Permit Liens. Tenant will not create or permit to be created or to remain, and will discharge, any lien (including, but not limited to, the liens of mechanics, laborers, artisans or materialmen for work or materials alleged to be done, furnished or delivered in connection with the Leased Premises), encumbrance, or other charge upon the Leased Premises or any part thereof, upon Landlord's interest therein, or upon Tenants leasehold interest; provided, that Tenant shall not be required to discharge any such liens, encumbrances or charges as may be placed upon the Leased Premises or Building by the act of anyone other than Tenant or Tenant's agents, employees, servants or contractors. Provided that any Landlord's Mortgagee consents thereto in writing and Tenant complies with all requirements of such Landlord's Mortgagee with respect thereto and provided further, Tenant furnishes security reasonably acceptable to Landlord and any such Landlord's Mortgagee, Tenant shall have the right to contest, in good faith by appropriate legal proceedings, the validity or amount of any mechanics', laborers' , artisans' or materialmen's lien or other claimed lien. On final determination of such lien or such claim for lien, Tenant will immediately pay any judgement rendered with all proper costs and charges and shall have such lien released or judgement satisfied at Tenant's sole expense. Tenant will pay, protect and indemnify Landlord, within ten (10) days after demand therefor, from and against all liabilities, losses, claims, damages, costs and expenses, including reasonable attorneys' fees, incurred by Landlord by reasons of the filing of any lien and/or removal of same.

     17.2 Rights of Landlord; Additional Rent. If any such lien is claimed against the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for such purposes shall be paid by Tenant to Landlord as additional rent within ten (10) days of Landlord's demand therefor.

18.   INSURANCE.

     18.1 Landlord. Landlord shall, at all times during the term of this Lease Agreement, maintain a policy or policies of insurance, issued by and binding upon some solvent insurance company, insuring the Building and the Landlord's Work (as specified in the Work Agreement) against loss or damage by fire, or other insurable hazards and contingencies in such amount as Landlord deems appropriate; provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods, supplies or other personal property or trade fixtures that Tenant may bring or obtain upon the Leased Premises, or any additional improvements that Tenant may construct thereon. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous exposure, then Tenant shall upon receipt of appropriate premium invoices reimburse Landlord for such increases in such premium; provided that this provision shall not be construed so as to allow or permit, and Tenant hereby agrees not to
(i) use, or allow the use of, the Leased Premises for any hazardous use, or (ii) allow, install, store or permit any hazardous or regulated materials on or in the Leased Premises without in each instance the Landlord's express written consent. Tenant shall maintain at its expense, in an amount equal to the full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 20 hereof.

     18.2 Tenant. Tenant shall, during the Term and at its sole expense, obtain and keep in force, with Tenant, Landlord, and the mortgagees of Landlord, named as insureds, as their respective interests may appear, (i) comprehensive general liability insurance coverage, personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability and products and completed operations liability in limits not less than $1,000,000.00 inclusive, and (ii) fire and extended coverage insurance for Tenant's property (personal property, fixtures and leasehold improvements in excess of Landlord's Work) in or on the Leased Premises for the full replacement value thereof.

     18.3 Insurance -- General. All policies of insurance to be provided or obtained by Tenant under this Lease Agreement shall (i) name Landlord and mortgagees of Landlord as additional insureds, and (ii) provide for notice to Landlord at least thirty (30) days before any cancellation or termination of said insurance. Tenant shall, upon request of Landlord, furnish Landlord with certificates of insurance evidencing Tenant's compliance with the provisions of this Section 19.

     18.4 Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives (to the extent that the party sustaining such loss is compensated by insurance proceeds) any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Property, or any personal property of such party therein, by reason of fire, the elements, or any other cause which would be insured against under the terms of the fire and extended coverage insurance policies referred to in Sections 18.1 and 18.2 above, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party, and to procure a waiver of subrogation on the part of each of their insurers by an endorsement to all insurance policies whereby an insurer recognizes the agreements made by the Landlord and Tenant in this Section 18.4; provided, however, this Section 189.4 shall be inapplicable if it would have the effect, but only to the extent that it would have the effect of invalidating any insurance coverage of Landlord or Tenant.

19.   CASUALTY DAMAGE.

     If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that the substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Leased Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease Agreement by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. If Landlord does not thus elect to terminate this Lease Agreement, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building and as set forth in the Work Letter, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. When the Leased Premises have been restored by Landlord to the extent of the Landlord's Work set forth in the Work Letter, Tenant shall complete the restoration of the Leased Premises, including the reconstruction of all improvements in excess of the Landlord's Work and the restoration of Tenant's furniture and equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Leased Premises are unfit for occupancy. If the Leased Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building and the Leased Premises caused thereby to the extent such cost and expense is not covered by insurance proceeds under policies provided by either Landlord or Tenant hereunder. If Landlord has elected to repair and reconstruct the Leased Premises, then the Term shall be extended by a period of time equal to the period of such repair and reconstruction.

20.   CONDEMNATION.

     If the whole or substantially the whole of the Building or the Leased Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease Agreement shall terminate as of the date when physical possession of the Building or the Leased Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Leased Premises is thus taken or sold, Landlord (whether or not the Leased Premises are affected thereby) may terminate this Lease Agreement by giving written notice thereof to Tenant, in which event this Lease Agreement shall terminate as of the date when physical possession of such portion of the Building or Leased Premises is taken by the condemning authority. If this Lease Agreement is not so terminated upon any such partial taking or sale, the rent payable hereunder shall be diminished by an equitable amount based on the portion of the Leased Premises taken, if any, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Leased Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and as set forth in the Work Letter, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building or the Leased Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation, including any award or ascertainment for the value of Tenant's leasehold estate, which value is hereby assigned to the Landlord. If this Lease should be terminated under any provision of this Section 21, Rent shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid, unaccrued Rent less any sum then owing by Tenant to Landlord.

21.   INDEMNITY.

     21.1 Indemnification by Tenant. Tenant will indemnify Landlord for, and hold harmless Landlord from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or nonperformance of any covenant or condition hereof by Tenant, and (b) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against Landlord on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused by an act, omission, negligence or misconduct on the part of Tenant or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees or of any other person entering upon the Leased Premises under or with the express or implied invitation or permission of Tenant or when any such injury or damage is the result, proximate or remote, of the violation by Tenant or any of it agents, servants, employees, contractors, patrons, guests, licensees or invitees of any law, ordinance or governmental order of any kind or of any of the Rules and Regulations included in this Lease (as such Rules and Regulations may hereafter at any time or from time to time be amended or supplemented), or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agents, servants, employees, contractors, patrons, guests, licensees or invitees of the Leased Premises.

     21.2 Indemnification by Landlord. Landlord will indemnify Tenant for, and hold harmless Tenant from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or nonperformance of any covenant or condition hereof by Landlord, and (b) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against Tenant on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused by an act, omission, negligence or misconduct on the part of Landlord or any of its agents, servants, employees or contractors, or when any such injury or damage is the result, proximate or remote, of the violation by Landlord or any of it agents, servants, employees or contractors of any law, ordinance or governmental order of any kind.

     21.3 No Liability. Neither Landlord nor Tenant shall be responsible or liable to the other, their respective officers, employees, agents, contractors, subcontractors, customers or invitees, for bodily injury, death or property damage to the extent occasioned by the acts or omissions of any other tenant in the Building or such tenant's officers, employees, agents, contractors, subcontractors, customers or invitees within the Building.

22.   DAMAGES FROM CERTAIN CAUSES.

     Landlord shall not be liable to Tenant for any loss or damage to any property, or injury to or death of any person, occasioned by theft, fire, act of God or the public enemy, injunction, riot, strike, insurrection, war, requisition or order of governmental body or authority or any other cause beyond the control of Landlord.

23.   EVENTS OF DEFAULT/REMEDIES.

     23.1 Events of Default by Tenant. In the event of any failure of Tenant to pay any rental or other sums of money when due hereunder;
or any failure to observe or perform any other of the terms, conditions or covenants of this Lease, including but not limited to the Building Rules, to be observed or performed by Tenant for more than ten (10) days after written notice thereof shall have been given to Tenant; or if the Tenant's leasehold interest shall be taken on execution or other process of law against Tenant; or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease; or if Tenant shall fail to accept the Leased Premises, or to promptly move into, take possession of, and operate its business on the Leased Premises when the Leased Premises are substantially complete; or if Tenant ceases to do business in or abandons any substantial portion of the Leased Premises; or if Tenant should at any time during the continuance of the Lease remove or attempt to remove the goods, furniture, effects, improvements and personal property brought thereon out of or from the Leased Premises (except in the ordinary course of business), without having paid in full all rent and other applicable charges which shall become due during the term of this Lease; or, if Tenant or any Guarantor of this Lease shall become bankrupt or insolvent, or file a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any Guarantor's property; or if a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty
(60) days after the filing thereof; or if Tenant or any Guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or suffers this Lease to be taken under any writ of execution, then, in any of such events, Tenant shall be deemed in breach and default of this Lease and Landlord, in its discretion and at its election, and in addition to all other rights and remedies it may have in law or in equity, shall also be entitled to those rights and remedies enumerated in Section 23.2 below.

     23.2   Landlord's Remedies for Tenant Default.  Subject to Section
23.5 hereof:

          (a)  In the event of a default by Tenant as set forth in
               Section 23.1 of this Lease or in any other Section of this Lease, the Landlord, at its option (without further notice or demand of any kind to Tenant or any other person except as hereinafter expressly provided) shall have, in addition to all the legal and equitable remedies, and the remedies described elsewhere in this Lease, the following described remedies:

               (i) Landlord shall have the right to proceed by attachment, suit or otherwise to collect any delinquent rent or other amounts due Landlord hereunder. In the event it is necessary for Landlord to bring suit for rental payments or other charges as they accrue or in order to collect any damages, Landlord shall have the right to allow such rental or deficiencies to accumulate and to bring an action on several or all of the deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for subsequent rental or damage deficiencies.

              (ii) Landlord may elect to accelerate the rent due under this Lease by giving notice of such election to Tenant and, in such event, Tenant shall pay at once to Landlord a sum of money equal to the rentals and other charges to be paid by Tenant (as specified in Section 23.2(b) below) to Landlord for the balance of the stated term of this Lease, and Landlord shall have the right to proceed by attachment, suit or otherwise to collect such sum or other amounts due Landlord hereunder.

             (iii) Landlord may elect to terminate this Lease by written notice to Tenant specifying the date the Lease will terminate, which shall not be less than three (3) days after the giving of such notice, and upon such date this Lease and Lease Term shall end. Landlord may immediately repossess the Leased Premises and Tenant shall pay at once to Landlord as damages a sum of money equal to the rentals and other charges to be paid by Tenant (as specified in Section 23.2(b) below) to Landlord for the balance of the stated term of this Lease, and Landlord shall have the right to proceed by attachment, suit or otherwise to collect such sum or other amounts due Landlord hereunder.

              (iv) Landlord may elect to terminate Tenant's right of possession without terminating this Lease, in which event Tenant agrees to surrender possession and vacate the Leased Premises immediately and deliver the possession to Landlord, and Tenant hereby grants Landlord full and free license to enter in and upon the Leased Premises or any part thereof, and to expel or remove Tenant or any other person or party who may be occupying or within the Leased Premises or any part thereof, and remove any and all property therefrom. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant without terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations to pay rent and other charges and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease and without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without becoming liable for any loss or damage which may be occasioned thereby, and without relinquishing Landlord's rights as herein provided. If Landlord re-enters the Leased Premises without terminating this Lease, then Landlord may relet the Leased Premises or any part or parts thereof, either in the name of Landlord, Tenant or otherwise, for a term which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Tenant or the legal representative of Tenant shall pay Landlord for each month of the period which would otherwise have constituted the balance of the Lease Term, any deficiency between (i) one monthly installment of Rent that would have been payable for the month in question but for such re-entry or termination, and all charges that otherwise would have become due, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Leased Premises for each month of the period which would otherwise have constituted the balance of the Lease Term. The refusal or failure of Landlord to relet the Leased Premises or any part or parts thereof shall not release or affect Tenant's liability for damages; provided, however, that Landlord shall use reasonable efforts to relet the Leased Premises. There shall be added to the said deficiency such expenses as Landlord may incur in connection with any reletting (such as court costs, reasonable attorneys' fees and disbursement, brokerage and expenses for putting and keeping the Leased Premises in good order or for preparing the same for reletting). Any deficiency shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such termination be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Any amount collected by Landlord from subsequent tenants in excess of that provided for in this Lease for the same rental period shall be credited to Tenant in reduction of Tenant's liability for any rental period in which the amount collected by Landlord shall be less than that provided for by this Lease, but Tenant shall only be entitled to receive any such excess rentals at the end of the Lease Term and without interest. In all events Landlord may terminate the Lease for such breach at any time thereafter and after such termination Tenant shall not be entitled to any claim whatsoever, of any kind or nature, for any excess rental that may be collected by Landlord. The reletting of the Leased Premises beyond the date originally fixed for expiration of the term of the Lease shall not be deemed to release Tenant from his obligations hereunder. An election to re-enter the Leased Premises (without terminating the Lease) and the reletting or not reletting of the Leased Premises shall not thereafter prevent Landlord from electing to terminate the Lease for such previous breach. In the event it is necessary for Landlord to bring suit for such rental payments or other charges as they accrue or in order to collect any damages, Landlord shall have the right to allow such rental or deficiencies to accumulate and to bring an action on several or all of the deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for subsequent rental or damage deficiencies.

          (b) For purposes of computing the rentals and other charges due in the event that Landlord elects to accelerate the rents hereunder pursuant to Section 23.2(a)(ii), or elects to terminate this Lease pursuant to Section 23.2(a)(iii), the rental payments payable to Landlord under this Lease shall include the monthly Rent and other charges due monthly hereunder. In addition, damages shall include interest on past due rentals and other charges and Landlord's court costs and reasonable attorneys fees incurred in connection with the termination of this Lease because of Tenant's breach.

          (c) If Tenant defaults in any of its obligations hereunder, then Landlord, to the extent not otherwise recovered, shall be entitled to recover its reasonable attorneys' fees and court costs incurred by reason of Tenant's default. If Tenant shall default under any of the terms and provisions of this Lease on its part to be performed or observed, Landlord shall be entitled to interest on any monies expended on behalf of Tenant and any costs or expenses incurred by Landlord, at a rate per annum equal to the interest rate set forth in
               Section 4.

          (d) In addition to the above-mentioned remedies, and in no way limiting, excluding or waiving any remedy available to Landlord as a result of a default by Tenant, Landlord shall be entitled, upon Tenant's default pursuant to Section 23.1, to sue for and recover from Tenant an amount equal to the sum of all Base Rental abatements, tenant finish allowances and all other concessions received by Tenant prior to such event of default (collectively, "Tenant Concessions"); and any Tenant Concessions that would benefit Tenant after the occurrence of an event of default shall automatically be deemed terminated as of the date of the occurrence of such event of default.

     23.3 Landlord's Remedies are Cumulative. All the remedies of Landlord in the event of Tenant default shall be cumulative and, in addition, Landlord may pursue any other remedies permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies upon an event of default shall not constitute a waiver of such default.

     23.4 Obligation to Pay Rent is Independent; No Setoff. The obligation of Tenant to pay all Rent provided to be paid by Tenant and the obligations of Tenant to perform Tenant's other covenants and duties hereunder constitute independent and unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is herein above expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against, withhold, deduct or offset against, any Rent and other sums provided hereunder to be paid Landlord by Tenant.

     23.5 Special Rights of Depository Institution Supervisory Authority. Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Leased Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount greater than all accrued and unpaid rent to the date of termination.

24.   PEACEFUL ENJOYMENT.

     24.1 Rights of Tenant. Subject to the other terms hereof including, without limitation, the provisions of Section 27.1, Tenant shall and may peacefully enjoy the Leased Premises against all persons claiming by, through or under Landlord, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements in this Lease Agreement.

     24.2 Limitation. The foregoing covenant and any and all other covenants of the Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Leased Premises.
Tenant specifically acknowledges that Landlord will make repairs, alterations and improvements to the Building from time to time ("Building Work"), and that such Building Work may create noise audible within the Leased Premises and dust and noise within the common areas of the Building. Tenant agrees that Landlord shall have the right from time to time to conduct such Building work, and that such noise and dust related to the Building Work shall not be deemed or claimed by Tenant to be a nuisance, a breach or disturbance of the Tenant's right of peaceful and quiet enjoyment, a breach of any of the Landlord's obligations hereunder, or any sort of constructive eviction.

25.   HOLDING OVER.

     25.1 Rental Amount. If Tenant holds over without Landlord's written consent after expiration or other termination of this Lease Agreement, or if Tenant continues to occupy the Leased Premises after termination of Tenant's right of possession pursuant to the provisions of Section 23.2, Tenant shall throughout the entire holdover period pay rent equal to twice the Rent that would have been applicable had the term of this Lease Agreement continued through the period of such holding over by Tenant.

     25.2 No Extension of Term. No possession by Tenant after the expiration of the term of this Lease Agreement shall be construed to extend the term of this Lease Agreement unless Landlord has consented to such possession in writing.

26.   SUBORDINATION.

     26.1 Subject to Mortgages and Certain Leases. This Lease Agreement is and shall be subject and subordinate to any mortgage, or other lien created by Landlord, whether now existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, and to any ground or primary lease in existence at the date hereof, if any, or that may be executed subsequent to the date hereof, and to any and all supplements, modifications and extensions thereof heretofore or hereafter made, but Tenant agrees that any such mortgagee or lessor shall have the right at any time to subordinate such mortgage, or the lien thereof, or such lease to this Lease Agreement on such terms and subject to such conditions as such mortgagee or lessor may deem appropriate in its discretion.

     26.2 Subordination of Lease Agreement. Tenant agrees upon demand to execute such further instruments subordinating this Lease
Agreement to any mortgage or other lien or ground or primary lease now existing or hereafter placed upon the Leased Premises or the Building as a whole, or attorning to the holder of any such liens or leases, as Landlord may request.

     26.3 Approval of Lease Agreement by Landlord's Mortgagee. The terms of this Lease Agreement are subject to approval by the Landlord's mortgagee(s), and such approval is a condition precedent to Landlord's obligations hereunder.

     26.4 Attorney-in-Fact. If Tenant should fail to execute any subordination or other agreement required by this Section 26, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

     26.5 Estoppel Certificates; Financial Certificates. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request, a statement in recordable form certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease Agreement have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or such persons shall reasonably require. At any time upon Landlord's request, Tenant agrees to deliver to Landlord current financial statements of Tenant (with an opinion by a certified public accountant (if available)), including a balance sheet and a profit and loss statement for at least two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied.

     26.6 Attornment. Tenant shall, in the event of the sale or assignment of Landlord's interest in the building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize the purchaser as Landlord under this Lease Agreement.

     26.7 Notice to Mortgagees. In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Leased Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate until (a) it shall have given written notice of such act or omission to Landlord and to the holder(s) (collectively, the "Landlord's Mortgagee") of the indebtedness or other obligations secured by any first mortgage or first deed of trust affecting the Leased Premises, if the name and address of the Landlord's Mortgagee shall previously have been furnished to Tenant and (b) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord and Landlord's Mortgagee, or either of them, their agents or employees, shall be entitled to enter upon the Leased Premises and do therein whatever may be necessary to remedy such act or omission. During the period after the giving of such notice and during the remedying of such act or omission, the Rent payable by Tenant for such period as provided in this Lease shall be abated and apportioned only to the extent that any part of the Leased Premises shall be untenantable.

27.   ATTORNEY'S FEES.

     Tenant will pay, in addition to the rents and other sums agreed to be paid hereunder, all collection and court costs incurred by Landlord, and Landlord's reasonable attorney's fees incurred for the collection of unpaid rents or the enforcement, defense or interpretation of Landlord's rights under this Lease Agreement, whether such fees and costs be incurred out of court, at trial, on appeal or in bankruptcy proceedings.

28.   NO IMPLIED WAIVER.

     28.1 No Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease
Agreement shall not be construed as a waiver or a relinquishment thereof for the future.

     28.2 Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease Agreement shall be deemed to be other than payment on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease Agreement.

29.   PERSONAL LIABILITY.

     The liability of Landlord (and any partner, stockholder, officer or director of Landlord) to Tenant for any default by Landlord under this Lease Agreement shall be limited to the interest of Landlord in the Building, and Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from the Landlord, it being intended that Landlord (and any partner, stockholder, officer or director of Landlord) shall not be personally liable for any judgment or deficiency.

30.   FORCE MAJEURE.

     Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

31.   RELATIONSHIP OF PARTIES.

     Nothing contained in this Lease Agreement shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

32.   MISCELLANEOUS.

     32.1 Severability. If any term or provision of this Lease Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease Agreement shall be valid and enforced to the fullest extent permitted by law.

     32.2 Recordation. Tenant agrees not to record this Lease Agreement or any memorandum hereof without the prior written consent of Landlord. Landlord may record this Lease Agreement or a memorandum thereof, at its sole election. Tenant shall, upon request by Landlord, at any time execute a short form lease in recordable form setting forth the essential elements of this Lease, including, but not limited to, the names of the parties, the term of the Lease and the description of the Leased Premises.

     32.3 Governing Law. This Lease Agreement and the rights and obligations of the parties hereto are governed by the laws of the state of Alabama.

     32.4 Time of Performance. Except as may be otherwise expressly provided herein, time is of the essence of this Lease Agreement with respect to all obligations.

     32.5 Commissions. Tenant warrants and represents to Landlord that no real estate broker and/or salesman has been involved by Tenant in this Lease, and hereby indemnifies and agrees to hold harmless and defend Landlord against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease Agreement due to any action of the Tenant.

     32.6 Parking. Landlord grants to Tenant the right to use forty-two parking spaces in the surface parking located adjacent to the Building.

     32.7 Effect of Delivery of this Lease Agreement. Landlord has delivered a copy of this Lease Agreement to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Lease Agreement shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

     32.8 Section Headings. The section or subsection headings are used for convenience of reference only and do not define, limit or extend the scope or intent of the sections or this Lease Agreement.

     32.9 Entire Agreement. This Lease and any attached schedules, exhibits and riders constitute the entire agreement between Landlord and Tenant and no prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

    32.10 Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted hereunder, their respective assigns.

    32.11   Notices.

     (a) To Landlord: The Tenant shall pay the rent and shall forward all notices to Landlord at the following address (or at such other place as Landlord may hereafter designate in writing):

                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________

                    with a copy to:

                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________


     (b) To Tenant: The Landlord shall forward all notices to Tenant at the following address (or at such other place as Tenant may hereafter designate in writing):

                    VISION BANK
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________

                    with a copy to:

                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________
                    _______________________________________



     (c) Any notice provided for in this Lease Agreement must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise expressly provided, be given or be served by depositing the same in the United States mail or overnight delivery service, postage or charges prepaid, and addressed to the party to be notified, or by delivering the same in person to an officer of such party.

     (d) Notice deposited in the mail or given to an overnight delivery service in the manner hereinabove shall be effective upon receipt, unless such mail or delivery is unclaimed, in which event notice shall be effective five
          (5) days after the date of mailing or delivery.

    32.12 Gender. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

    32.13 Time of the Essence. In all instances where Tenant is required hereunder to pay any sum or do any act at a particular time or within an indicated period, it is understood that time is of the essence.

    32.14 Building Name. Landlord agrees that, so long as this Lease, and any renewals or replacements hereto is in effect, the Building shall be designated and known as the Vision Bank Building.

    32.15 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased
Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

33.   EXHIBITS AND SCHEDULES.

     In addition to Exhibit A and Schedule 1, the following numbered exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

     Exhibit Number                Description

     Exhibit A                     Floor Plan of Lease Premises

     Schedule I                    Work Letter Agreement

     IN WITNESS WHEREOF, Landlord and Tenant have executed this
Lease Agreement in multiple original counterparts effective as of the day and year first above written.


                                 LANDLORD:
                                 _________
WITNESS:                         GULF SHORES INVESTMENT GROUP, LLC

_________________________        By:__________________________________
                                    Its:______________________________



                                 TENANT:
                                 _______

WITNESS OR ATTEST:               VISION BANK

__________________________       By:__________________________________
                                    Its:______________________________

                         Lease Agreement

                               for

                       Banking Facilities



                           VISION BANK

                      Orange Beach, Alabama

                                  TABLE OF CONTENTS


 1.     LEASED PREMISES.                                            1

 2.     LEASE TERM.                                                 1
        2.1     Continuance During Term.                            1
        2.2     Delay in Completion; Fault of Tenant.               1
        2.3     Delay in Completion; Fault of Landlord.             1
        2.4     Failure to Deliver Leased Premises;
                Right to Cancel.                                    2
        2.5     Acceptance of Leased Premises.                      2
        2.6     Renewal Options.                                    2

 3.     USE.                                                        2
        3.1     Permitted Use.                                      2
        3.2     Legal Use and Violation of Insurance Coverage.      2
        3.3     Nuisance.                                           2

 4.     BASE RENTAL.                                                2

 5.     OPERATING COST.                                             3

 6.     OPERATING COST ADJUSTMENT.                                  3

 7.     SERVICES TO BE FURNISHED BY LANDLORD.                       4
        7.1     Defined Services.                                   4
        7.2     Failure or Interruption of Defined Services.        4
        7.3     Repairs by Landlord.                                4

 8.     IMPROVEMENTS TO THE LEASED PREMISES.                        4

 9.     GRAPHICS.                                                   4

10.     CARE OF THE LEASED PREMISES BY TENANT.                      4
        10.1     Condition of Leased Premises at Commencement;
                 Notice to Landlord.                                4
        10.2     No Waste; Regulated Materials.                     5

11.     REPAIRS AND ALTERATIONS BY TENANT.                          5
        11.1     Repair by Tenant.                                  5
        11.2     Compliance with Laws; Repair by Landlord.          5
        11.3     Alterations or Additions by Tenant.                5
        11.4     Property of Landlord.                              5

12.     LAWS, REGULATIONS AND RULES.                                5
        12.1     Applicable Ordinances.                             6
        12.2     Building Rules.                                    6

13.     ENTRY BY LANDLORD.                                          6

14.     FURNITURE, FIXTURES AND PERSONAL PROPERTY.                  6

15.     TAXES ON TENANT'S PROPERTY.                                 6

16.     ASSIGNMENT AND SUBLETTING.                                  6
        16.1     No Assignment Without Consent.                     6
        16.2     Sublease.                                          6
        16.3     Further Assignment.                                7
        16.4     Assigns and Sublessees.                            7
        16.5     Transfers by Landlord.                             7

17.     MECHANIC'S LIEN.                                            7
        17.1     Tenant Not to Permit Liens.                        7
        17.2     Rights of Landlord; Additional Rent.               7

18.     INSURANCE.                                                  7
        18.1     Landlord.                                          7
        18.2     Tenant.                                            8
        18.3     Insurance -- General.                              8
        18.4     Subrogation.                                       8

19.     CASUALTY DAMAGE.                                            8

20.     CONDEMNATION.                                               9

21.     INDEMNITY.                                                  9
        21.1     Indemnification by Tenant.                         9
        21.2     Indemnification by Landlord.                       9
        21.3     No Liability.                                      9

22.     DAMAGES FROM CERTAIN CAUSES.                               10

23.     EVENTS OF DEFAULT/REMEDIES.                                10
        23.1     Events of Default by Tenant.                      10
        23.2     Landlord's Remedies for Tenant Default.           10
        23.3     Landlord's Remedies are Cumulative.               12
        23.4     Obligation to Pay Rent is Independent;
                 No Setoff.                                        12
        23.5     Special Rights of Depository Institution
                 Supervisory Authority.                            12

24.     PEACEFUL ENJOYMENT.                                        12
        24.1     Rights of Tenant.                                 12
        24.2     Limitation.                                       13

25.     HOLDING OVER.                                              13
        25.1     Rental Amount.                                    13
        25.2     No Extension of Term.                             13

26.     SUBORDINATION.                                             13
        26.1     Subject to Mortgages and Certain Leases.          13
        26.2     Subordination of Lease Agreement.                 13
        26.3     Approval of Lease Agreement by Landlord's
                 Mortgagee.                                        13
        26.4     Attorney-in-Fact.                                 13
        26.5     Estoppel Certificates; Financial Certificates.    13
        26.6     Attornment.                                       14
        26.7     Notice to Mortgagees.                             14

27.     ATTORNEY'S FEES.                                           14

28.     NO IMPLIED WAIVER.                                         14
        28.1     No Waiver.                                        14
        28.2     Partial Payment.                                  14

29.     PERSONAL LIABILITY.                                        14

30.     FORCE MAJEURE.                                             14

31.     RELATIONSHIP OF PARTIES.                                   15

32.     MISCELLANEOUS.                                             15
        32.1     Severability.                                     15
        32.2     Recordation.                                      15
        32.3     Governing Law.                                    15
        32.4     Time of Performance.                              15
        32.5     Commissions.                                      15
        32.6     Parking.                                          15
        32.7     Effect of Delivery of this Lease Agreement.       15
        32.8     Section Headings.                                 15
        32.9     Entire Agreement.                                 15
        32.10    Successors and Assigns.                           15
        32.11    Notices.                                          15
        32.12    Gender.                                           16
        32.13    Time of the Essence.                              16
        32.14    Building Name.                                    17
        32.15    No Merger.                                        17

33.     EXHIBITS AND SCHEDULES.                                    17

        Exhibit  A     Floor Plan of Leased Premises

        Schedule 1     Work Letter

STATE OF ALABAMA

COUNTY OF BALDWIN

                        LEASE AGREEMENT


     This Lease Agreement made and entered into on this the ________ day of _________________________________________, 1999,
between GULF SHORES INVESTMENT GROUP, LLC an Alabama limited liability company (hereinafter called "Landlord"), and VISION BANK, an Alabama banking corporation (hereinafter called "Tenant"). Tenant's address for purposes hereof until commencement of the term of this Lease Agreement shall be c/o Daniel J. Sizemore, agent for bank in organization, P. O. Box 1248, Gulf Shores, Alabama 36547, and thereafter shall be the Leased Premises (hereinafter defined).


                      W I T N E S S E T H:

1.   LEASED PREMISES.

     Subject to and upon the terms, provisions and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease from Landlord those certain premises (the "Leased Premises") in the building (the "Building") located at 25051 Canal Street, Orange Beach, Alabama, such Leased Premises being approximately 3500 square feet of Rentable Area, as reflected on the floor plan of such Leased Premises attached hereto and made a part hereof as Exhibit A.

     The Rentable Area of the Leased Premises has been estimated. If the final design of the Leased Premises reflects Rentable Area of the Leased Premises which is different than that specified above, then the Rentable Area will be adjusted, upward or downward, as may be appropriate.

2.   LEASE TERM.

     2.1 Continuance During Term. This Lease Agreement shall continue in force during a period beginning on the Commencement Date (hereafter defined) and ending on midnight on the date which is three (3) years after the first day of the first calendar month immediately following the calendar month in which the Commencement Date occurs (the "Lease Term"), unless this Lease Agreement is sooner terminated or extended to a later date under any other term or provision of this Lease Agreement. For purposes of this Lease, the term "Commencement Date" shall mean the earlier of (a) the date the Leased Premises are ready for occupancy by Tenant for the operation of its business, or (b) ______________________________,
2000. The term "ready for occupancy" shall mean the earlier of (i) the date on which a certificate of occupancy for the Leased
Premises is issued by the city in which the Leased Premises are located, or (ii) the date on which Landlord's architect (as defined in the Work Letter Agreement between Landlord and Tenant attached as Schedule 1 hereto -- the "Work Letter") issues a certificate of substantial completion for the Leased Premises.

     2.2 Delay in Completion; Fault of Tenant. If, by the Commencement Date, the Leased Premises have not been substantially completed pursuant to Work Letter due to omission, delay or default by Tenant or anyone acting under or for Tenant, including but not limited to
(i) Tenant's failure timely to obtain approved plans, or (ii) delay in delivery of materials for Tenant's Extra Work (hereinafter defined), the obligations of Tenant under this Lease Agreement
(including without limitation, the obligation to pay rent) shall nonetheless commence as of the Commencement Date.

     2.3 Delay in Completion; Fault of Landlord. If, by the date specified in Section 2.1, the Leased Premises are not substantially completed due to default on the part of Landlord or for any other cause (other than those causes set forth in Section 2.2), then (except as provided in Section 2.4 below) as Tenant's sole remedy for the delay in Tenant's occupancy of the Leased Premises, the Commencement Date shall be delayed and the rent herein provided shall not commence until the earlier of (i) actual occupancy by Tenant, or (ii) substantial completion of the work that Landlord has agreed to perform.

     2.4 Failure to Deliver Leased Premises; Right to Cancel. If Landlord fails to deliver the Leased Premises substantially complete on or before ________________________________, 2000,
Tenant shall have the right to cancel this Lease Agreement by giving Landlord notice to that effect at any time within fifteen
(15) days after such date. Except for Tenant's right to cancel as herein provided, Landlord shall have no other liability for failure to complete the Leased Premises or deliver possession thereof, and in the event Tenant exercises its option to cancel, the parties hereto shall be mutually released from all obligations under the terms of this Lease Agreement, except the provisions of Section 22 below shall survive such cancellation.

     2.5   Acceptance of Leased Premises.  Subject to the provisions of
Section 2.4, Tenant agrees to accept possession of the Leased
Premises when the Leased Premises have been substantially completed, with all facilities in operating order. If there are any punch list items remaining to be done that will not interfere with the conduct of Tenant's business on the Leased Premises, Tenant will nevertheless accept delivery of possession and allow
Landlord to complete such finishing items.

     2.6 Renewal Options. Provided that no Event of Default has occurred under this Lease and is continuing, Tenant shall have an option to renew this Lease for three additional terms of three (3) year each on the same terms and conditions as set forth here. {SELECTION: Rental increases to be CPI or by mutual agreement through third party appraiser.}

3.   USE.

     3.1 Permitted Use. The Leased Premises are to be used and occupied by Tenant solely for general office purposes, including but not limited to the operation of a bank.

     3.2 Legal Use and Violation of Insurance Coverage. Tenant agrees not to occupy or use, or permit any portion of the Leased Premises to be occupied or used for any business or purpose that is unlawful, disreputable or deemed to be extra-hazardous. Tenant will not keep any substance or carry on or permit any operation which might emit offensive gas, smoke, fumes, dust, odors, waste products or conditions into other portions of the Building, or use any apparatus which might make undue noise or set up vibrations in the Building. Tenant will not permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents, and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord.

     3.3 Nuisance. Tenant agrees to conduct its business and control its agents, employees, invitees and visitors in such manner as not to create any nuisance, or interfere with, annoy or disturb any other tenant or Landlord in the operation of the Building.

4.   BASE RENTAL.

     Tenant hereby agrees to pay a base annual rental (herein called the "Base Rental") of $63,000 at the rate of $18.00 per square foot of Rentable Area. The Rentable Area is 3500 square feet. The Tenant shall also pay, as additional rent, all such other sums of money as shall become due and payable by Tenant to Landlord under this Lease Agreement. The Base Rental shall be due and payable in twelve (12) equal installments of $5,250 on the first day of each calendar month during the initial term and any extensions or renewals thereof, and Tenant hereby agrees to pay such rent to Landlord monthly in advance without demand and without any reduction, abatement, counterclaim or setoff, at such address as may be designated by Landlord. The "Base Rental," and any other additional rental shall be collectively referred to as "Rent" or "rent." If the term of this Lease Agreement as heretofore established commences on other than the first day of a month or terminates on other than the last day of a month, then the Rent provided for herein for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. All past due installments of rent shall bear interest at the lesser of (i) the maximum rate permitted by applicable law, or
(ii) three (3) percentage points above the Prime Rate (hereinafter defined), from the date due until paid. The term "Prime Rate" for purposes of this Lease Agreement, shall mean the rate as published in the Wall Street Journal on the date or dates on which reference to the Prime Rate is being made (or in the event no such quotation is available on such date, as quoted on the day most immediately preceding the date of determination on which such a quotation was available), and shall not be subject to adjustment, but shall in no event exceed the maximum rate provided by applicable law.

5.   OPERATING COST.

     "Operating Cost," as that term is used herein, shall consist of all operating expenses of the Building not borne by Tenant
through separate billing and payment.   Operating Cost shall be
computed on an accrual basis and shall consist of all costs and expenses incurred by Landlord to maintain all facilities used in the operation of the Building and such additional facilities now and in the future as may be determined by Landlord to be necessary to the Building. All operating expenses shall be determined in accordance with generally accepted accounting principles, which shall be consistently applied. The term "operating expenses" as used herein shall mean all expenses and costs (but not specified costs that are separately billed to and paid by specific tenants) of every kind and nature that Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building as a result of the following:

          (a) Cost of extraordinary repairs and replacements (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties and not reimbursed by Landlord, and alterations attributable solely to tenants of the Building other than Tenant).

          (b) Amortization of capital improvements made to the Building subsequent to the Commencement Date of this Lease Agreement that will improve the operating efficiency or security of the Building at the direction of tenant or that may be required by a regulatory body having jurisdiction.

     Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any partial year or any full calendar year, the Operating
Cost for such period shall be the estimated amount that the Operating Cost would have been had the Building been fully occupied.

6.   OPERATING COST ADJUSTMENT.

     For each calendar year ending after the Commencement Date during the Term of this Lease and any renewals or extensions thereof, Tenant agrees to pay to Landlord, as an adjustment to Base Rental, Tenant's Proportionate Share of the actual Operating Cost for such calendar year ("Basic Cost Excess"). During each calendar year of this Lease following the initial calendar year, and in addition to the Base Rental, as adjusted pursuant to Section 5 hereof, Tenant shall make monthly payments equal to 1/12th of the Basic Cost Excess determined for the previous calendar year (the "Operating Cost Adjustment"). At the end of each such calendar year, the total Operating Cost Adjustment paid by Tenant during that calendar year shall be compared by Landlord to the Basic Cost Excess for such year. If the total Operating Cost Adjustment paid by Tenant for such calendar year is less than the amount actually due, then Tenant shall pay the difference, as Rent, to Landlord within ten (10) days after receipt of notice of the amount due. If the total Operating Cost Adjustment paid by Tenant for such calendar year is more than the amount actually due, the excess shall, at Landlord's option, be paid to Tenant, or be credited by Landlord against the next payment of Rent becoming due. The effect of this reconciliation payment is that Tenant will pay its Proportionate Share of the Basic Cost Excess and no more.

     At the commencement of each calendar year, Tenant shall continue to pay the monthly Operating Cost Adjustment based on rate which was in effect during the previous calendar year until such time as written notice of the revised Operating Cost Adjustment and a statement of any additional rent due for the months already elapsed in the new calendar year are received from Landlord. Such notice and statement shall be provided by Landlord within a reasonable period of time after the end of any calendar year for which a Operating Cost Adjustment is applicable. Tenant shall commence making payment of any such revised Operating Cost Adjustment on the next rent due date following receipt of such notice, and thereafter shall make monthly rent payments based on the revised Operating Cost Adjustment until notified by Landlord of a new revised rate as set forth above. Landlord's failure to so notify Tenant within a reasonable period of time after the closing of any calendar year for which additional rent is due under the provisions of this Section shall not release Tenant from paying nor diminish Tenant's obligation to pay such additional rent.

     Tenant's "Proportionate Share", as used herein, shall be the percentage derived by dividing the Rentable Area of the Leased Premises by the total Rentable Area contained in the Building. Should this Lease Agreement commence or terminate at any time other than the first day of a calendar year, the computations set forth in this Section shall be prorated for the partial year.

7.   SERVICES TO BE FURNISHED BY LANDLORD.

     7.1 Defined Services. Landlord agrees to use its best efforts to furnish Tenant the following services (the "Defined Services"):
[NONE CONTEMPLATED]

     7.2 Failure or Interruption of Defined Services. The failure by Landlord to any extent to furnish, or the interruption or termination of, the Defined Services, in whole or in part, resulting from causes beyond the reasonable control of Landlord, shall not render Landlord liable in any respect nor be construed as an eviction (constructive or otherwise) of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement of this Lease Agreement. In the event of any such interruption or termination of any of the Defined Services, Landlord shall use its best efforts to restore said services.

     7.3 Repairs by Landlord. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the Term, except such repairs as may be required by normal maintenance operations, which shall include repairs to the exterior walls, corridors, windows, roof and other such structural elements and equipment of the Building, and such additional maintenance as may be necessary because of damages by persons other than Tenant, its agents, employees, invitees or visitors. Landlord shall be responsible for the maintenance , repair and clean-up of and water leaks or seepage into the Building or the Premises.

8.   IMPROVEMENTS TO THE LEASED PREMISES.

     The Work Letter attached as Schedule 1 hereto sets forth the Landlord's and Tenant's responsibilities with regard to the Leasehold Improvements. Landlord agrees to provide those improvements and allowances to Tenant as may be specified in the Work Letter.

9.   GRAPHICS.

     Landlord shall provide and install, at Tenant's cost, all letters or numerals at doors to the Leased Premises. All such letters and numerals shall be in the standard graphics for the Building, and no others shall be used or permitted on the Leased Premises without Landlord's prior written consent. No signs, symbol or identifying mark shall be put upon the Building, or in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, without prior written consent of Landlord.

10.   CARE OF THE LEASED PREMISES BY TENANT.

     10.1 Condition of Leased Premises at Commencement; Notice to Landlord. The taking of possession of the Leased Premises by Tenant shall be conclusive evidence as against Tenant (a) that it accepts the Leased Premises as suitable for the purposes for which same are leased, subject to "punch list" items to be installed or repaired by Landlord contained in a punch list which must be submitted, if at all, to Landlord by Tenant within ten (10) days after the Commencement Date; (b) that it accepts the Property as being in a good and satisfactory condition; and (c) that Tenant waives any defects in the Leased Premises and its appurtenances and in all other parts of the Property. Any subsequent modifications to the Leased Premises required by governmental laws, rules or regulations, including without limitation modifications required under the Americans with Disabilities Act of 1990 and similar legislation, shall be the sole responsibility of Tenant. Landlord shall not be liable to Tenant or any of its agents, employees, licenses, servants or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur, or due to the leaking of gas, water, sewer, or steam unless such injury or damage is due to the gross negligence or willful misconduct of Landlord (but not including the negligence or willful misconduct of Landlord's contractors); and Tenant, with respect to itself and its agents, employees, licensees, servants and invitees shall have the responsibility for all risks of injury or damage to person or property, either proximate or remote, by reason of the condition of the Leased Premises or the Property except for injury or damage caused by the gross negligence or willful misconduct of Landlord. Except as specifically set forth herein, no promises of the Landlord to alter, remodel, repair or improve the Leased Premises or the Building and no representations respecting the condition of the Leased Premises or the Building have been made by Landlord to Tenant. At all times during the Lease Term, including any extensions thereof, Tenant agrees to give Landlord prompt notice of any apparent defective condition in or about the Leased Premises.

     10.2 No Waste; Regulated Materials. Tenant shall not commit waste or allow any waste to be committed on any portion of the Leased
Premises, and at the termination of this Lease Agreement, Tenant shall deliver the Leased Premises to Landlord in as good condition as at the date of the commencement of the term of this Lease
Agreement, ordinary wear and use excepted. Tenant shall not treat, store, handle, generate, locate on, discharge from, or dispose on the Leased Premises or the Building any materials regulated, controlled, limited or restricted by governmental laws, rules, regulations or ordinances.

11.   REPAIRS AND ALTERATIONS BY TENANT.

     11.1 Repair by Tenant. Tenant shall, at Tenant's own cost and expense, repair any damage done to the Building, or any part thereof, including replacement of damaged portions or items, caused by Tenant or Tenant's agents, guests, employees, invitees, licensees, customers or visitors, and Tenant covenants and agrees to make all such repairs as may be required to restore the Building to as good a condition as it was in prior to such damage. Tenant further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant's expense. Repair and replacement parts, materials and equipment shall be of a quality equivalent to those initially installed in the Building or Leased Premises.

     11.2 Compliance with Laws; Repair by Landlord. All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay to Landlord the cost thereof, within ten (10) days of Landlord's demand therefor, as additional rent.

     11.3 Alterations or Additions by Tenant. Tenant agrees with Landlord not to make or allow to be made any alterations to the Leased Premises except in compliance with the provisions of this Section.

          (a) Tenant shall be entitled to make minor alterations such as placing items on the walls of the Leased Premises so long as once they are removed, Tenant repairs any damage caused thereby. Any and all such alterations, physical additions, or improvements, when made to the Leased Premises by Tenant, shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease by lapse of time or otherwise; provided, however, this paragraph shall not apply to movable equipment or furniture owned by Tenant. If, however, Landlord so requests in writing, Tenant will, immediately prior to termination of this Lease, remove any and all physical additions to the Leased Premises, including partitions, and will repair any damage caused by such removal, all at Tenant's cost.

          (b) If the Tenant performs any construction work on the Leased Premises, Tenant's work will be performed with materials of good quality. Tenant shall not do any construction work or alterations, nor shall Tenant install any equipment without first obtaining Landlord's written approval of the plans and specifications therefor. The approval of the Landlord of such plans and specifications shall not constitute the assumption of any liability on the part of the Landlord for their accuracy or their conformity with requirements of any building code, or other municipal or governmental regulation or ordinance, and Tenant shall be solely responsible for such plans. Tenant shall be responsible for all necessary permits, governmental or otherwise, to include special use permits, signage permits, etc.

     11.4 Property of Landlord. Any and all alterations to the Leased Premises shall become the property of Landlord upon termination of this Lease Agreement (except for movable equipment or furniture owned by Tenant).

12.   LAWS, REGULATIONS AND RULES.

     12.1 Applicable Ordinances. Tenant shall comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction over the Leased Premises or Tenant's use of the Leased Premises.

     12.2 Building Rules. Tenant shall comply with the Building Rules adopted by Landlord and set forth in Schedule 2 hereto, as they may be amended by Landlord from time to time ( the "Building Rules"), and will cause all of its agents, employees, invitees and visitors to do so. All changes to the Building Rules will be furnished by Landlord to Tenant in writing.

13.   ENTRY BY LANDLORD.

     Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Leased Premises upon prior notice and at all reasonable hours (and in emergencies at all times) to inspect the condition, occupancy or use, to show the Leased Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions. Tenant shall not be entitled to any abatement or reduction of rent by reason of this right of entry.

14.   FURNITURE, FIXTURES AND PERSONAL PROPERTY.

     Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made within (30) days after the termination of the Term of this Lease; (b) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal at Tenant's sole cost and expense. All other property at the Leased Premises and alterations and additions to the Leased Premises (including wall-to-wall carpet, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of this Lease, by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant will, immediately prior to termination of this Lease, remove any and all alterations, additions, fixtures, equipment and property placed or installed by it in the Leased premises, and not permanently affixed thereto, and will repair any damage caused by such removal, all at Tenant's cost.

15.   TAXES ON TENANT'S PROPERTY.

     Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Leased Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Leased Premises, and Landlord elects to pay the taxes based on such increase, then Landlord shall notify Tenant, and Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

16.   ASSIGNMENT AND SUBLETTING.

     16.1 No Assignment Without Consent. Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease Agreement or any interest therein without Landlord's prior written consent. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this paragraph shall be void.

     16.2 Assignment or Sublease. In the event Tenant shall desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof, Tenant shall give Landlord written notice of such desire, along with the name of the proposed assignee or sublessee and a copy of the proposed assignment or sublease instrument, at least ninety (90) days in advance of the date on which Tenant desires to make such assignment or sublease. Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to permit Tenant to assign or sublet such space, (ii) to refuse such request to assign or sublease such space (which refusal may be made by Landlord without regard to any commercially reasonable standard), or (iii) to terminate this Lease Agreement as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all obligations arising thereafter as to such space. Any rent or other payments otherwise due Tenant as a result of assignment or subletting of all or any portion of the Leased Premises in excess of the rent due Landlord by Tenant on such space hereunder shall be payable as additional rent to Landlord by Tenant promptly upon receipt by Tenant, and Tenant hereby assigns all rights it might have or ever acquire in any such proceeds to Landlord. If Landlord should fail to notify
Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (i) above.
No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease Agreement. Any consent of Landlord hereunder is subject to receipt by Landlord of an executed copy of the sublease or assignment.

     16.3 Further Assignment. Notwithstanding Landlord's consent on any one occasion, the rights of Landlord set forth in Section 16.2 shall apply to any further subletting or assignment.

     16.4 Assigns and Sublessees. The provisions of this Section 16 shall be binding on any permitted assigns or sublessees of Tenant.

     16.5 Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Building and the Leased Premises referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

17.   MECHANIC'S LIEN.

     17.1   Tenant Not to Permit Liens.   Tenant will not create or permit
to be created or to remain, and will discharge, any lien
(including, but not limited to, the liens of mechanics, laborers, artisans or materialmen for work or materials alleged to be done, furnished or delivered in connection with the Leased Premises), encumbrance, or other charge upon the Leased Premises or any part thereof, upon Landlord's interest therein, or upon Tenants leasehold interest; provided, that Tenant shall not be required to discharge any such liens, encumbrances or charges as may be placed upon the Leased Premises or Building by the act of anyone other than Tenant or Tenant's agents, employees, servants or contractors. Provided that any Landlord's Mortgagee consents thereto in writing and Tenant complies with all requirements of such Landlord's
Mortgagee with respect thereto and provided further, Tenant furnishes security reasonably acceptable to Landlord and any such Landlord's Mortgagee, Tenant shall have the right to contest, in good faith by appropriate legal proceedings, the validity or amount of any mechanics', laborers' , artisans' or materialmen's lien or other claimed lien. On final determination of such lien or such claim for lien, Tenant will immediately pay any judgement rendered with all proper costs and charges and shall have such lien released or judgement satisfied at Tenant's sole expense. Tenant will pay, protect and indemnify Landlord, within ten (10) days after demand therefor, from and against all liabilities, losses, claims, damages, costs and expenses, including reasonable attorneys' fees, incurred by Landlord by reasons of the filing of any lien and/or removal of same.

     17.2 Rights of Landlord; Additional Rent. If any such lien is claimed against the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for such purposes shall be paid by Tenant to Landlord as additional rent within ten (10) days of Landlord's demand therefor.

18.   INSURANCE.

     18.1 Landlord. Landlord shall, at all times during the term of this Lease Agreement, maintain a policy or policies of insurance, issued by and binding upon some solvent insurance company, insuring the Building and the Landlord's Work (as specified in the Work Agreement) against loss or damage by fire, or other insurable hazards and contingencies in such amount as Landlord deems appropriate; provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods, supplies or other personal property or trade fixtures that Tenant may bring or obtain upon the Leased Premises, or any additional improvements that Tenant may construct thereon. If the annual premiums charged Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous exposure, then Tenant shall upon receipt of appropriate premium invoices reimburse Landlord for such increases in such premium; provided that this provision shall not be construed so as to allow or permit, and Tenant hereby agrees not to
(i) use, or allow the use of, the Leased Premises for any hazardous use, or (ii) allow, install, store or permit any hazardous or regulated materials on or in the Leased Premises without in each instance the Landlord's express written consent. Tenant shall maintain at its expense, in an amount equal to the full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located in the Leased Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 20 hereof.

     18.2 Tenant. Tenant shall, during the Term and at its sole expense, obtain and keep in force, with Tenant, Landlord, and the mortgagees of Landlord, named as insureds, as their respective interests may appear, (i) comprehensive general liability insurance coverage, personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, contractual liability and products and completed operations liability in limits not less than $1,000,000.00 inclusive, and (ii) fire and extended coverage insurance for Tenant's property (personal property, fixtures and leasehold improvements in excess of Landlord's Work) in or on the Leased Premises for the full replacement value thereof.

     18.3 Insurance -- General. All policies of insurance to be provided or obtained by Tenant under this Lease Agreement shall (i) name Landlord and mortgagees of Landlord as additional insureds, and (ii) provide for notice to Landlord at least thirty (30) days before any cancellation or termination of said insurance. Tenant shall, upon request of Landlord, furnish Landlord with certificates of insurance evidencing Tenant's compliance with the provisions of this Section 19.

     18.4 Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives (to the extent that the party sustaining such loss is compensated by insurance proceeds) any and all rights of recovery, claim, action or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Property, or any personal property of such party therein, by reason of fire, the elements, or any other cause which would be insured against under the terms of the fire and extended coverage insurance policies referred to in Sections 18.1 and 18.2 above, regardless of cause or origin, including negligence of the other party hereto, its agents, officers or employees, and covenants that no insurer shall hold any right of subrogation against such other party, and to procure a waiver of subrogation on the part of each of their insurers by an endorsement to all insurance policies whereby an insurer recognizes the agreements made by the Landlord and Tenant in this Section 18.4; provided, however, this Section 189.4 shall be inapplicable if it would have the effect, but only to the extent that it would have the effect of invalidating any insurance coverage of Landlord or Tenant.

19.   CASUALTY DAMAGE.

     If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that the substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Leased Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease Agreement by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. If Landlord does not thus elect to terminate this Lease Agreement, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of the work required to be done by Landlord in originally constructing the Building and as set forth in the Work Letter, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. When the Leased Premises have been restored by Landlord to the extent of the Landlord's Work set forth in the Work Letter, Tenant shall complete the restoration of the Leased Premises, including the reconstruction of all improvements in excess of the Landlord's Work and the restoration of Tenant's furniture and equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of rent during the time and to the extent the Leased Premises are unfit for occupancy. If the Leased Premises or any other portion of the Building be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage, and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Building and the Leased Premises caused thereby to the extent such cost and expense is not covered by insurance proceeds under policies provided by either Landlord or Tenant hereunder. If Landlord has elected to repair and reconstruct the Leased Premises, then the Term shall be extended by a period of time equal to the period of such repair and reconstruction.

20.   CONDEMNATION.

     If the whole or substantially the whole of the Building or the Leased Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease Agreement shall terminate as of the date when physical possession of the Building or the Leased Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Leased Premises is thus taken or sold, Landlord (whether or not the Leased Premises are affected thereby) may terminate this Lease Agreement by giving written notice thereof to Tenant, in which event this Lease Agreement shall terminate as of the date when physical possession of such portion of the Building or Leased Premises is taken by the condemning authority. If this Lease Agreement is not so terminated upon any such partial taking or sale, the rent payable hereunder shall be diminished by an equitable amount based on the portion of the Leased Premises taken, if any, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Leased Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and as set forth in the Work Letter, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Building or the Leased Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation, including any award or ascertainment for the value of Tenant's leasehold estate, which value is hereby assigned to the Landlord. If this Lease should be terminated under any provision of this Section 21, Rent shall be payable up to the date that possession is taken by the taking authority, and Landlord will refund to Tenant any prepaid, unaccrued Rent less any sum then owing by Tenant to Landlord.

21.   INDEMNITY.

     21.1 Indemnification by Tenant. Tenant will indemnify Landlord for, and hold harmless Landlord from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or nonperformance of any covenant or condition hereof by Tenant, and (b) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against Landlord on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused by an act, omission, negligence or misconduct on the part of Tenant or any of its agents, servants, employees, contractors, patrons, guests, licensees or invitees or of any other person entering upon the Leased Premises under or with the express or implied invitation or permission of Tenant or when any such injury or damage is the result, proximate or remote, of the violation by Tenant or any of it agents, servants, employees, contractors, patrons, guests, licensees or invitees of any law, ordinance or governmental order of any kind or of any of the Rules and Regulations included in this Lease (as such Rules and Regulations may hereafter at any time or from time to time be amended or supplemented), or when any such injury or damage may in any other way arise from or out of the occupancy or use by Tenant, its agents, servants, employees, contractors, patrons, guests, licensees or invitees of the Leased Premises.

     21.2 Indemnification by Landlord. Landlord will indemnify Tenant for, and hold harmless Tenant from and against (a) all fines, suits, claims, demands, liabilities, and actions (including costs and expenses of defending against all such actions) resulting or alleged to result from any breach, violation or nonperformance of any covenant or condition hereof by Landlord, and (b) all claims, demands, actions, damages, loss, cost, liabilities, expenses and judgments suffered by, recovered from or asserted against Tenant on account of injury or damage to person or property to the extent that any such damage or injury may be incident to, arise out of, or be caused by an act, omission, negligence or misconduct on the part of Landlord or any of its agents, servants, employees or contractors, or when any such injury or damage is the result, proximate or remote, of the violation by Landlord or any of it agents, servants, employees or contractors of any law, ordinance or governmental order of any kind.

     21.3 No Liability. Neither Landlord nor Tenant shall be responsible or liable to the other, their respective officers, employees, agents, contractors, subcontractors, customers or invitees, for bodily injury, death or property damage to the extent occasioned by the acts or omissions of any other tenant in the Building or such tenant's officers, employees, agents, contractors, subcontractors, customers or invitees within the Building.

22.   DAMAGES FROM CERTAIN CAUSES.

     Landlord shall not be liable to Tenant for any loss or damage to any property, or injury to or death of any person, occasioned by theft, fire, act of God or the public enemy, injunction, riot, strike, insurrection, war, requisition or order of governmental body or authority or any other cause beyond the control of Landlord.

23.   EVENTS OF DEFAULT/REMEDIES.

     23.1 Events of Default by Tenant. In the event of any failure of Tenant to pay any rental or other sums of money when due hereunder;
or any failure to observe or perform any other of the terms, conditions or covenants of this Lease, including but not limited to the Building Rules, to be observed or performed by Tenant for more than ten (10) days after written notice thereof shall have been given to Tenant; or if the Tenant's leasehold interest shall be taken on execution or other process of law against Tenant; or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease; or if Tenant shall fail to accept the Leased Premises, or to promptly move into, take possession of, and operate its business on the Leased Premises when the Leased Premises are substantially complete; or if Tenant ceases to do business in or abandons any substantial portion of the Leased Premises; or if Tenant should at any time during the continuance of the Lease remove or attempt to remove the goods, furniture, effects, improvements and personal property brought thereon out of or from the Leased Premises (except in the ordinary course of business), without having paid in full all rent and other applicable charges which shall become due during the term of this Lease; or, if Tenant or any Guarantor of this Lease shall become bankrupt or insolvent, or file a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant's or any Guarantor's property; or if a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty
(60) days after the filing thereof; or if Tenant or any Guarantor makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or suffers this Lease to be taken under any writ of execution, then, in any of such events, Tenant shall be deemed in breach and default of this Lease and Landlord, in its discretion and at its election, and in addition to all other rights and remedies it may have in law or in equity, shall also be entitled to those rights and remedies enumerated in Section 23.2 below.

     23.2   Landlord's Remedies for Tenant Default.  Subject to Section
23.5 hereof:

          (a)  In the event of a default by Tenant as set forth in
               Section 23.1 of this Lease or in any other Section of this Lease, the Landlord, at its option (without further notice or demand of any kind to Tenant or any other person except as hereinafter expressly provided) shall have, in addition to all the legal and equitable remedies, and the remedies described elsewhere in this Lease, the following described remedies:

               (i) Landlord shall have the right to proceed by attachment, suit or otherwise to collect any delinquent rent or other amounts due Landlord hereunder. In the event it is necessary for Landlord to bring suit for rental payments or other charges as they accrue or in order to collect any damages, Landlord shall have the right to allow such rental or deficiencies to accumulate and to bring an action on several or all of the deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for subsequent rental or damage deficiencies.

              (ii) Landlord may elect to accelerate the rent due under this Lease by giving notice of such election to Tenant and, in such event, Tenant shall pay at once to Landlord a sum of money equal to the rentals and other charges to be paid by Tenant (as specified in Section 23.2(b) below) to Landlord for the balance of the stated term of this Lease, and Landlord shall have the right to proceed by attachment, suit or otherwise to collect such sum or other amounts due Landlord hereunder.

             (iii) Landlord may elect to terminate this Lease by written notice to Tenant specifying the date the Lease will terminate, which shall not be less than three (3) days after the giving of such notice, and upon such date this Lease and Lease Term shall end. Landlord may immediately repossess the Leased Premises and Tenant shall pay at once to Landlord as damages a sum of money equal to the rentals and other charges to be paid by Tenant (as specified in Section 23.2(b) below) to Landlord for the balance of the stated term of this Lease, and Landlord shall have the right to proceed by attachment, suit or otherwise to collect such sum or other amounts due Landlord hereunder.

              (iv) Landlord may elect to terminate Tenant's right of possession without terminating this Lease, in which event Tenant agrees to surrender possession and vacate the Leased Premises immediately and deliver the possession to Landlord, and Tenant hereby grants Landlord full and free license to enter in and upon the Leased Premises or any part thereof, and to expel or remove Tenant or any other person or party who may be occupying or within the Leased Premises or any part thereof, and remove any and all property therefrom. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant without terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations to pay rent and other charges and perform any of the covenants, conditions and agreements to be performed by Tenant as provided in this Lease and without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without becoming liable for any loss or damage which may be occasioned thereby, and without relinquishing Landlord's rights as herein provided. If Landlord re-enters the Leased Premises without terminating this Lease, then Landlord may relet the Leased Premises or any part or parts thereof, either in the name of Landlord, Tenant or otherwise, for a term which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Tenant or the legal representative of Tenant shall pay Landlord for each month of the period which would otherwise have constituted the balance of the Lease Term, any deficiency between (i) one monthly installment of Rent that would have been payable for the month in question but for such re-entry or termination, and all charges that otherwise would have become due, and (ii) the net amount, if any, of the rents collected on account of the lease or leases of the Leased Premises for each month of the period which would otherwise have constituted the balance of the Lease Term. The refusal or failure of Landlord to relet the Leased Premises or any part or parts thereof shall not release or affect Tenant's liability for damages; provided, however, that Landlord shall use reasonable efforts to relet the Leased Premises. There shall be added to the said deficiency such expenses as Landlord may incur in connection with any reletting (such as court costs, reasonable attorneys' fees and disbursement, brokerage and expenses for putting and keeping the Leased Premises in good order or for preparing the same for reletting). Any deficiency shall be paid in monthly installments by Tenant on the rent day specified in this Lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such termination be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Any amount collected by Landlord from subsequent tenants in excess of that provided for in this Lease for the same rental period shall be credited to Tenant in reduction of Tenant's liability for any rental period in which the amount collected by Landlord shall be less than that provided for by this Lease, but Tenant shall only be entitled to receive any such excess rentals at the end of the Lease Term and without interest. In all events Landlord may terminate the Lease for such breach at any time thereafter and after such termination Tenant shall not be entitled to any claim whatsoever, of any kind or nature, for any excess rental that may be collected by Landlord. The reletting of the Leased Premises beyond the date originally fixed for expiration of the term of the Lease shall not be deemed to release Tenant from his obligations hereunder. An election to re-enter the Leased Premises (without terminating the Lease) and the reletting or not reletting of the Leased Premises shall not thereafter prevent Landlord from electing to terminate the Lease for such previous breach. In the event it is necessary for Landlord to bring suit for such rental payments or other charges as they accrue or in order to collect any damages, Landlord shall have the right to allow such rental or deficiencies to accumulate and to bring an action on several or all of the deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for subsequent rental or damage deficiencies.

          (b) For purposes of computing the rentals and other charges due in the event that Landlord elects to accelerate the rents hereunder pursuant to Section 23.2(a)(ii), or elects to terminate this Lease pursuant to Section 23.2(a)(iii), the rental payments payable to Landlord under this Lease shall include the monthly Rent and other charges due monthly hereunder. In addition, damages shall include interest on past due rentals and other charges and Landlord's court costs and reasonable attorneys fees incurred in connection with the termination of this Lease because of Tenant's breach.

          (c) If Tenant defaults in any of its obligations hereunder, then Landlord, to the extent not otherwise recovered, shall be entitled to recover its reasonable attorneys' fees and court costs incurred by reason of Tenant's default. If Tenant shall default under any of the terms and provisions of this Lease on its part to be performed or observed, Landlord shall be entitled to interest on any monies expended on behalf of Tenant and any costs or expenses incurred by Landlord, at a rate per annum equal to the interest rate set forth in
               Section 4.

          (d) In addition to the above-mentioned remedies, and in no way limiting, excluding or waiving any remedy available to Landlord as a result of a default by Tenant, Landlord shall be entitled, upon Tenant's default pursuant to Section 23.1, to sue for and recover from Tenant an amount equal to the sum of all Base Rental abatements, tenant finish allowances and all other concessions received by Tenant prior to such event of default (collectively, "Tenant Concessions"); and any Tenant Concessions that would benefit Tenant after the occurrence of an event of default shall automatically be deemed terminated as of the date of the occurrence of such event of default.

     23.3 Landlord's Remedies are Cumulative. All the remedies of Landlord in the event of Tenant default shall be cumulative and, in addition, Landlord may pursue any other remedies permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies upon an event of default shall not constitute a waiver of such default.

     23.4 Obligation to Pay Rent is Independent; No Setoff. The obligation of Tenant to pay all Rent provided to be paid by Tenant and the obligations of Tenant to perform Tenant's other covenants and duties hereunder constitute independent and unconditional obligations to be performed at all times provided for hereunder, save and except only when an abatement thereof or reduction therein is herein above expressly provided for and not otherwise. Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against, withhold, deduct or offset against, any Rent and other sums provided hereunder to be paid Landlord by Tenant.

     23.5 Special Rights of Depository Institution Supervisory Authority. Notwithstanding any other provisions contained in this Lease, in the event (a) Tenant or its successors or assignees shall become insolvent or bankrupt, or if it or their interests under this Lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Leased Premises is closed, or is taken over by any depository institution supervisory authority ("Authority"), Landlord may, in either such event, terminate this Lease only with the concurrence of any Receiver or Liquidator appointed by such Authority; provided, that in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages, or indemnity for injury resulting from the termination, rejection, or abandonment of the unexpired Lease shall by law in no event be in an amount greater than all accrued and unpaid rent to the date of termination.

24.   PEACEFUL ENJOYMENT.

     24.1 Rights of Tenant. Subject to the other terms hereof including, without limitation, the provisions of Section 27.1, Tenant shall and may peacefully enjoy the Leased Premises against all persons claiming by, through or under Landlord, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements in this Lease Agreement.

     24.2 Limitation. The foregoing covenant and any and all other covenants of the Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Leased Premises.
Tenant specifically acknowledges that Landlord will make repairs, alterations and improvements to the Building from time to time ("Building Work"), and that such Building Work may create noise audible within the Leased Premises and dust and noise within the common areas of the Building. Tenant agrees that Landlord shall have the right from time to time to conduct such Building work, and that such noise and dust related to the Building Work shall not be deemed or claimed by Tenant to be a nuisance, a breach or disturbance of the Tenant's right of peaceful and quiet enjoyment, a breach of any of the Landlord's obligations hereunder, or any sort of constructive eviction.

25.   HOLDING OVER.

     25.1 Rental Amount. If Tenant holds over without Landlord's written consent after expiration or other termination of this Lease Agreement, or if Tenant continues to occupy the Leased Premises after termination of Tenant's right of possession pursuant to the provisions of Section 23.2, Tenant shall throughout the entire holdover period pay rent equal to twice the Rent that would have been applicable had the term of this Lease Agreement continued through the period of such holding over by Tenant.

     25.2 No Extension of Term. No possession by Tenant after the expiration of the term of this Lease Agreement shall be construed to extend the term of this Lease Agreement unless Landlord has consented to such possession in writing.

26.   SUBORDINATION.

     26.1 Subject to Mortgages and Certain Leases. This Lease Agreement is and shall be subject and subordinate to any mortgage, or other lien created by Landlord, whether now existing or hereafter arising upon the Leased Premises, or upon the Building and to any renewals, refinancing and extensions thereof, and to any ground or primary lease in existence at the date hereof, if any, or that may be executed subsequent to the date hereof, and to any and all supplements, modifications and extensions thereof heretofore or hereafter made, but Tenant agrees that any such mortgagee or lessor shall have the right at any time to subordinate such mortgage, or the lien thereof, or such lease to this Lease Agreement on such terms and subject to such conditions as such mortgagee or lessor may deem appropriate in its discretion.

     26.2 Subordination of Lease Agreement. Tenant agrees upon demand to execute such further instruments subordinating this Lease
Agreement to any mortgage or other lien or ground or primary lease now existing or hereafter placed upon the Leased Premises or the Building as a whole, or attorning to the holder of any such liens or leases, as Landlord may request.

     26.3 Approval of Lease Agreement by Landlord's Mortgagee. The terms of this Lease Agreement are subject to approval by the Landlord's mortgagee(s), and such approval is a condition precedent to Landlord's obligations hereunder.

     26.4 Attorney-in-Fact. If Tenant should fail to execute any subordination or other agreement required by this Section 26, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

     26.5 Estoppel Certificates; Financial Certificates. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request, a statement in recordable form certifying that this Lease Agreement is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease Agreement have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or such persons shall reasonably require. At any time upon Landlord's request, Tenant agrees to deliver to Landlord current financial statements of Tenant (with an opinion by a certified public accountant (if available)), including a balance sheet and a profit and loss statement for at least two (2) years, all prepared in accordance with generally accepted accounting principles consistently applied.

     26.6 Attornment. Tenant shall, in the event of the sale or assignment of Landlord's interest in the building of which the Leased Premises form a part, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Leased Premises, attorn to the purchaser and recognize the purchaser as Landlord under this Lease Agreement.

     26.7 Notice to Mortgagees. In the event of any act or omission by Landlord which would give Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Leased Premises or otherwise, Tenant shall not sue for such damages or exercise any such right to terminate until (a) it shall have given written notice of such act or omission to Landlord and to the holder(s) (collectively, the "Landlord's Mortgagee") of the indebtedness or other obligations secured by any first mortgage or first deed of trust affecting the Leased Premises, if the name and address of the Landlord's Mortgagee shall previously have been furnished to Tenant and (b) a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, during which time Landlord and Landlord's Mortgagee, or either of them, their agents or employees, shall be entitled to enter upon the Leased Premises and do therein whatever may be necessary to remedy such act or omission. During the period after the giving of such notice and during the remedying of such act or omission, the Rent payable by Tenant for such period as provided in this Lease shall be abated and apportioned only to the extent that any part of the Leased Premises shall be untenantable.

27.   ATTORNEY'S FEES.

     Tenant will pay, in addition to the rents and other sums agreed to be paid hereunder, all collection and court costs incurred by Landlord, and Landlord's reasonable attorney's fees incurred for the collection of unpaid rents or the enforcement, defense or interpretation of Landlord's rights under this Lease Agreement, whether such fees and costs be incurred out of court, at trial, on appeal or in bankruptcy proceedings.

28.   NO IMPLIED WAIVER.

     28.1 No Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease
Agreement shall not be construed as a waiver or a relinquishment thereof for the future.

     28.2 Partial Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease Agreement shall be deemed to be other than payment on account of the earliest rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease Agreement.

29.   PERSONAL LIABILITY.

     The liability of Landlord (and any partner, stockholder, officer or director of Landlord) to Tenant for any default by Landlord under this Lease Agreement shall be limited to the interest of Landlord in the Building, and Tenant agrees to look solely to Landlord's interest in the Building for the recovery of any judgment from the Landlord, it being intended that Landlord (and any partner, stockholder, officer or director of Landlord) shall not be personally liable for any judgment or deficiency.

30.   FORCE MAJEURE.

     Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

31.   RELATIONSHIP OF PARTIES.

     Nothing contained in this Lease Agreement shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provisions contained herein, nor any acts of the parties herein, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.


32.   MISCELLANEOUS.

     32.1 Severability. If any term or provision of this Lease Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease Agreement shall be valid and enforced to the fullest extent permitted by law.

     32.2 Recordation. Tenant agrees not to record this Lease Agreement or any memorandum hereof without the prior written consent of Landlord. Landlord may record this Lease Agreement or a memorandum thereof, at its sole election. Tenant shall, upon request by Landlord, at any time execute a short form lease in recordable form setting forth the essential elements of this Lease, including, but not limited to, the names of the parties, the term of the Lease and the description of the Leased Premises.

     32.3 Governing Law. This Lease Agreement and the rights and obligations of the parties hereto are governed by the laws of the state of Alabama.

     32.4 Time of Performance. Except as may be otherwise expressly provided herein, time is of the essence of this Lease Agreement with respect to all obligations.

     32.5 Commissions. Tenant warrants and represents to Landlord that no real estate broker and/or salesman has been involved by Tenant in this Lease, and hereby indemnifies and agrees to hold harmless and defend Landlord against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease Agreement due to any action of the Tenant.

     32.6 Parking. Landlord grants to Tenant the right to use forty-two parking spaces in the surface parking located adjacent to the Building.

     32.7 Effect of Delivery of this Lease Agreement. Landlord has delivered a copy of this Lease Agreement to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Lease Agreement shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

     32.8 Section Headings. The section or subsection headings are used for convenience of reference only and do not define, limit or extend the scope or intent of the sections or this Lease Agreement.

     32.9 Entire Agreement. This Lease and any attached schedules, exhibits and riders constitute the entire agreement between Landlord and Tenant and no prior or contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto.

    32.10 Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives, successors and, to the extent assignment is permitted hereunder, their respective assigns.

    32.11   Notices.

     (a) To Landlord: The Tenant shall pay the rent and shall forward all notices to Landlord at the following address (or at such other place as Landlord may hereafter designate in writing):

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    with a copy to:

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________

     (b) To Tenant: The Landlord shall forward all notices to Tenant at the following address (or at such other place as Tenant may hereafter designate in writing):

                    VISION BANK

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    with a copy to:

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________


     (c) Any notice provided for in this Lease Agreement must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise expressly provided, be given or be served by depositing the same in the United States mail or overnight delivery service, postage or charges prepaid, and addressed to the party to be notified, or by delivering the same in person to an officer of such party.

     (d) Notice deposited in the mail or given to an overnight delivery service in the manner hereinabove shall be effective upon receipt, unless such mail or delivery is unclaimed, in which event notice shall be effective five
          (5) days after the date of mailing or delivery.

    32.12 Gender. The pronouns of any gender shall include the other genders, and either the singular or the plural shall include the other.

    32.13 Time of the Essence. In all instances where Tenant is required hereunder to pay any sum or do any act at a particular time or within an indicated period, it is understood that time is of the essence.

    32.14 Building Name. Landlord agrees that, so long as this Lease, and any renewals or replacements hereto is in effect, the Building shall be designated and known as the Vision Bank Building.

    32.15 No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Leased
Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the leasehold estate hereby created or any interest in this Lease or in such leasehold estate as well as the fee estate in the Leased Premises or any interest in such fee estate.

33.   EXHIBITS AND SCHEDULES.

     In addition to Exhibit A and Schedule 1, the following numbered exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

     Exhibit Number     Description

     Exhibit A          Floor Plan of Lease Premises

     Schedule I         Work Letter Agreement

     IN WITNESS WHEREOF, Landlord and Tenant have executed this
Lease Agreement in multiple original counterparts effective as of the day and year first above written.


                                     LANDLORD:
                                     _________
WITNESS:                             GULF SHORES INVESTMENT GROUP, LLC

__________________________           By:______________________________
                                        Its:__________________________



                                     TENANT:
                                     _______

WITNESS OR ATTEST:                   VISION BANK

__________________________           By:______________________________
                                        Its:__________________________

                                                       Exhibit 21

1.     Vision Bank (in organization), an Alabama banking corporation.

                                                     Exhibit 23.1


       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


     We hereby consent to the incorporation by reference of our report dated September 13, 1999, relating to the financial statements of Vision Bancshares, Inc. in the Registration Statement on Form SB-2, Amendment No. 1, and Prospectus, and to the reference to our firm therein under the caption "Experts."


/s/ Mauldin & Jenkins


Albany, Georgia
November 12, 1999